===============================================================================







                       PREFERRED STOCK PURCHASE AGREEMENT
                                     BETWEEN
                                DLB SYSTEMS, INC.
                                       AND
                       PREMIER RESEARCH WORLDWIDE LIMITED







===============================================================================

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                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----

                                    ARTICLE I
                       PURCHASE, SALE AND TERMS OF SHARES

1.01.   The Preferred Shares...........................................  1
1.02.   The Conversion Shares..........................................  1
1.03.   Purchase Price and Closing ....................................  1
1.04.   Use of Proceeds................................................  2
1.05.   Representations by the Purchaser...............................  2
1.06.   Brokers or Finders.............................................  4

                                   ARTICLE II
                      CONDITIONS TO PURCHASER'S OBLIGATIONS

2.01.   Representations and Warranties ................................  4
2.02.   Documentation at Closing ......................................  4
2.03.   License from Purchaser ........................................  6

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.01.   Organization and Standing of the Company.......................  6
3.02.   Corporate Action ..............................................  6
3.03.   Governmental Approvals ........................................  7
3.04.   Litigation ....................................................  7
3.05.   Certain Agreements of Officers and Employees ..................  8
3.06.   Compliance with Other Instruments .............................  8
3.07.   Title to Assets, Patents ......................................  9
3.08.   Financial Information ......................................... 10
3.09.   Taxes ......................................................... 11
3.10.   ERISA ......................................................... 11
3.11.   Transactions with Affiliates .................................. 11
3.12.   Assumptions or Guaranties of Indebtedness of
         Other Persons ................................................ 12
3.13.   Investments in Other Persons .................................. 12
3.14.   Securities Act of 1933 ........................................ 12
3.15.   Disclosure .................................................... 12
3.16.   Brokers or Finders............................................. 13
3.17.   Capitalization; Status of Capital Stock ....................... 13
3.18.   Registration Rights............................................ 14
3.19.   Insurance ..................................................... 14
3.20.   Books and Records ............................................. 14
3.21.   Material Agreements ........................................... 14
3.22.   Absence of Certain Developments ............................... 15
3.23.   Environmental and Safety Laws.................................. 16
3.24.   U.S. Real Property Holding Corporation......................... 16
3.25.   Business Plan ................................................. 16
3.26.   Safeguard ..................................................... 17
3.27.   Safeguard Warrants ............................................ 17


                                      (i)

                                   ARTICLE IV
                            COVENANTS OF THE COMPANY

4.01.   Affirmative Covenants of the Company Other Than
         Reporting Requirements........................................ 17
4.02.   Negative Covenants of the Company.............................. 20
4.03.   Reporting Requirements ........................................ 23

                                    ARTICLE V
                               REGISTRATION RIGHTS

5.01.   General ....................................................... 24

                                   ARTICLE VI
                   RIGHT OF FIRST REFUSAL; OPTION TO PURCHASE

6.01.   Right of First Refusal......................................... 24
6.02.   Exercise of Right of First Refusal............................. 25
6.03.   Evidence of Termination Right of First Refusal................. 26
6.04.   Termination of Right of First Refusal.......................... 26
6.05.   Option to Purchase ............................................ 26
6.06.   Option Price .................................................. 26
6.07.   Special Conditions of Option Purchase ......................... 27
6.08.   Termination of Option.......................................... 27
6.09.   Joinder by Shareholders ....................................... 27

                                   ARTICLE VII
                        DEFINITIONS AND ACCOUNTING TERMS


7.01.   Certain Defined Terms.......................................... 28
7.02.   Accounting Terms .............................................. 33

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.01.   No Waiver; Cumulative Remedies ................................ 33
8.02.   Amendments, Waivers and Consents .............................. 33
8.03.   Addresses for Notices ......................................... 33
8.04.   Costs and Expenses ............................................ 34
8.05.   Binding Effect; Assignment .................................... 34
8.06.   Survival of Representations and Warranties .................... 34
8.07.   Prior Agreements .............................................. 34
8.08.   Severability .................................................. 34
8.09.   Confidentiality ............................................... 35
8.10.   Governing Law ................................................. 35
8.11.   Headings....................................................... 35
8.12.   Counterparts .................................................. 35
8.13.   Further Assurances............................................. 35

                                      (ii)

                       PREFERRED STOCK PURCHASE AGREEMENT

     This Preferred Stock Purchase Agreement made and entered into this 30th day of June, 1997, by and between DLB SYSTEMS, INC. (the "Company") a Delaware corporation, and PREMIER RESEARCH WORLDWIDE LIMITED (the "Purchaser"), a Delaware corporation.

                                   BACKGROUND:

     On the terms and subject to the conditions of this Agreement, the Company has agreed to issue and the Purchaser has agreed to purchase certain shares of the Company's capital stock.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, the Company and the Purchaser covenant, agree, represent, and warrant, as appropriate, as follows.

                                    ARTICLE I
                       PURCHASE, SALE AND TERMS OF SHARES

          1.01. The Preferred Shares. The Company has authorized the issuance, sale and exchange of 210,000 shares (the "Series B Shares") of its authorized but unissued shares of Series B Convertible Preferred Stock, $.01 par value (the "Series B Preferred Stock"), at a purchase price of $4.7619 per share and $1,000,000 in the aggregate for all of the Series B Shares being acquired by Purchaser hereunder (the "Purchase Price"). The Series B Preferred Stock is sometimes hereinafter collectively referred to as the "Preferred Stock"; and the Series B Shares are sometimes hereinafter collectively referred to as the "Preferred Shares." The designation, rights, preferences and other terms and provisions of the Preferred Stock are set forth in Exhibit 2.02(a) hereto.

          1.02. The Conversion Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of shareholders, a sufficient number of its authorized but unissued shares of Common Stock to satisfy the rights of conversion under the Preferred Shares. Any shares of Common Stock issuable upon conversion of the Preferred Shares (and such shares when issued) are herein referred to as the "Conversion Shares." The Preferred Shares and Conversion Shares are sometimes collectively referred to as the "Shares."

          1.03. Purchase Price and Closing. At the Closing (as defined hereinafter), the Company agrees to issue, sell and exchange to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase the Preferred Shares. The closing of the purchase, sale and exchange of the Preferred Shares to be acquired by the Purchaser from the Company under this Agreement shall take place

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 at the offices of Stevens & Lee, 1275 Drummers Lane, Wayne, Pennsylvania at
 10:00 a.m. on June 30, 1997, or at such time and date thereafter as the Purchaser and the Company may agree (the "Closing"). At the Closing, the Company will deliver to the Purchaser a certificate for the Preferred Shares registered in the Purchaser's name, against delivery of a certified or bank cashier's check payable to the order of the Company, or a transfer of funds to the account of the Company by wire transfer, in an amount equal to the Purchase Price.

            1.04. Use of Proceeds. The Company shall use the Purchase Price proceeds solely (i) to repay the outstanding principal balance of, and all accrued interest on, the Safeguard Loan, and (ii) for working capital and general corporate purposes; provided, however, in no event shall the Purchase Price proceeds be used by the Company: (i) to reduce outstanding Indebtedness of the Company other than (a) in the normal course of business as such Indebtedness becomes due in normal course or (b) the Safeguard Loan; or (ii) make any payments or distributions to or repay any Indebtedness (whether the same constitutes a payment in the normal course or a prepayment) owed to, any Shareholders or other affiliates of the Company, except for payments and distributions used to repay the Safeguard Loan.

            1.05. Representations by the Purchaser.

                    (a) Investment Representations. Purchaser represents that it is its present intention to acquire the Shares to be acquired by it for its own account (and it will be the sole beneficial owner thereof) and that the Shares are being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof except pursuant to registration under the Securities Act or exemption therefrom. Purchaser further represents that it understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 or Rule 144A as promulgated by the Commission, all certificates evidencing any of the Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale. These securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such shares under the Act and any applicable state securities laws, or the availability, in the opinion of counsel, of an exemption from registration thereunder."

                     (b) Access to Information. Purchaser or its representatives during the course of this transaction, and prior to the purchase of the Preferred Shares, has had the opportunity to ask questions of and receive answers from management of the Company concerning the terms and conditions of the offering of the Preferred Shares and the additional information, documents, records and books relative to its business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of the Company.

                    (c) General Access. Purchaser or its representatives has received and read or reviewed, and is familiar with, this Agreement and the other agreements executed or delivered herewith, including the terms of the Preferred Stock, and confirms that all documents, records and books pertaining to Purchaser's investment in the Company and requested by Purchaser or its representatives have been made available or delivered to it.

                    (d) Sophistication and Knowledge. Purchaser or its representative has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Preferred Shares. Purchaser can bear the economic risks of this investment and can afford a complete loss of its investment.

                    (e) Transfer Restrictions Imposed by Securities Laws. Purchaser understands that: the Shares have not been registered under the Securities Act and applicable state securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available; Purchaser is and must be purchasing the Preferred Shares for investment for its account and not for the account or benefit of others, and not with any present view toward resale or other distribution thereof. Purchaser agrees not to resell or otherwise dispose of all or any part of the Shares purchased by it, except as permitted by law, including, without limitation, any regulations under the Securities Act and applicable state securities laws; the Company does not have any present intention and is under no obligation to register the Shares under the Securities Act and applicable state securities laws, except as provided in Article V hereof; and Rule 144 or Rule 144A under the Securities Act may not be available as a basis for exemption from registration of the Shares thereunder.

                    (f) Lack of Liquidity. Purchaser has no present need for liquidity in connection with its purchase of the Preferred Shares.

                    (g) Suitability and Investment Objectives. The purchase of the Preferred Shares by Purchaser is consistent with the general investment objectives of the Purchaser. The Purchaser understands that the purchase of the Preferred Shares involves a high degree of risk in view of the fact that, among other things, the Company is an early-stage enterprise, and there may be no established market for the Company's capital stock.

                    (h) Accredited Investor Status. Purchaser is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

                    (i) Restrictions on Future Investments. Purchaser is not subject to any provisions in any limited partnership agreement or other governing instrument that may operate to restrict or limit its ability to make investments on or after the date hereof in capital stock of the Company.

          1.06. Brokers or Finders. Purchaser represents that no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by Purchaser or its respective agents.

                                   ARTICLE II
                      CONDITIONS TO PURCHASER'S OBLIGATIONS

          Purchaser's obligation to purchase and pay for the Preferred Shares is subject to the following conditions (all of which shall be deemed satisfied or waived by the Purchaser at or prior to the Closing in the event all of the transactions contemplated to be effected at the Closing are consummated):

          2.01. Representations and Warranties. Each of the representations and warranties of the Company set forth in Article III hereof shall be true, accurate and correct, in all material respects, on the date of the Closing.

          2.02. Documentation at Closing. The Purchaser shall have received prior to or at the Closing all of the following materials, each in form and substance reasonably satisfactory to the Purchaser and its counsel, and each of the following events shall have occurred, or each of the following documents shall have been delivered, prior to or simultaneous with the Closing:

                    (a) A copy of the Certificate of Incorporation of the Company, as amended and restated in connection herewith (the "Restated Certificate of Incorporation") to date, together with such evidence as may be available of the filing thereof; a copy of the resolutions of the Board of Directors providing for the approval of the Restated Certificate of Incorporation in the form attached as Exhibit 2.02(a), the approval of this Agreement, the issuance of the Preferred Shares, and all other agreements or matters contemplated hereby or executed in connection herewith; a copy of a consent of stockholders of the Company approving the Restated Certificate of Incorporation; and a copy of the By-laws of the Company, all of which have been certified by the Secretary or an Assistant Secretary of the Company to be true, complete and correct in every particular; and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, required to be obtained at or prior to the Closing with respect to this Agreement and the issuance of the Preferred Shares.

                    (b) A certificate of the Secretary or an Assistant Secretary of the Company which shall certify the names of the officers of the Company authorized to sign this Agreement, the certificates for the Preferred Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.

                    (c) A certificate of the President or Chairman and the Treasurer of the Company stating that the representations and warranties of the Company contained in Article III hereof are true, accurate and correct, in all material respects, as of the time of the Closing and that all conditions required to be performed by the Company prior to or at the Closing have been performed as of the Closing.

                    (d) The Company shall have obtained any consents or waivers necessary to be obtained at or prior to the Closing to execute and deliver this Agreement, the Preferred Shares and the other agreements and instruments executed and delivered by the Company in connection herewith and to carry out the transactions contemplated hereby and thereby, and such consents and waivers shall be in full force and effect at the Closing. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Preferred Shares and the other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

                    (e) The Restated Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware.

                    (f) A Certificate of the Secretary of State of the State of Delaware as to the due incorporation and good standing of the Company shall have been provided to the Purchaser.

                    (g) The DLB License Agreement shall have been executed by the Company in the form of Exhibit 2.02(g) hereto.

                    (h) A Voting and Stock Restriction Agreement shall have been executed in the form attached as Exhibit 2.02(h) hereto, pursuant to which, among other things, the right of Purchaser (as holder of the Preferred Stock) to elect and designate one (1) member of the Board of Directors shall be evidenced.

                    (i) The Marketing Agreement shall have been executed by the Company in the form of Exhibit 2.02(i) hereto.

                    (j) An opinion letter issued by counsel to the Company, in form and substance reasonably satisfactory to the Purchaser, shall have been delivered to the Purchaser.

                    (k) The Registration Rights Agreement shall have been executed by the Company in the form of Exhibit 2.02(k) hereto.

                    (1) A copy of the financial statements of the Company for the year ended December 31, 1996, certified without exception or qualification by the Company's independent auditors, shall have been delivered to the Purchaser.

          2.03. License from Purchaser. As a material inducement for the Company to enter into this Agreement, the Purchaser covenants and agrees, concurrently with the Closing hereunder, to enter into the Purchaser License Agreement with the Company in the form of Exhibit 2.03 hereto.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants as of the Closing as follows:

          3.01. Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted and to execute and deliver the Operative Agreements, to issue, sell and deliver the Preferred Shares and to issue and deliver the Conversion Shares and to perform its other obligations pursuant hereto and thereto. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or financial condition of the Company.

          3.02. Corporate Action. The Operative Agreements and the other agreements executed in connection herewith have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The Voting and Stock Restriction Agreement has been duly authorized, executed and delivered by the Shareholders and constitutes the legal, valid and binding obligations of the Shareholders, enforceable against the several Shareholders in accordance with their respective terms. The Preferred Shares have been duly authorized. The issuance, sale and delivery of the Conversion Shares upon conversion of the Preferred Shares have been duly authorized by all required corporation action; the Preferred Shares have been validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and are free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in this Agreement and the Voting and Stock Restriction Agreement; and the Conversion Shares have, as of the Closing, been duly reserved for issuance upon conversion of the Preferred Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in this Agreement and the Voting and Stock Restriction Agreement.

          3.03. Governmental Approvals. Except as set forth on Exhibit 3.03 and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or Federal securities laws (which, if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by the Company of the Operative Agreements, or the offer, issue, sale, execution or delivery of the Preferred Shares, or for the performance by the Company of its obligations under the Operative Agreements or the Shares.

          3.04. Litigation. Except as disclosed in Exhibit 3.04, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting the Company, its business, or any of its properties or assets, or against any officer, Key Employee or the holder of more than ten percent (10%) of the capital stock of the Company relating to the Company or its business, nor, to the best knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted. Neither the Company nor, to the best knowledge of the Company, any officer, Key Employee or holder of more than ten percent (10%) of the capital stock of the Company is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency. There are no actions or proceedings pending or, to the Company's knowledge, threatened (or any basis therefor known to the Company) which might result, either in any case or in the aggregate, in any material adverse change in the business, operations, Intellectual Property Rights, affairs or financial condition of the Company or in any of its properties or assets, or which might call into question the validity of the Operative Agreements, any of the Preferred Shares, or any action taken or to be taken pursuant hereto or thereto. The foregoing sentences include, without limiting their generality, actions pending or, to the Company's knowledge, threatened (or any basis therefor known to the Company) involving the prior employment or engagement of any of the Company's officers, employees or consultants or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or to any other Person. Without limitation to the foregoing representations, a brief summary of the Company's material litigation and the disposition of such matters is set forth on Exhibit 3.04.

          3.05. Certain Agreements of Officers and Employees.

                    (a) No officer, employee or consultant of the Company is, or is now, to the Company's knowledge, expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant, including those set forth on Exhibit 3.05(a), relating to the right of any such officer, employee, or consultant to be employed or engaged by the Company because of the nature of the business conducted or to be conducted by the Company or relating to the use of trade secrets or proprietary information of others, and to the Company's best knowledge and belief, the continued employment or engagement of the Company's officers, employees or consultants does not subject the Company or any Purchaser to any liability with respect to any of the foregoing matters.

                    (b) Except as disclosed in Exhibit 3.05(b), no officer, consultant or Key Employee of the Company whose termination, either individually or in the aggregate, could have an adverse effect on the Company, has terminated since January 1, 1997, or to the best knowledge of the Company, has any present intention of terminating, his employment or engagement with the Company.

          3.06. Compliance with Other Instruments. The Company is in compliance in all respects with the terms and provisions of this Agreement and of its certificate of incorporation and by-laws, each as amended and/or restated to date, and in all respects with the material terms and provisions of all mortgages, indentures, leases, agreements and other instruments by which it is bound or to which it or any of its properties or assets are subject. The Company is in compliance in all material respects with all judgments, decrees, governmental orders, laws, statutes, rules or regulations by which it is bound or to which it or any of its properties or assets are subject. Neither the execution, issuance and delivery of the Operative Agreements or the Preferred Shares, nor the consummation of any transaction contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations. A schedule of Indebtedness of the Company, excluding the Safeguard Loan, as of the date hereof (including lease obligations required to be capitalized in accordance with applicable Statements of Financial Accounting Standards) is attached as Exhibit 3.06.

          3.07. Title to Assets, Patents. The Company has good and marketable title in fee to such of its fixed assets as are real property, and good and merchantable title to all of its other assets, now carried on its books, which assets consist of those reflected in the most recent balance sheet of the Company which forms Exhibit 3.08 attached hereto, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any mortgages, pledges, charges, liens, security interests or other encumbrances other than (a) any such created in accordance with the terms of the leases, security agreements and other financing documents listed in Exhibit 3.07, (b) liens for taxes not yet due and payable,
(c) liens imposed by law and incurred in the ordinary course of business for obligations not yet due and payable to landlords, carriers, warehousemen, materialmen and the like, and (d) unperfected purchase money security interests existing in the ordinary course of business without the execution of a separate security agreement. The Company enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

          The Company owns or has a valid right to use the Intellectual Property Rights being used to conduct its business as now operated and as now proposed to be operated (a complete list of licenses and registrations of such Intellectual Property Rights is attached hereto as Exhibit 3.07); and the conduct of its business as now operated and as now proposed to be operated does not and will not conflict with or infringe upon the intellectual property rights of others. Except as set forth on Exhibit 3.07, no claim is pending or threatened against the Company and/or its officers, employees and consultants to the effect that any such Intellectual Property Right owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company. Except pursuant to the terms of any licenses specified on Exhibit 3.07, the Company has no obligation to compensate any Person for the use of any such Intellectual Property Rights and the Company has not granted any Person any license or other right to use any of the Intellectual Property Rights of the Company, whether requiring payment of royalties or not.

          The Company has taken all reasonable measures to protect and preserve the security, confidentiality and value of its Intellectual Property Rights, including its trade secrets and other confidential information. All employees and consultants of the Company involved in the design, review, evaluation or development of products or Intellectual Property Rights have executed nondisclosure and assignment of inventions agreements sufficient to protect the confidentiality and value of the Company's Intellectual Property Rights and to vest in the Company exclusive ownership of such Intellectual Property Rights. To the best knowledge of the Company, all trade secrets and other confidential information of the Company are presently valid and protectible and are not part of the public domain or knowledge, nor, to the best knowledge of the Company, have they been used, divulged or appropriated for the benefit of any person other than the Company or otherwise to the detriment of the Company. To the best of the Company's knowledge, no employee or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of their work for the Company. The Company is the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company, and such Intellectual Property Rights are valid and in full force and effect. Neither the Company, nor any of its employees or consultants has received notice of, and to the best of the Company's knowledge after reasonable investigation, there are no claims that the Company's Intellectual Property Rights or the use or ownership thereof by the Company infringes, violates or conflicts with any such right of any third party. No university, hospital, government agency (whether federal or state) or other organization which has sponsored research and development conducted by the Company has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights of the Company.

          3.08. Financial Information. The financial statements of the Company, including (i) the Company's Audited Financial Statements from the date of its incorporation through December 31, 1996 and (ii) the Company's unaudited Statement of Income and Balance Sheet, as at March 31, 1997 attached hereto as
Exhibit 3.08, present fairly the financial position of the Company as at the date or dates thereof and the results of operations for the respective periods then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied, except, in the case of the financial statements described in clause (ii), for the absence of footnotes and normal non-material year-end adjustments (the "Financial Statements"). The Company does not have, and has no reasonable grounds to know of, any liability, contingent or otherwise, not adequately reflected in or reserved against in the Financial Statements. Except as set forth in Exhibit 3.08, since January 1, 1997, (i) there has been no material adverse change in the business, assets, operations, affairs, prospects or financial condition of the Company; (ii) neither the business financial condition, operations, prospects or affairs of the Company nor any of its properties or assets, including without limitation, its Intellectual Property Rights, have been materially adversely affected as the result of any legislative or regulatory change, any revocation or change in any franchise, permit, license or right to do business, or any other event or occurrence, whether or not insured against; and (iii) the Company has not entered into any material transaction other than in the ordinary course of business, made any distribution on its capital stock, or redeemed or repurchased any of its capital stock, except as set forth on
Exhibit 3.08.

          3.09. Taxes. The Company has accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, has paid or made provision for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been made and are reflected in the Company's financial statements for all current taxes and other charges to which the Company is subject and which are not currently due and payable. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service. The Company knows of no additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened for any period, nor of any basis for any such assessment, adjustment or contingency. Neither the Company nor, to the best of the Company's knowledge, any of its stockholders, has ever filed a consent pertaining to the Company pursuant to Section 341(f) of the Code relating to collapsible corporations.

          The Company's net operating losses for federal income tax purposes, as set forth in the Financial Statements, are not subject to any limitations imposed by Section 382 of the Code, and the sale of the Preferred Shares hereby, as contemplated by this Agreement or by any other agreement, understanding or commitment, contingent or otherwise, to which the Company is a party or by which it is otherwise bound will not have the effect of limiting the Company's ability to use such net operating losses in full to offset such taxable income, except as set forth on Exhibit 3.09.

          3.10. ERISA. The Company makes no contributions to any employee pension benefit plans for its employees which are subject to ERISA.

          3.11. Transactions with Affiliates. Except as set forth in Exhibit 3.11, there are no loans, leases, royalty agreements or other continuing transactions between (a) the Company or any of its customers or suppliers, and
(b) any officer, employee, consultant or director of the Company or any Person owning five percent (5%) or more of the capital stock of the Company or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlling, controlled by, or under common control with such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

          3.12. Assumptions or Guaranties of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), any Indebtedness of any other Person except as set forth in Exhibit 3.12.

          3.13. Investments in Other Persons. Except as set forth in Exhibit 3.13, the Company has not made any loans or advances to any Person which is outstanding on the date of this Agreement in excess of $5,000 in the aggregate, nor is it committed or obligated to make any such loan or advance, nor does the Company own any capital stock, assets comprising the business of, obligations of, or any interest in, any Person. Except as set forth on Exhibit 3.13, the Company does not have, and has not since its incorporation had, any Subsidiaries.

          3.14. Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Preferred Shares hereunder and the Company has complied with all applicable federal and state securities laws in connection with the offer, issuance or sale of all securities issued by the Company prior to the date hereof. Neither the Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy the Preferred Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person so as to bring the issuance and sale of the Preferred Shares under the registration provisions of the Securities Act and applicable state securities laws.

          3.15. Disclosure. Neither the Operative Agreements, the Financial Statements, nor any other agreement, document, certificate, or statement, whether oral or written, furnished to the Purchaser or their counsel by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which made, not misleading. Projections made in the business plans and other projections provided to Purchaser are not considered to be facts for the purpose of this Section. Such projections were prepared in good faith on the basis of reasonable assumptions, and all such assumptions which are material to such projections have been disclosed therein. There is no fact within the knowledge of the

Company or any of its executive officers which has not been disclosed herein or in writing by them to the Purchaser and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, operations, properties, Intellectual Property Rights, assets or condition, financial or other, of the Company. Without limiting the foregoing, the Company has no knowledge that there exists, or there is pending or planned, any patent, invention, device, application or principle or any statute, rule, law, regulation, standard or code which would materially adversely affect the business, operations, Intellectual Property Rights, affairs or financial condition of the Company.

          3.16. Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or its respective agents.

          3.17. Capitalization; Status of Capital Stock. As of the Closing, the Company will have a total authorized capitalization consisting of (i) 1,800,000 shares of Common Stock, $.01 par value, and (ii) 1,500,000 shares of Preferred Stock, $.01 par value, of which (A) 1,000,000 shares will be designated as Series A Preferred Stock, and (B) 500,000 shares will be designated as Series B Preferred Stock. As of the Closing, (i) 200,000 shares of Common Stock will be issued and outstanding, (ii) 860,000 shares of Series A Preferred Stock will be issued and outstanding, and, without giving effect to the transactions contemplated hereby, (iii) no shares of Series B Preferred Stock will be issued or outstanding. A complete list of the capital stock of the Company which has been previously issued and the names in which such capital stock is registered on the stock transfer book of the Company is set forth in Exhibit 3.17 hereto. All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable. The Preferred Shares when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully-paid and non-assessable. Except for the Safeguard Warrants and the 250,000 shares of Common Stock that will be reserved for issuance upon exercise of stock options as further set forth in Exhibit 3.17, no options, warrants, subscriptions or purchase rights of any nature to acquire from the Company, or commitments of the Company to issue, shares of capital stock or other securities are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares or rights to acquire any of its capital stock or other securities except as contemplated by this Agreement. None of the Company's outstanding securities or authorized capital stock or the Preferred Stock are subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of the Company, any shareholder, or any other Person, except pursuant to the provisions of (i) the Safeguard Warrants, (ii) the Safeguard Purchase Agreement, and (iii) the Voting and Stock Restriction Agreement. Except as set forth in Exhibit 3.17, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by or disclosed in this Agreement. Except as set forth in
Exhibit 3.17, there are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting or transfer of the capital stock of the Company. The offer and sale of all capital stock and other securities of the Company issued before the Closing complied with or were exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto.

          3.18. Registration Rights. Except for the rights granted hereunder and rights granted to Safeguard under the Safeguard Purchase Agreement and the Safeguard Warrants, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

          3.19. Insurance. Company carries insurance covering its properties and business adequate and customary for the type and scope of the properties, assets and business, and similar to companies of comparable size and condition similarly situated in the same industry in which the Company operates, but in any event in amounts sufficient to prevent the Company from becoming a co-insurer or self-insurer, with provision for reasonable deductibles.

          3.20. Books and Records. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

          3.21. Material Agreements. Except as set forth in Exhibit 3.21, the Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1, Form SB-2 or Form S-18 if the Company were registering securities under the Securities Act, or any other agreement which could adversely affect the business, assets, liabilities, Intellectual Property Rights, financial condition or operations of the Company. The Company, and to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default under any lease, agreement or contract now in effect to which the Company is a party or by which it or its property may be bound, the result of which could cause a material adverse change in the business, assets, liabilities, Intellectual Property Rights, operations or financial condition of the Company. Except as set forth in Exhibit 3.21, each of the contracts or agreements listed in Exhibit 3.21 is in full force and effect with no default, anticipated or threatened default or failure of performance or observance of any obligations or conditions contained therein, and none of the foregoing parties nor the Company has provided any notice of default or of its intention to terminate these agreements. The Company has supplied to the Purchaser true and complete copies of each of the contracts or agreements listed in Exhibit 3.21.

          3.22. Absence of Certain Developments. Except as provided in Exhibit 3.22, attached hereto, since January 1, 1997 the Company has not:

                    (a) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

                    (b) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's business;

                    (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

                    (d) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                    (e) mortgaged or pledged any of its assets tangible or intangible, or subjected them to any liens, charge or other encumbrance, except liens for current property taxes not yet due and payable;

                    (f) sold, assigned or transferred any other tangible assets, or cancelled any debts or claims, except in the ordinary course of business;

                    (g) sold, assigned or transferred any patents, patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any persons except to customers in the ordinary course of business;

                    (h) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

                    (i) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

                    (j) made capital expenditures or commitments therefor that aggregate in excess of $25,000;

                    (k) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

                    (1) made charitable contributions or pledges in excess of $5,000;

                    (m) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

                    (n) experienced any problems with labor or management in connection with the terms and conditions of their employment; or

                    (o) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company.

          3.23. Environmental and Safety Laws. To the best of the Company's knowledge after due investigation, it is not in violation of any applicable statute, law or regulation relating to the environment or occupational safety and health, and to the best of its knowledge after due investigation, no material expenditures will be required in order to comply with any such statute, law or regulation.

          3.24. U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

          3.25. Business Plans and Projections. All factual information contained in the business plans and projections provided to Purchaser was when given and is at the date of this Agreement true, complete and accurate in all material respects and not misleading and, without prejudice to the generality of the foregoing, the financial forecasts contained in the business plans and projections have been diligently prepared and such assumptions upon which they are based as to the prospects of the Company have been carefully considered and are honestly believed to be reasonable, having regard to the information available and to the market conditions prevailing at the time of their preparation and that the Purchaser has made due and careful inquiry so as to ascertain (as far as possible) all such information and conditions which are relevant to the preparation of the business plans and projections.

          3.26. Safeguard. The Company has supplied the Purchaser with copies of all material written agreements between the Company and Safeguard or its affiliates. Except as set forth in such agreements or on Exhibit 3.26, there are no other material agreements, arrangements or understandings, written or oral, between the Company and Safeguard or its affiliates.

          3.27. Safeguard Warrants. The issuance, sale and delivery of the Series B Preferred Stock and the Conversion Shares will not, due to the anti-dilution provisions in any outstanding warrant, option or convertible security issued by the Company and outstanding on the date hereof, result in a change in the number of shares of the Company's capital stock which may be acquired under, or the exercise price of, such warrant, option or convertible security.

                                   ARTICLE IV
                            COVENANTS OF THE COMPANY

          4.01. Affirmative Covenants of the Company Other Than Reporting Requirements. Without limiting any other covenants and provisions hereof, and except to the extent the covenants and provisions of (A) this Section 4.01 are waived in any instance by (i) a majority of the aggregate holders of the Series B Preferred Stock, voting separately as a class, or (ii) the Series B Director, or (B) paragraph (e), only with respect to meetings of the Board of Directors to be held after the expiration of the Option Period, paragraph (i) or paragraph
(1), except with respect to the right of Purchaser to have one (1) representative on the Board of Directors, of this Section 4.01 are waived in any instance by (i) a majority of the aggregate holders of the Series A Preferred Stock, voting separately as a class, or (ii) a majority of the Series A Directors, voting separately as a class, the Company covenants and agrees that until the consummation of a Qualified Public Offering, it will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

                    (a) Inspection Rights. Permit during normal business hours, upon reasonable request and notice, Purchaser or any employees, agents or representatives thereof, to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, Key Employees, attorneys or independent accountants; provided, however, that Purchaser or any employee, agent or representative thereof, as the case may be, agrees to hold all information confidential on the terms set forth in Section 8.09 hereof.

                    (b) Financing. Promptly, fully and in detail, inform the Board of Directors of any discussions, offers or contracts relating to possible financing of any material nature for the Company, whether initiated by the Company or any other Person.

                    (c) Budgets Approval. Prior to the commencement of each fiscal year, prepare and submit to, and obtain in respect thereof the approval of two-thirds of the members of the Board of Directors, a business plan and monthly operating budget in detail for each fiscal year, monthly operating expenses and profit and loss projections, quarterly cash flow projections and a capital expenditure budget for the fiscal year.

                    (d) New Developments. Cause all technological developments, patentable or unpatentable inventions, discoveries or improvements by the Company's or any Subsidiary's employees or consultants to be documented in accordance with industry practice and, where possible and appropriate, to file and prosecute United States and foreign patent, copyright, trademark, mask work or other Intellectual Property Right applications relating to and protecting the Company's inventions, discoveries or developments on behalf of the Company or any Subsidiary.

                    (e) Meetings of Directors and Related Rights. Hold meetings of the Board of Directors not less than on a quarterly basis; and provide to Purchaser copies of all notices, reports, minutes and consents at the time and in the manner as they are provided to the Board of Directors or any committee thereof.

                    (f) By-laws; Indemnification. The Company shall at all times maintain provisions in its By-laws or Certificate of Incorporation indemnifying all directors against liability to the maximum extent permitted under the laws of the state of its incorporation.

                    (g) Corporate Existence. Maintain and cause each of its Subsidiaries to maintain their respective corporate existence, Intellectual Property Rights, other rights and franchises in full force and effect to the extent appropriate in accordance with good business practice.

                    (h) Properties, Business, Insurance. Maintain and cause each of its Subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies of a similar size and financial condition similarly situated within the same industry.

                    (i) Expenses of Directors. Promptly reimburse in full each director of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors.

                    (j) Compliance with Laws. Comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business, assets Intellectual Property Rights, operations or condition, financial or otherwise.

                    (k) Keeping of Records and Books of Account. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

                    (1) Size of Board. Fix and maintain the number of Directors on the Board of Directors of the Company at nine (9) members, including two (2) representatives of the holders of Common Stock, the chief executive officer of the Company, five (5) representatives of Safeguard, and one (1) representative of the Purchaser.

                    (m) Rule 144A Information. At all times during which the Company is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, it will provide as promptly as practicable (in any event not later than twenty (20) days after initial request) in written form, upon the written request of Purchaser or a prospective buyer of Shares from Purchaser, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("Rule 144A Information"). The Company further covenants, upon written request, as promptly as practicable (in any event not later than twenty (20) days after initial request) to cooperate with and assist Purchaser or any member of the National Association of Securities Dealers, Inc. system for Private Offerings Resales and

Trading through Automated Linkage ("PORTAL") in applying to designate and thereafter maintain the eligibility of the Shares for trading through PORTAL. The Company's obligations under this Section 4.01(k) shall at all times be contingent upon the Purchaser's obtaining from a prospective purchaser an agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a Person who will assist such purchaser in evaluating the purchase of the Shares.

          4.02. Negative Covenants of the Company. The Company covenants and agrees that until the consummation of a Qualified Public Offering, it will, unless waived pursuant to clauses (i), (ii), (iii) or (iv) below, comply with and observe the following negative covenants and provisions, and cause each Subsidiary to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, if and when such Subsidiary exists, and will not, without the written consent or written waiver of any one of the following: (i) a majority of the aggregate holders of the Series A Preferred Stock, (ii) a majority of the aggregate holders of the Series B Preferred Stock, (iii) a majority of the Series A Directors or (iv) the Series B Director (except that, with respect to the provisions of paragraphs (a), (c), (e) and (g), the holders of the Series A Preferred Stock and the Series A Directors may so consent or waive compliance only after the expiration of the Option Period):

                    (a) Dealings with Affiliates. Enter into any transaction after the date hereof, including, without limitation, any loans or extensions of credit or royalty agreements with any employee, consultant, officer or director of the Company or any Subsidiary or holder of five percent (5%) of any class of capital stock of the Company or any Subsidiary, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such employees, consultants, officers, directors or five percent (5%) stockholder or members of their immediate families on terms less favorable to the Company or any Subsidiary than it would obtain in a transaction between unrelated parties except in the case of any transaction or series of transactions entered into in the ordinary course of business and involving less than $5,000 in the aggregate.

                    (b) Issuance of Equity Securities. Authorize or issue, or obligate itself to issue, any additional shares or capital stock of the Company of any class, provided, however, that the provisions of this Section 4.02(b) shall not apply to the issuance of: up to 250,000 shares of Common Stock or options or warrants exercisable therefor, including the Options, issued on or after the date hereof to directors, officers, employees or consultants of the Company and any Subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, employee stock ownership plan, employee benefit plan, stock purchase agreement, stock plan, stock restriction agreement, or consulting agreement or such other options, arrangements, agreements or plans existing on the date hereof.

                    (c) Compensation to Officers. Except as otherwise approved by the Board of Directors during any calendar year, pay to any officer or senior manager compensation (including salary and bonus) which exceeds, compensation customarily paid to management in companies of similar size, of similar maturity, and in similar businesses.

                    (d) Maintenance of Ownership of Subsidiaries. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, except to another Subsidiary, or permit any Subsidiary to issue, sell or otherwise dispose of any shares or rights to acquire any of its capital stock or the capital stock of any Subsidiary, except to the Company or another Subsidiary; provided, however, that the Company may liquidate, merge or consolidate any Subsidiary or Subsidiaries into or with itself, provided that the Company is the surviving entity, or into or with another Subsidiary or Subsidiaries, or the Company may sell all or a portion of any Subsidiary to the Company or any other Subsidiary, provided that after giving effect to the transaction, the Subsidiary continues to remain a member of the Company's "consolidated group" for tax and accounting purposes.

                    (e) Transfer of Technology. Transfer, sell, dispose of, assign, lease, license or donate any ownership or interest in, or material rights relating to, and of its technology, or other Intellectual Property Rights to any Person or entity which is not a member of the "consolidated group" of the Company and its Subsidiaries; provided, however, that this Section shall not apply to transfers or licenses of technology or Intellectual Property Rights (i) accomplished in the ordinary course of business as presently conducted or proposed to be conducted or (ii) pursuant to the consummation of a Proposed Sale Transaction.

                    (f) Restriction on Indebtedness. The Company covenants that it will not, and will not permit any of its Subsidiaries to, incur, create, or assume any Indebtedness other than the following:

                       (i) Indebtedness existing on the date hereof and listed on Exhibit 3.06 and renewals, replacements and refinancing thereof that do not increase the aggregate amount of Indebtedness of the Company and its Subsidiaries taken as a whole; the Safeguard Loan; and Indebtedness contemplated by the Business Plan or in a budget or projection approved by a majority of the Board of Directors, including at least two Series A Directors.

                       (ii) guarantees by the Company of Indebtedness incurred by Subsidiaries of the Company, provided that the Indebtedness guaranteed pursuant to this subsection (ii) shall not exceed $100,000 at any time outstanding with respect to any one Subsidiary or $250,000 in the aggregate at any time outstanding with respect to all Subsidiaries;

                       (iii) Indebtedness of a Subsidiary owing to the Company or to another Subsidiary; or

                       (iv) additional Indebtedness not to exceed an aggregate of $50,000 incurred in any fiscal quarter, and not to exceed in the aggregate $250,000 at any time, determined on a consolidated basis (including guarantees permitted by clause (ii) of this Section 4.02(f).

                    (g) Conduct of Business. The Company covenants that it will not, and will not permit any of its Subsidiaries to, engage in any business other than the business engaged in by each of them on the date hereof and any businesses or activities substantially similar or related thereto other than as contemplated by any business plan of the Company which has been approved by the Board of Directors.

                    (h) Assumptions or Guaranties of Indebtedness of Other Persons. Assume, guarantee, endorse or otherwise become directly or contingently liable on, or permit any Subsidiary to assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person, except for guaranties by endorsement of negotiable instruments for deposit or endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and except for the guaranties of the permitted obligations of any wholly-owned Subsidiary.

                    (i) Investments in Other Corporations or Entities. Make or permit any Subsidiary to make, any loan or advance to any Person, or purchase, otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, the capital stock, assets comprising the business of, obligations of, or any interest in, any other corporation or entity which will not be operated as a wholly-owned Subsidiary, except:

                       (i) investments by the Company or a Subsidiary in evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition;

                       (ii) investments by the Company or a Subsidiary in certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having capital, surplus and undivided profits of at least $50,000,000;

                       (iii) investments by the Company or a Subsidiary in the highest-rated commercial paper having a maturity of not more than one year from the date of acquisition;

                       (iv) investments by the Company or a Subsidiary in "Money Market" fund shares, or in money market accounts fully insured by the Federal Deposit Insurance Corporation and sponsored by banks and other financial institutions, provided that the investments consist principally of the types of investments described in clauses (i), (ii) or (iii) of this Section 4.02(h); or

                       (v) loans or advances from a Subsidiary to the Company or from the Company to a Subsidiary, other than in the normal course of business.

                     (j) Amendments. Amend the Certificate of Incorporation or By-laws of the Company.

          4.03. Reporting Requirements. Until the consummation of the Initial Public Offering, the Company will furnish the following to Purchaser.

                    (a) Monthly and Quarterly Reports. As soon as available and in any event within 30 days after the end of each calendar month, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month and consolidated and consolidating statements of income and retained earnings and a summary statement of monthly cash flow of the Company and its Subsidiaries for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the monthly budget or business plan of the Company and an analysis of the variances from the budget or plan of the Company, prepared in accordance with generally accepted accounting principles consistently applied; and, as soon as available and in any event within 30 days after the end of each fiscal quarter, a consolidated and consolidating statements of cash flows of the Company and its Subsidiaries for such quarter and for the corresponding period of the prior fiscal year, prepared in accordance with generally accepted accounting principles consistently applied;

                    (b) Annual Reports. As soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income and retained earnings and statements of cash flow of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all such consolidated statements to be duly certified by the chief financial officer of the Company and an independent public accountant of recognized national standing approved by a majority of the Board of Directors;

                    (c) Budgets and Operating Plan. As soon as available and in any event before the beginning of each fiscal year of the Company, a business plan and monthly and quarterly operating budgets for the forthcoming fiscal year, and as soon as available and in any event within 30 days after the end of each calendar month, monthly comparisons against the business plan and monthly operating budgets;

                    (d) Notice of Adverse Changes. Promptly after the occurrence thereof and in any event within five (5) business days after each occurrence notice of any material adverse change in the business, assets, Intellectual Property Rights, management, operations or financial condition of the Company; and

                    (e) Reports and Other Information. Promptly upon receipt, publication, commencement or occurrence provide to Purchaser copies of all consulting reports, notices of all material actions, suits or proceedings, copies of all accountant's reviews, and reports to management, and such other information as the Company shall make available to the Board of Directors or Shareholders or the Purchaser shall reasonably request.

                                    ARTICLE V
                               REGISTRATION RIGHTS

          5.01. General. The Company has granted to the Purchaser certain registration rights pursuant to the Registration Rights Agreement.

                                   ARTICLE VI
                   RIGHT OF FIRST REFUSAL; OPTION TO PURCHASE

          6.01. Right of First Refusal. In the event that, during the First Refusal Period, (i) the Company or Safeguard receives a bona-fide offer (an "Offer") from a Person other than the Purchaser (an "Offeror") to purchase the Company pursuant to (A) an acquisition of all, or substantially all, of the Company's assets (and a simultaneous assumption of the Company's liabilities),
(B) an acquisition of issued and outstanding capital stock of the Company (and securities convertible into any such capital stock) having in the aggregate at least a majority of the total voting power of the issued and outstanding capital stock of the Company, or (C) a merger, consolidation, or similar transaction (all of the foregoing transactions being collectively referred to herein as a "Proposed Sale Transaction"), and (ii) the Company or Safeguard (collectively, the "Selling Party"), as appropriate, desire to enter into and complete the Proposed Sale Transaction with the Offeror, the Selling Party shall furnish the Purchaser with written notice (a "Sale Notice") of its or their desire to enter into and complete the Proposed Sale Transaction. The Sale Notice shall contain the following information: (i) the price, terms, and conditions of the Proposed Sale Transaction; (ii) such information as shall be reasonably necessary to enable the Purchaser to establish that the Offer is bona-fide; (iii) a true, correct, and complete copy of the letter of intent, agreement of sale, or other document setting forth the terms and conditions of the Proposed Sale Transaction (together with any all agreements, documents, and instruments relating and pertaining thereto); and (iv) if any of the non-monetary terms of the Proposed Sale Transaction cannot, by their nature, be matched (such as, by way of example but not limitation, terms relating to the exchange of stock or other property or the provisions of unique services), the Sale Notice shall contain a reasonable quantification in Dollars ($) of the value of such terms (such value to be determined in good faith by the Board of Directors), which shall constitute part of the price offered in connection with the Proposed Sale Transaction for purposes of the Right of First Refusal.

          6.02. Exercise of Right of First Refusal. During the period of thirty
(30) days immediately following the giving of a Sale Notice (the "Acceptance Period"), the Purchaser shall have the opportunity of exercising the right to purchase the Company at the same price and under precisely the same terms and conditions recited in the Sale Notice. During the Acceptance Period, the Purchaser shall have the right to make inquiries of the Company, the Board of Directors, and Safeguard with respect to the Proposed Sale Transaction and the Company, the Board of Directors, and Safeguard shall promptly respond to any and all such inquiries. If Purchaser desires to exercise the Right of First Refusal pursuant to this Section 6.02, Purchaser shall furnish written notice to the Selling Party of Purchaser's exercise of the Right of First Refusal prior to the expiration of the Acceptance Period (the "Purchaser's Acceptance"), and the parties shall have ninety (90) days from the date of the Purchaser's Acceptance to (i) negotiate and execute a legally binding agreement of sale (the "Agreement of Sale") having the terms and conditions recited in the Sale Notice and (ii) consummate the purchase and sale contemplated by the Agreement of Sale. The Purchaser, the Company and Safeguard shall negotiate the Agreement of Sale in good faith. If (a) the Purchaser's Acceptance is not received by the Selling Party prior to the expiration of the Acceptance Period or (b) the parties fail to consummate the purchase and sale contemplated by the

Agreement of Sale within ninety (90) days of the date of the Purchaser's Acceptance, all rights of the Purchaser with respect to the Right of First Refusal shall cease, terminate, and expire automatically and an agreement of sale may be made with, or a sale may be made to, such Offeror according to terms and conditions no less favorable to the Selling Party as those set forth in the Sale Notice and at a price not less than that stated in the Sale Notice; provided, however, that Purchaser shall be offered by such Offeror the opportunity to participate in such sale upon the same terms and conditions as those offered to the Selling Party. If no such sale is made to such Offeror, then the terms and conditions of the Right of First Refusal granted pursuant to this Article VI shall remain in full force for the remainder of the First Refusal Period.

          6.03. Evidence of Termination Right of First Refusal. If Purchaser does not elect to exercise the Right of First Refusal by giving notice of Purchaser's acceptance in the manner set forth in Section 6.02, and the Right of First Refusal has expired pursuant to the provisions hereof, Purchaser covenants and agrees to execute and deliver a written statement evidencing the termination of the Right of First Refusal.

          6.04. Termination of Right of First Refusal. Notwithstanding anything contained herein to the contrary, the Right of First Refusal shall cease and terminate immediately prior to the effectiveness of the registration statement with respect to the Initial Public Offering, but expressly conditioned upon the completion of the Initial Public Offering.

          6.05. Option to Purchase. In addition to the Right of First Refusal but subject to the terms and conditions of this Agreement, in connection with the transactions contemplated hereby, the Company and Safeguard hereby grant to the Purchaser a non-assignable and non-transferable right and option (the "Option") to purchase the Company pursuant to an Asset Purchase. The Option shall be exercisable in whole (but not in part) upon written notice to the Company at any time prior to the expiration of the Option Period.

          6.06. Option Price. The purchase price due and payable by the Purchaser to the Company in connection with an Asset Purchase completed by reason of the Purchaser's exercise of the Option pursuant hereto shall be equal to the following (the "Option Price"): (i) the greater of (A) $7,500,000, or (B)
(x) the aggregate cumulative gross revenues of the Company for the nine (9) month period ending as at the close of the fiscal month of the Company immediately preceding the date on which the Option was exercised, multiplied by
(y) one and one-third (1 1/3) minus (ii) $1,000,000. The Option Price shall be due and payable to the Company, simultaneously with the closing of the Asset Purchase, and shall be paid by Purchaser's delivery of a certified or bank cashiers check or by wire transfer of immediately available funds.

          6.07. Special Conditions of Option Purchase. In addition to the terms and conditions of purchase herein set forth, the following conditions shall be satisfied prior to or concurrently with the closing of any purchase of the Company being completed by reason of the Purchaser's exercise of the Option:

                    (a) (i) the Purchaser shall assume all of the liabilities of the Company, whether known, unknown, absolute, accrued, contingent or otherwise, except for (A) all outstanding Indebtedness of the Company to Safeguard up to an aggregate amount of $1,400,000 and (B) all outstanding Indebtedness of the Company to Institutional Lenders up to an aggregate amount of $1,000,000, and
(ii) the Purchaser shall tender (or cause to be tendered) all Shares to the Company for no consideration and all rights of Purchaser (and its assigns) as a Shareholder shall cease and terminate.

                    (b) the parties (including Safeguard) shall have negotiated in good faith and entered into such agreements documents, and instruments which are reasonably necessary to evidence the Asset Purchase and the completion thereof in accordance with the provisions hereof, all of which agreements, documents, and instruments shall contain representations, warranties, covenants, and conditions which are customary for transactions of that type and which shall otherwise be reasonably satisfactory to the parties thereto.

          6.08. Termination of Option. Notwithstanding anything contained herein to the contrary, the Option shall cease and terminate immediately prior to the effectiveness of the registration statement with respect to the Initial Public Offering, but expressly conditioned upon the completion of the Initial Public Offering.

          6.09. Joinder by Shareholders. Safeguard has executed the Consent and Joinder to this Agreement to evidence its intent to be bound by the provisions of this Article VI, to the extent that such provisions are applicable to them as a shareholder of the Company. The Company and Safeguard shall cause any Person who becomes a Shareholder during the period between the Closing and the expiration of the First Refusal Period to execute a counterpart of the Consent and Joinder to this Agreement as a condition of such Person's acquisition of shares of the Company's outstanding capital stock.

                                   ARTICLE VII
                        DEFINITIONS AND ACCOUNTING TERMS

          7.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Accredited Investor" shall have the meaning assigned to that term in Rule 501 under the Securities Act.

          "Acceptance Period" shall have the meaning ascribed to it in Section 6.02.

          "Asset Purchase" shall mean a transaction, pursuant to which the Purchaser shall (i) purchase all of the Company's assets, and (ii) simultaneously with such purchase, assume all of the Company's liabilities, whether known, unknown, absolute, accrued, contingent or otherwise, except as set forth in Section 6.07(a)(i).

          "Agreement" means this Preferred Stock Purchase Agreement as from time to time amended and in effect between the parties, including all Exhibits hereto.

          "Board of Directors" means the board of directors of the Company as constituted from time to time.

          "Closing" shall have the meaning ascribed to it in Section 1.03.

          "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

          "Common Stock" includes (a) the Company's Common Stock, $.01 par value, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Company's Certificate of Incorporation, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          "Company" shall have the meaning ascribed to it in the heading of this Agreement.

          "Consolidated" and "consolidating" when used with reference to any term defined herein mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles consistently applied throughout reporting periods.

          "Conversion Shares" shall have the meaning ascribed to it in Section 1.02.

          "DLB License Agreement" means the Evaluation Licensing Agreement dated the Closing Date between the Company and the Purchaser pursuant to which the Company is granting to Purchaser a limited use license for the Company's software products.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

          "First Refusal Period" shall mean the period commencing on the Closing hereunder and ending on that date which is nine (9) months subsequent thereto.

          "Indebtedness" means (i) any liability for borrowed money or evidenced by a note or similar obligation given in connection with the acquisition of any property or other assets (other than trade accounts payable incurred in the ordinary course of business); (ii) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and
(iii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

          "Initial Public Offering" means the first underwritten public offering of Common Stock of the Company for the account of the Company and offered on a "firm commitment" or "best efforts" basis pursuant to an offering registered under the Securities Act with the Commission on Form S-1, Form SB-2, or their then equivalents.

          "Institutional Lenders" means, collectively, any bank or financial institution which serves as lender to the Company.

          "Intellectual Property Rights" means any and all, whether domestic or foreign, patents, patent applications, patent right, trade secrets, confidential business information, formula, processes, laboratory notebooks, algorithms, copyrights, mask works, claims of infringement against third parties, licenses, permits, license rights, contract rights with employees, consultants and third parties, trademarks, trademark rights, inventions and discoveries, and other such rights generally classified as intangible, intellectual property assets in accordance with generally accepted accounting principles.

          "Key Employee" means and includes the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, or any other individual so designated by the Board of Directors or by the Investor Director.

          "Marketing Agreement" means the Value-Added Marketing Agreement dated the Closing Date pursuant to which the Company is granting to the Purchaser a non-exclusive right to market the Company's products to end-users in combination with Purchaser's services.

          "Offer" shall have the meaning ascribed to it in Section 6.01.

          "Offeror" shall have the meaning ascribed to it in Section 6.01.

          "Operative Agreements" means, collectively, this Agreement, the Voting and Stock Restriction Agreement, the Registration Rights Agreement, the DLB License Agreement, the Purchaser License Agreement and the Marketing Agreement.

          "Option" shall have the meaning ascribed to it in Section 6.05.

          "Option Period" shall mean the period commencing on the Closing and ending on that date which is nine (9) months subsequent thereto; provided, however, notwithstanding the foregoing, the Option Period shall immediately cease and terminate upon Purchaser's failure to exercise its Right of First Refusal with respect to any Sale Notice issued pursuant to Section 6.01, except as otherwise provided in the last sentence of Section 6.02.

          "Option Price" shall have the meaning ascribed to it in Section 6.06.

          "Options" means those options to purchase up to 250,000 shares of Common Stock as described in Exhibit 3.05.

          "Person" means an individual, corporation, partnership, joint venture, trust, university, or unincorporated organization, or a government, or any agency or political subdivision thereof.

          "Preferred Shares" shall have the meaning ascribed to it in Section 1.01.

          "Proposed Sale Transaction" shall have the meaning ascribed to it in
Section 6.01.

          "Purchaser" shall have the meaning ascribed to it in the heading of this Agreement.

          "Purchaser License Agreement" means the Master Software License Agreement described in Section 2.03 hereof.

          "Purchaser's Acceptance" shall have the meaning ascribed to it in
Section 6.02.

          "Qualified Public Offering" means a fully underwritten, firm commitment public offering pursuant to an effective registration under the Securities Act covering the offer and sale by the Company of its Common Stock in which the aggregate gross proceeds to the Company exceed $10,000,000 and in which the price per share of such Common Stock equals or exceeds $3.00 (such price subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event).

          "Registration Rights Agreement" means the agreement to be entered into at the Closing among the Company, Safeguard and the Purchaser pursuant to which the Company is granting rights to Safeguard and the Purchaser with respect to the registration under the Securities Act of shares of the Company's capital stock held by Safeguard and the Purchaser.

          "Right of First Refusal" means the rights granted to the Purchaser under Sections 6.01 and 6.02.

          "Safeguard" means Safeguard Scientifics, Inc., a Pennsylvania corporation.

          "Safeguard Loan" shall mean the loan made by Safeguard to the Company on June 26, 1997 in the principal amount of $200,000.

          "Safeguard Purchase Agreement" shall mean the Preferred Stock Purchase Agreement dated as of August 30, 1995, between the Company and Safeguard, pursuant to which, among other things, Safeguard purchased 650,000 shares of Series A Preferred Stock, on the terms and conditions set forth therein.

          "Safeguard Warrants" shall mean, collectively, (i) the Warrant dated August 30, 1995 executed by the Company in favor of

Safeguard, under which Safeguard has the right to purchase up to 140,000 shares of the Common Stock on the terms and conditions set forth therein, (ii) the Warrant dated August 30, 1995 executed by the Company in favor of Safeguard, under which Safeguard has the right to purchase up to 510,000 shares of the Common Stock, on the terms and conditions set forth therein, (iii) the Warrant dated August 19, 1996, executed by the Company in favor of Safeguard, under which Safeguard has the right to purchase up to 210,000 shares of the Common Stock on the terms and conditions set forth therein, and (iv) the Warrant dated April 4, 1997 executed by the Company in favor of Safeguard, under which Safeguard has the right to purchase up to 80,000 shares of Common Stock on the terms and conditions set forth therein.

          "Sale Notice" shall have the meaning ascribed to it in Section 6.01.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

          "Series A Directors" means the five directors of the Company who are representatives of the holders of the outstanding Series A Preferred Stock.

          "Series A Preferred Stock" means the Series A Preferred Stock of the Company, $.01 par value, having the rights, powers, privileges and preferences set forth in Exhibit 2.02(a) hereto.

          "Series B Director" means the director of the Company who is a representative of the Purchaser.

          "Series B Preferred Stock" means the Series B Preferred Stock of the Company, $.01 par value, having the rights, powers, privileges and preferences set forth in Exhibit 2.02(a) hereto.

          "Series B Shares" shall have the meaning ascribed to it in Section
1.01.

          "Shares" means, collectively, the Preferred Shares and the Conversion Shares.

          "Shareholder" means, collectively, Safeguard and all of the other holders of shares of the outstanding capital stock of the Company, except for executives of Safeguard who have been granted and hold only shares of Series A Preferred Stock pursuant to a certain long-term incentive plan maintained by Safeguard.

          "Subsidiary" or "Subsidiaries" means any Person of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares of every class of such corporation or trust other than directors' qualifying shares.

          "Voting and Stock Restriction Agreement" means the Voting and Stock Restriction Agreement to be entered into at the Closing among the Purchaser, the Company and Safeguard.

          7.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                  ARTICLE VIII
                                  MISCELLANEOUS

          8.01. No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          8.02. Amendments, Waivers and Consents. Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, only if the Company shall obtain consent thereto in writing from the Purchaser. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          8.03. Addresses for Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telegraphed or delivered to each applicable party at the address set forth in Exhibit 1.01 hereto or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section.

          If to Purchaser: at Purchaser's address for notice as set forth in the register maintained by the Company, or at such other address as shall be designated by Purchaser in a written notice to the other parties complying as to delivery with the terms of this Section.

          If to the Company: at the address set forth on page 1 hereof, or at such other address as shall be designated by the

Company in a written notice to the Purchaser complying as to delivery with the terms of this Section.

          All such notices, requests, demands and other communications shall, when mailed (which mailing must be accomplished by first class mail, postage prepaid; electronic facsimile transmission; express overnight courier service; or registered or certified mail, return receipt requested) or telegraphed, and shall be considered to be delivered three (3) days after dispatch.

          8.04. Costs and Expenses. Each party hereto shall be responsible for any and all costs and expenses incurred by such party in connection with the transactions described herein and contemplated hereby.

          8.05. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective successors and assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein without the prior written consent of the Purchaser.

          8.06. Survival of Representations and Warranties. All representations and warranties made in this Agreement, the Shares, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

          8.07. Prior Agreements. This Agreement, the terms of the Series B Preferred Stock, and the other agreements executed and delivered herewith constitute the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

          8.08. Severability. The provisions of this Agreement, the Voting and Stock Restriction Agreement, and the terms of the Series B Preferred Stock are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement, the Voting and Stock Restriction Agreement, or the terms of the Series B Preferred Stock shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, the Voting and Stock Restriction Agreement, or the terms of the Series B Preferred Stock; but this Agreement, the Voting and Stock Restriction Agreement, and the terms of the Series B Preferred Stock shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

          8.09. Confidentiality. Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public; provided, however, that Purchaser may disclose such information (i) on a confidential basis to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any prospective purchaser of any Preferred Shares or Conversion Shares from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 8.09, (iii) to any affiliate or partner of such Purchaser and (iv) as required by applicable law.

          8.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, and without giving effect to choice of laws provisions.

          8.11. Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          8.12. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

          8.13. Further Assurances. From and after the date of this Agreement, upon the request of Purchaser or the Company, the

 Company and Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Shares.

           IN WITNESS WHEREOF, the parties hereto have caused this Preferred Stock Purchase Agreement to be executed as of the date first above written.

                                DLB SYSTEMS, INC.,  a Delaware
                                corporation


                                By: /s/ John M. Ryan
                                    ---------------------------------
                                       Name: John M. Ryan
                                       Title: Chairman

                                            "Company"

                                PREMIER RESEARCH WORLDWIDE LIMITED,
                                a Delaware corporation


                                By: /s/ Joel Morganroth
                                   -----------------------------------
                                       Name: Joel Morganroth
                                       Title: CEO

                                            "Purchaser"

                               CONSENT AND JOINDER

          The undersigned, intending to be legally bound and as a material inducement for the Purchaser to enter into the foregoing Preferred Stock Purchaser Agreement (the "Agreement"), hereby consents to and approves of the Agreement and the Company's completion of all transactions described therein and contemplated thereby and agrees to be bound by the provisions of Article VI of the Agreement as if the undersigned was an original signatory thereof.

          The undersigned, in furtherance of the foregoing, covenants and agrees to execute and deliver any and all agreements, documents, and instruments reasonably necessary to further evidence the provisions of this Consent and Joinder.

          This Consent and Joinder shall be binding upon the undersigned and its successors and assigns, except for employees of Safeguard who hold shares of the Company's Series A Preferred Stock (and no other shares of the Company's outstanding capital stock) pursuant to certain long-term incentive plans maintained by Safeguard.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this Consent and Joinder this 30th day of June, 1997.

                                SAFEGUARD SCIENTIFICS (DELAWARE),
                                INC.

                                By /s/ Steven Resard
                                   --------------------------------------------
                                       Name: Steven Rosard
                                       Title: VP

                                 EHHIBIT 2.02(a)

                     RESTATED CERTIFICATE OF INCORPORATION
               INCLUDING DESIGNATION OF SERIES B PREFERRED STOCK

                  RESTATED CERTIFICATE OF INCORPORATION
                            OF DLB SYSTEMS, INC.
          a Delaware corporation, hereby certifies as follows:


                              TABLE OF CONTENTS

                                                                            Page


  I. PREFERRED STOCK ......................................................... 2
         A.   Description of Undesignated Preferred Stock .................... 3
         B.   Description and Designation of Series A Preferred Stock ........ 3
              1.   Designation ............................................... 3
              2.   Dividends ................................................. 3
                   2.1   Computation of Cumulative Dividends ................. 3
                   2.2   Payment ............................................. 4
                   2.3   Restrictions on Distributions ....................... 4
                   2.4   Participating Dividends ............................. 5
              3.   Liquidation, Dissolution or Winding Up .................... 5
                   3.1   Treatment at Liquidation, Dissolution or
                         Winding Up .......................................... 5
                   3.2   Treatment of Reorganization, Consolidation, Merger,
                         or Sale of Assets ................................... 6
                   3.3   Distributions Other than Cash ....................... 6
              4.   Voting Power .............................................. 7
                   4.1   General ............................................. 7
                   4.2   Director Election Rights ............................ 7
                   4.3   Special Director Election Right for Default ......... 8
              5.   Redemption ................................................11
                   5.1   Optional Redemption .................................11
                   5.2   Mandatory Redemption ................................11
                   5.3   Equitable Adjustment ................................11
                   5.4   Redemption Notice ...................................11
                   5.5   Surrender of Certificates ...........................12
                   5.6   Dividends after Redemption ..........................12
                   5.7   Insufficient Funds for Redemption ...................12
              6.   Restrictions and Limitations on Corporate Action ..........13
              7.   No Dilution or Impairment .................................14
              8.   Notices of Record Date ....................................14
              9.   Status of Repurchased Series A Preferred Stock ............15
              10.  Original Issue Price ......................................15
         C.   Description and Designation of Series B Preferred Stock ........15

              1.    Designation ..............................................15
              2.    Dividends ................................................15
                    2.1 Computation of Cumulative Dividends ..................15
                    2.2 Payment ..............................................16
                    2.3 Restrictions on Distributions ........................16
                    2.4 Participating Dividends ..............................17
              3.    Liquidation, Dissolution or Winding Up ...................17
                    3.1   Treatment at Liquidation, Dissolution or
                          Winding Up .........................................17
                    3.2   Treatment of Reorganization, Consolidation, Merger,
                          or Sale of Assets ..................................18
                    3.3   Distributions Other than Cash ......................19
              4.    Voting Power .............................................19
                    4.1 General ..............................................19
                    4.2   Director Election Rights ...........................19
              5.    Conversion ...............................................20
                    5.1   Voluntary Conversion ...............................20
                    5.2   Automatic Conversion ...............................20
                    5.3   Anti-Dilution Adjustments ..........................21
                    5.3.2       Common Stock Equivalents .....................22
                    5.3.3       Net Consideration Per Share ..................23
                    5.3.4       Stock Dividends for Holders of
                                Capital Stock Other Than Common Stock ........23
                    5.3.5       Consideration Other Than Cash ................23
                    5.3.6       Exceptions to Anti-dilution Adjustments;
                                Basket for Reserved Employee Shares ..........23
                    5.4   Adjustment Upon Extraordinary Common
                          Stock Event ........................................24
                    5.5   Adjustment Upon Dividends ..........................24
                    5.6   Adjustment Upon Capital Reorganization
                          or Reclassification ................................25
                    5.7   Certificate as to Adjustments; Notice by
                          Corporation ........................................25
                    5.8   Exercise of Conversion Privilege ...................25
                    5.9   Cash in Lieu of Fractional Shares ..................26
                    5.10  Partial Conversion .................................26
                    5.11  Reservation of Common Stock ........................26
              6.    Redemption ...............................................27
                    6.1   Optional Redemption ................................27
                    6.2   Mandatory Redemption ...............................27
                    6.3   Equitable Adjustment ...............................27
                    6.4   Redemption Notice ..................................27
                    6.5   Surrender of Certificates ..........................28
                    6.6   Dividends after Redemption .........................29
                    6.7   Insufficient Funds for Redemption ..................29
              7.    Restrictions and Limitations on Corporate
                    Action ...................................................29
              8.    No Dilution or Impairment ................................30
              9.    Notices of Record Date ...................................30
             10.    Status of Converted or Repurchased Series B
                    Preferred Stock ..........................................31
             11.    Original Issue Price .....................................31

  II. COMMON STOCK ...........................................................31
            1.   Priority ....................................................31
            2.   Voting Right ................................................31
            3.   Dividends ...................................................32
            4.   Liquidation .................................................32

                              RESTATED CERTIFICATE
                               OF INCORPORATION OF
                                DLB SYSTEMS, INC.
                          a Business-stock corporation


         DLB Systems, Inc., a Delaware corporation, hereby certifies as follows:

         The name of the corporation is DLB Systems, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was July 28, 1995. The original Certificate of Incorporation was amended and restated on August 22, 1995 (the "First Restated Certificate of Incorporation").

         1. This Restated Certificate of Incorporation (as amended from time to time, the "Second Restated Certificate of Incorporation") amends, restates and integrates the provisions of the First Restated Certificate of Incorporation and has been duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") by written consent of (i) the holders of all of the outstanding stock of the Corporation entitled to vote thereon, and (ii) the holders of the Preferred Stock, $.01 par value per share, of the Corporation voting separately as a class, each in accordance with the provisions of Section 228 of the DGCL.

         2. The text of the First Restated Certificate of Incorporation is hereby amended, and restated to read as set forth in full as follows:

         FIRST. The name of the Corporation is DLB Systems, Inc.

         SECOND. The address of the Corporation's registered office is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

         FOURTH. The Corporation shall be authorized to issue 1,800,000 shares of Common Stock, with a par value of $.01 per share (the "Common Stock") and 1,500,000 shares of Preferred Stock, with a par value of $.01 per share (the "Preferred Stock").

         The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the authorized capital stock of the Corporation.

                               I. PREFERRED STOCK

A. Description of Undesignated Preferred Stock

           The Preferred Stock may be issued from time to time in one or more classes or series. As used herein, the term "Preferred Stock" used without reference to the Series A Preferred Stock or the Series B Preferred Stock means the shares of Preferred Stock, without distinction as to series, except as otherwise expressly provided for herein, or as the context otherwise requires. The Board of Directors of the Corporation shall have authority to the fullest extent permitted under the DGCL to adopt by resolution from time to time one or more Certificates of Designation providing for the designation of one or more classes or series of Preferred Stock and the voting powers, whether full or limited or no voting powers, and such designations, preferences and relative, participating, optional, or other special rights and qualifications, limitations or restrictions thereof, and to fix or alter the number of shares comprising any such class or series, subject to any requirements of the DGCL and this Second Restated Certificate of Incorporation; provided, however, that the designation, authorization, creation or issuance of shares of any class of stock ranking senior to the Series A Preferred Stock or the Series B Preferred Stock with respect to liquidation preferences, dividend rights, redemption rights, or conversion rights shall also require the approval of a majority of the holders of the outstanding Series A Preferred Stock or Series B Preferred Stock, respectively.

           The authority of the Board of Directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix the following preferences and powers, which may vary as between different classes or series of Preferred Stock:

                  (a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

                  (b) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

                  (c) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

                  (d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                  (f) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

                  (g) voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any class or series of Preferred Stock;

                  (h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

                  (i) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, by the vote of the members of the Board of Directors then in office acting in accordance with the DGCL, may deem advisable and which are not inconsistent with the DGCL, this Second Restated Certificate of Incorporation or any such Certificate of Designation.

B. Description and Designation of Series A Preferred Stock

         1. Designation. A total of 1,000,000 shares of the Corporation's Preferred Stock shall be designated the "Series A Preferred Stock."

         2. Dividends.

                  2.1 Computation of Cumulative Dividends. The holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative dividends at the annual rate of ten percent (10%) of the original issue price per share of Series A Preferred Stock. Dividends on the Series A Preferred Stock shall accrue from day to day on each share of Series A Preferred Stock from the date of original issuance of such share, whether or not earned or declared, and shall accrue until paid.

                  All numbers relating to calculation of cumulative dividends shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Corporation's capital structure.

                  2.2 Payment. Subject to the following, cumulative dividends on the Series A Preferred Stock shall be payable if, as and when declared by the Board of Directors of the Corporation. If any accrued cumulative dividends on the Series A Preferred Stock in respect of any previous or current annual dividend period shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock, or any subsequently designated series of Preferred Stock which is junior in right of dividends to the Series A Preferred Stock. The rights of the Series A Preferred Stock to payment of dividends are subject to the rights of the Series B Preferred Stock, which shall be pari passu in priority with the Series A Preferred Stock as to dividend payment rights.

                  2.3 Restrictions on Distributions. Except to the extent in any instance approval is provided in writing by the holders of a majority of the outstanding shares of Series A Preferred Stock (voting as a separate class), the Corporation shall not declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing. "Subsidiary" or "Subsidiaries" means any corporation, partnership or joint venture of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares or similar interests other than directors' qualifying shares.

                  Notwithstanding the foregoing, Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing contained in the foregoing shall prevent the Corporation from: (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (ii) complying with any specific provision of the terms of the Series A Preferred Stock, the Series B Preferred Stock or any subsequently designated series of Preferred Stock in accordance with its terms; (iii) declaring and paying all accrued dividends on the Series A Preferred Stock and the Series B Preferred Stock; (iv) redeeming or repurchasing any stock of a deceased stockholder out of proceeds of insurance held by the Corporation on that stockholder's life; or (v) redeeming or repurchasing any stock of any director, officer, employee, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship.

                  2.4 Participating Dividends. In the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Series A Preferred Stock shall be entitled to the amount of dividends per share of Series A Preferred Stock as would be declared payable on the largest number of whole and fractional shares of Common Stock issuable upon exercise of the then outstanding Warrants (as defined in Section 4.1 of this Chapter B), such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend and without regard to any restrictions on issuance of or payment of dividends on fractional shares.

         3. Liquidation, Dissolution or Winding Up.

              3.1 Treatment at Liquidation, Dissolution or Winding Up.

                  3.1.1 In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock, or any other class or series of capital stock of the Corporation designated to be junior to the Series A Preferred Stock in liquidation preference, and subject to the liquidation rights and preferences of the Series B Preferred Stock, which shall be pari passu in priority with the Series A Preferred Stock in liquidation rights and preferences, and any other class or series of Preferred Stock designated in the future to be senior to, or on a parity with, the Series A Preferred Stock with respect to liquidation rights and preferences, the holders of each share of Series A Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings ("Available Assets"), the greater of (i) an amount equal to the original issue price per share of Series A Preferred Stock (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Preferred Stock) plus all declared but unpaid dividends on each such share, or (ii) such amount per share of Series A Preferred Stock as would have been payable had each share of Preferred Stock which is convertible into Common Stock been so converted immediately prior to such liquidation, dissolution or winding up.

                  If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Series A Preferred Stock, Series B Preferred Stock and any other series of Preferred Stock on parity with the Series A Preferred Stock and Series B Preferred Stock with respect to liquidation rights and preferences, the full amounts to which they otherwise would be entitled, the holders of Series A Preferred Stock, the Series B Preferred Stock and such other series of Preferred Stock shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of Series A Preferred Stock, the Series B Preferred Stock and such other series of Preferred Stock if all liquidation preference dollar amounts with respect to such shares were paid in full.

                  3.2 Treatment of Reorganization, Consolidation, Merger, or Sale of Assets. Any merger, consolidation or other corporate reorganization or combination to which the corporation is a non-surviving party, and any sale of all or substantially all of the assets of the Corporation, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 3.

                  The provisions of this Section 3.2 shall not apply to (i) any reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation, (ii) a merger of the Corporation with or into a wholly-owned Subsidiary of the Corporation that is incorporated in the United States of America, or (iii) a merger, reorganization, consolidation or other combination, of which the Corporation is substantively the surviving corporation and operates as a going concern, with another corporation incorporated in the United States of America and which does not involve a recapitalization, reorganization, reclassification or other similar change in the capital structure of the Corporation.

                  3.3 Distributions Other than Cash. Whenever the distribution provided for in this Section 3 shall be payable in whole or in part in property other than cash, the value of any property distributed shall be the fair market value of such property as reasonably determined in good faith by the Board of Directors of the Corporation. All distributions of property other than cash made hereunder shall be made, to the maximum extent possible, pro rata with respect to each series and class of Preferred Stock and Common Stock in accordance with the liquidation amounts payable with respect to each such series and class.

         4. Voting Power.

                  4.1 General. Except as otherwise expressly provided in this
Section 4 or Section 6 hereof, in Part I of Article Fourth of the Second Restated Certificate of Incorporation, or in any Certificate of Designation heretofore or hereafter filed with respect to any other series of Preferred Stock, or as otherwise required by law, (i) each holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation (including election of directors to the extent not otherwise expressly provided for) and shall be entitled to that number of votes equal to the number of shares of Series A Preferred Stock held by such holder at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, and (ii) the holders of shares of Series A Preferred Stock, Series B Preferred Stock, and Common Stock entitled to vote shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation (including, except in the case of the Series B Preferred Stock, the election of directors to the extent not otherwise expressly provided for).

                  Notwithstanding the foregoing, the aggregate number of votes the holders of Series A Preferred Stock shall be entitled to exercise shall be reduced upon the exercise of the warrants originally issued to the holders of the Series A Preferred Stock, one such warrant being for 510,000 shares of common stock (the 51% Warrant"), one being for 140,000 shares of Common Stock (the 14% Warrant") and the remainder being for 210,000 shares of Common Stock (the 1996 Warrant") (collectively, the "Warrants"). For each share of common stock issued under the Warrants, the aggregate number of votes shall be reduced by one vote; provided that the number of votes will be reduced in respect of a particular holder of Series A Preferred Stock to the extent that holder exercises any of the Warrants; provided further that in the event any of the Warrants are exercised by a person other than a holder of Series A Preferred Stock, upon such exercise, the number of votes will be reduced pro rata among the holders of Series A Preferred Stock and any fractional votes shall be rounded to the next whole number. For purposes of this voting adjustment only, the shares of Common Stock deemed to have been issued upon the exercise of the Warrants shall not take into account any antidilution protection of the Warrants.

                  4.2 Director Election Rights. So long as any shares of Series A Preferred Stock remain outstanding, (i) the holders of a majority of the outstanding shares of the Series A Preferred Stock, voting as a separate class, shall have the right to elect five directors of the Corporation (the "Series A Directors"). At any annual or special meeting of the Corporation held for the purpose of electing directors, the presence in person or by proxy (or by written consent) of the holders of a majority of the outstanding shares of Series A Preferred Stock shall constitute a quorum for the election of the Series A Directors. The holders of a majority of the shares of Series A Preferred Stock present in person or by proxy at any meeting relating to the election of directors (calculated after the determination of a quorum) shall then be entitled to elect the Series A Directors.

                  4.3 Special Director Election Right for Default. In addition to all rights conferred above with respect to the election of directors, the holders of Series A Preferred Stock, voting as a separate class, shall have the following rights with respect to the election of directors of the Corporation upon the occurrence of an Event of Noncompliance as described in this Section 4.3:

                    4.3.1 Definition of Event Noncompliance. An "Event of Noncompliance" will be deemed to have occurred if:

                               (a) the Corporation fails to make any redemption
                or liquidation payment with respect to the Series A Preferred Stock which it is obligated to make hereunder, whether or not such payment is legally permissible;

                               (b) the Corporation breaches or otherwise fails
                to perform or observe the liquidation, or redemption, rights of the Series A Preferred Stock, and any breach or failure is not cured by the Corporation within 60 days after notice thereof is furnished or, if earlier, required to be furnished by the Corporation, or if earlier, after the Corporation discovers such breach;

                               (c) the Corporation or any of its Subsidiaries
                shall default in any payment of principal of or interest on any indebtedness for money borrowed in excess of $100,000, beyond the point of grace, if any, provided in the instrument or agreement under which such indebtedness was created; or

                               (d) (i) the Corporation or any of its
                Subsidiaries shall commence any case, proceeding or other action
                (A) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order of relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Corporation or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Corporation or any of its subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Corporation or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Corporation or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

                    4.3.2 Consequences of Certain Events of Noncompliance. If any Event of Noncompliance has occurred and is continuing beyond any applicable grace period the number of directors constituting the Corporation's Board of Directors will, at the request and approval of the holders of a majority of the outstanding shares of Series A Preferred Stock, be increased by such number as will constitute a minimum majority of the Board of Directors, and the holders of a majority of the outstanding shares of Series A Preferred Stock will have the special right, voting separately as a single class (with each share being entitled to one vote) and to the exclusion of all other classes of the Corporation's capital stock, to elect individuals to fill such newly created directorships, to remove any individuals elected to such directorships, and to fill any vacancies in such directorships. The special right of the holders of Series A Preferred Stock to elect a majority of the members of the Board of Directors may be exercised at the special meeting called pursuant to this subparagraph (ii), at any annual or special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders' meeting. Such special right to elect additional directors will continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right will terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder; provided that any director so elected will continue to serve as a director to the extent provided in the last paragraph of this Section 4.3.2.

                  At any time when an Event of Noncompliance has occurred and is continuing, a proper officer of the Corporation shall, upon the written request of the holders of at least 10% of the Series A Preferred Stock then outstanding, addressed to the Secretary or Assistant Secretary of the Corporation, call a special meeting of the holders of Series A Preferred Stock for the purpose of electing directors pursuant to this Section 4.3.2. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least a majority of the shares of Series A Preferred Stock then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after delivery of such written request upon the Secretary of the Corporation at its principal office, then the holders of at least 10% of the Series A Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Series A Preferred Stock then outstanding. Any holder of Series A Preferred Stock then designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this Section.

                  At any meeting or at any adjournment thereof at which the holders of Series A Preferred Stock have the special right to elect directors, the presence, in person or by proxy, of the holders of a majority of the Series A Preferred Stock then outstanding shall be required to constitute a quorum for the election or removal of any director (except the Series B Director, as defined in Section C.4.2) by the holders of the Series A Preferred Stock exercising such special right. The vote of the holders of a majority of the shares of Series A Preferred Stock constituting such quorum and present in person or by proxy at any meeting shall be required to elect or remove any such director.

                  Any director so elected by the holders of Series A Preferred Stock shall continue to serve as a director until the expiration of the lesser of (a) a period of three months following the date on which there is no longer any Event of Noncompliance in existence, or (b) the remaining period of the full term for which such director has been elected. After the expiration of such three-month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the Board of Directors of the Corporation shall decrease to such number as constituted the whole Board of Directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to this special right of the holders of Series A Preferred Stock to elect directors. If any Event of Noncompliance exists, each holder of Series A Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law,

         5. Redemption.

                  5.1 Optional Redemption. Commencing at any time on or after January 1, 1997 at the option and written election of Corporation, the Corporation may redeem at any time and from time to time all or a part of the outstanding shares of Series A Preferred Stock, at the price and terms stated in this Section 5.

                  The redemption price for each share of Series A Preferred Stock redeemed pursuant to this Section 5 shall be original issue price per share of Series A Preferred Stock, plus all accrued and unpaid dividends thereon, if any, whether or not earned or declared, on such shares up to and including the date fixed for redemption (the "Series A Redemption Price"). Each redemption of shares of Series A Preferred Stock shall be made so that the number of shares of Series A Preferred Stock held by each registered holder shall be reduced in an amount which shall bear the same ratio to the total number of shares of Series A Preferred Stock being so redeemed as the number of shares of Series A Preferred Stock then held by such registered holder bears to the aggregate number of shares of Series A Preferred Stock then outstanding.

                  5.2 Mandatory Redemption. Commencing at any time on or after December 31, 2000 at the option and written election of the holders of a majority of the outstanding shares of Series A Preferred Stock, the Corporation shall redeem all or a portion of the outstanding shares of Series A Preferred Stock specified in such election, at the price and terms stated in this Section 5.

                  The redemption price for each share of Series A Preferred Stock redeemed pursuant to this Section 5 shall be the Series A Redemption Price. Each redemption of shares of Series A Preferred Stock shall be made so that the number of shares of Series A Preferred Stock held by each registered holder shall be reduced in an amount which shall bear the same ratio to the total number of shares of Series A Preferred Stock being so redeemed as the number of shares of Series A Preferred Stock then held by such registered holder bears to the aggregate number of shares of Series A Preferred Stock then outstanding.

                  5.3 Equitable Adjustment. The Series A Redemption Price set forth in this Section 5 shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Preferred Stock.

                  5.4 Redemption Notice. If the Corporation or the holders of a majority of the outstanding shares of Series A Preferred Stock, as the case may be, elect to have the Corporation redeem all of the outstanding shares of Series A Preferred Stock as aforesaid, notice to that effect shall be given by such holders to the Corporation, or by the Corporation to such holders, as the case may be, at least 45 days prior to the Redemption Date (as defined below), which notice shall also set forth the date fixed for redemption pursuant to this Section 5 (hereinafter referred to as the "Redemption Date"). If such notice is given, then at least 45 days prior to the Redemption Date, written notice (hereinafter referred to as the "Redemption Notice") shall be mailed, postage prepaid, by the Corporation to each holder of record of the Series A Preferred Stock which is to be redeemed, at its address shown on the records of the Corporation; provided, however, that the Corporation's failure to give such Redemption Notice shall in no way affect its obligation to redeem the shares of Series A Preferred Stock as provided in
Section 5.1 or 5.2 hereof. The Redemption Notice shall contain the following information:

                          (i) the number of shares of Series A Preferred Stock
               held by the holder which shall be redeemed by the Corporation and the total number of shares of Series A Preferred Stock held by all holders to be so redeemed;

                          (ii) the Redemption Date and the applicable
               Series A Redemption Price; and

                          (iii) that the holder is to surrender to the
               Corporation, at the place designated therein, its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

                  5.5 Surrender of Certificates. Each holder of shares of Series A Preferred Stock to be redeemed shall surrender the certificate(s) representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon the Series A Redemption Price for such shares as set forth in this
Section 5 shall be paid to the order of the person whose name appears on such certificate(s) and each surrendered certificate shall be cancelled and retired. In the event some but not all of the shares of Series A Preferred Stock represented by a certificate(s) surrendered by a holder are being redeemed, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock which were not redeemed.

                  5.6 Dividends after Redemption. From and after the later of the Redemption Date or 45 days from the date the Corporation shall have given the Redemption Notice no shares of Series A Preferred Stock subject to redemption shall be entitled to any further dividends pursuant to Section 2 hereof.

                  5.7 Insufficient Funds for Redemption. If the funds of the Corporation legally available for redemption of Series A Preferred Stock on the Redemption Date are insufficient to redeem the number of shares of Series A Preferred Stock to be so redeemed on such Redemption Date, the holders of shares of

Series A Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Redemption Date were redeemed in full. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein, notwithstanding Section 5.6 above. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above. In the event that funds are not legally available for the payment in full of the aggregate Series A Redemption Price for the actual number of shares of Series A Preferred Stock to be so redeemed on the Redemption Date, then the Corporation shall be obligated to make such partial redemption so that the number of shares of Series A Preferred Stock held by each registered holder shall be reduced in an amount which shall bear the same ratio to the actual number of shares of Series A Preferred Stock required to be redeemed on such Redemption Date as the number of shares of Series A Preferred Stock then held by such registered holder bears to the aggregate number of shares of Series A Preferred Stock required to be redeemed on any such Redemption Date. The rights of redemption of shares of Series A Preferred Stock are subject to the rights of (i) the Series B Preferred Stock which shall be pari passu in priority with the Series A Preferred Stock as to redemption rights, and (ii) any other class or series of Preferred Stock designated to be senior to, or on a parity with, the Series A Preferred Stock as to redemption rights.

         6. Restrictions and Limitations on Corporate Action.

                  The Corporation shall not take any corporate action or amend this Second Restated Certificate of Incorporation without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a single class, each share of Series A Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend this Second Restated Certificate of Incorporation or take any other corporate action without the approval by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a single class, if such amendment or corporate action would:

                          (a) cause or authorize the Corporation to redeem,
               purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of equity securities of the Corporation other than as provided for in Section 2 hereof; or

                          (b) authorize, create or issue, or obligate the
               Corporation to authorize, create or issue, additional shares of Series A Preferred Stock or of any class of stock ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation preferences, dividend rights or redemption rights; or

                          (c) reduce the amount payable to the holders of Series
               A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                          (d) adversely affect the liquidation preferences,
               dividend rights or voting rights of the holders of Series A Preferred Stock; or

                          (e) provide for the voluntary liquidation,
               dissolution, recapitalization, reorganization or winding up of the Corporation; or

                          (f) authorize, approve or cause any merger,
               consolidation, sale of all or substantially all of the assets of the Corporation, corporate reorganization, recapitalization or other business combinations which could be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 3.2 hereof.

         7. No Dilution or Impairment. The Corporation will not, by amendment of this Second Restated Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms.

         8. Notices of Record Date. In the event of

                          (a) any taking by the Corporation of a record of the
               holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

                          (b) any capital reorganization of the Corporation, any
                reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

                          (c) any voluntary or involuntary dissolution,
                liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least ten (10) days prior to the date specified in such notice on which action is being taken.

         9. Status of Repurchased Series A Preferred Stock. Any share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, or otherwise shall be returned to the status of authorized but unissued shares of undesignated Preferred Stock. Upon the cancellation of all outstanding shares of Series A Preferred Stock, the provisions of this Chapter B regarding the description and designation of Series A Preferred Stock shall terminate and have no further force and effect.

         10. Original Issue Price. The original issue price shall be the amount paid per share for the stock upon its issuance to a holder and may be a different price for different issuances of Series A Preferred Stock.

C. Description and Designation of Series B Preferred Stock

         1. Designation. A total of 500,000 shares of the Corporation's Preferred Stock shall be designated the "Series B Preferred Stock."

         2. Dividends.

                  2.1 Computation of Cumulative Dividends. The holders of the outstanding shares of Series B Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative dividends at the annual rate of ten percent (10%) of the original issue price per share of Series B Preferred Stock. Dividends on the Series B Preferred Stock shall accrue from day to day on each share of Series B Preferred Stock from the date of original issuance of such share, whether or not earned or declared, and shall accrue until paid.

                  All numbers relating to calculation of cumulative dividends shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Corporation's capital structure.

                  2.2 Payment. Subject to the following, cumulative dividends on the Series B Preferred Stock shall be payable if, as and when declared by the Board of Directors of the Corporation. If any accrued cumulative dividends on the Series B Preferred Stock in respect of any previous or current annual dividend period shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock, or any subsequently designated series of Preferred Stock which is junior in right of dividends to the Series B Preferred Stock. The rights of the Series B Preferred Stock to payment of dividends are subject to the rights of the Series A Preferred Stock, which shall be pari passu in priority with the Series B Preferred Stock as to dividend payment rights. Upon any conversion of the Series B Preferred Stock under Section 5 hereof, all such accrued and unpaid cumulative dividends on the Series B Preferred Stock to and until the date of such conversion shall be immediately due and payable in either cash or Common Stock at the election of the Company. For the purposes of the previous sentence, the Common Stock shall be valued at the Series B Conversion Value (as defined in Section 5.1 hereof) in effect immediately prior to such conversion.

                  2.3 Restrictions on Distributions. Except to the extent in any instance approval is provided in writing by the holders of a majority of the outstanding shares of Series B Preferred Stock (voting as a separate class), the Corporation shall not declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing. "Subsidiary" or "Subsidiaries" means any corporation, partnership or joint venture of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty-percent (50%) of the outstanding voting shares or similar interests other than directors' qualifying shares.

                  Notwithstanding the foregoing, Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing contained in the foregoing shall prevent the Corporation from: (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (ii) complying with any specific provision of the terms of the Series A Preferred Stock, the Series B Preferred Stock or any subsequently designated series of Preferred Stock in accordance with its terms; (iii) declaring and paying all accrued dividends on the Series A Preferred Stock and the Series B Preferred Stock; (iv) redeeming or repurchasing any stock of a deceased stockholder out of proceeds of insurance held by the Corporation on that stockholder's life; or (v) redeeming or repurchasing any stock of any director, officer, employee, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship.

                  2.4 Participating Dividends. In the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Series B Preferred Stock shall be entitled to the amount of dividends per share of Series B Preferred Stock as would be declared payable on the largest number of whole and fractional shares of Common Stock into which each share of Series B Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend and without regard to any restrictions on issuance of or payment of dividends on fractional shares.

         3. Liquidation, Dissolution or Winding Up.

                  3.1 Treatment at Liquidation, Dissolution or Winding Up.

                     3.1.1 In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series B Preferred Stock in liquidation preference, and subject to the liquidation rights and preferences of the Series A Preferred Stock, which shall be pari passu in priority with the Series B Preferred. Stock in liquidation rights and preferences, and any other class or series of Preferred Stock designated in the future to be senior to, or on a parity with, the Series B Preferred Stock with respect to liquidation rights and preferences, the holders of each share of

Series B Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings ("Available Assets"), the greater of (i) an amount equal to the original issue price per share of Series B Preferred Stock (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Preferred Stock) plus all declared but unpaid dividends on each such share, or (ii) such amount per share of Series B Preferred Stock as would have been payable had each share of Preferred Stock which is convertible into Common Stock been so converted immediately prior to such liquidation, dissolution or winding up.

                  If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Series A Preferred Stock, Series B Preferred Stock and any other series of Preferred Stock on parity with the Series A Preferred Stock and Series B Preferred Stock with respect to liquidation rights and preferences, the full amounts to which they otherwise would be entitled, the holders of Series A Preferred Stock, the Series B Preferred Stock and such other series of Preferred Stock shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of Series A Preferred Stock, the Series B Preferred Stock and such other series of Preferred Stock if all liquidation preference dollar amounts with respect to such shares were paid in full.

                     3.1.2 After payment of all liquidation preferences to all holders of Preferred Stock, the entire remaining available assets, if any, shall be distributed among the holders of Common Stock, the Series B Preferred Stock, the Warrants (in accordance with the terms thereof) and any other class or series of Preferred Stock entitled to participate with the Common Stock in a liquidating distribution, in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of such shares of Preferred Stock held by them.

                  3.2 Treatment of Reorganization, Consolidation, Merger, or Sale of Assets. Any merger, consolidation or other corporate reorganization or combination to which the Corporation is a non-surviving party, and any sale of all or substantially all of the assets of the Corporation, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 3.

                  The provisions of this Section 3.2 shall not apply to (i) any reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation, (ii) a merger of the Corporation with or into a wholly-owned Subsidiary of the Corporation that is incorporated in the United States of America, or (iii) a merger, reorganization, consolidation or other combination, of which the Corporation is substantively the surviving corporation and operates as a going concern, with another corporation incorporated in the United States of America and which does not involve a recapitalization, reorganization, reclassification or other similar change in the capital structure of the Corporation.

                  3.3 Distributions Other than Cash. Whenever the distribution provided for in this Section 3 shall be payable in whole or in part in property other than cash, the value of any property distributed shall be the fair market value of such property as reasonably determined in good faith by the Board of Directors of the Corporation. All distributions of property other than cash made hereunder shall be made, to the maximum extent possible, pro rata with respect to each series and class of Preferred Stock and Common Stock in accordance with the liquidation amounts payable with respect to each such series and class.

         4. Voting Power.

                  4.1 General. Except as otherwise expressly provided in Sections 4 or 7 hereof, in Part I of Article Fourth of this Second Restated Certificate of Incorporation or in any Certificate of Designation heretofore or hereafter filed with respect to any other series of Preferred Stock, or as otherwise required by law, (i) each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation, except for the election of directors to the extent not otherwise expressly provided for, and shall be entitled to that number of votes equal to the number of shares of Series B Preferred Stock held by such holder at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, and (ii) the holders of shares of Series A Preferred Stock, Series B Preferred Stock, and Common Stock entitled to vote shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation, except for the election of directors to the extent not otherwise expressly provided for.

                  4.2 Director Election Rights. So long as any shares of Series B Preferred Stock remain outstanding, (i) the holders of a majority of the outstanding shares of the Series B Preferred Stock, voting as a separate class, shall have the right to elect one director of the Corporation (the "Series B Director"). At any annual or special meeting of the Corporation held for the purpose of electing directors, the presence in person or by proxy

(or by written consent) of the holders of a majority of the outstanding shares of Series B Preferred Stock shall constitute a quorum for the election or removal of the Series B Director. The holders of a majority of the shares of Series B Preferred Stock present in person or by proxy at any meeting relating to the election of directors (calculated after the determination of a quorum) shall then be entitled to elect or remove the Series B Director. The Series B Director shall be removable solely by the holders of the Series B Preferred Stock.

         5. Conversion. The holders of the Series B Preferred Stock shall have the following rights and be subject to the following obligations with respect to the Conversion of such shares into shares of Common Stock.

                  5.1 Voluntary Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of the Series B Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock which a holder of Series B Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying
(i) the number of shares of Series B Preferred Stock being converted at any time, by (ii) the rate (the "Series B Conversion Rate") equal to the quotient obtained by dividing $4.76 by the "Series B Conversion Value." The Series B Conversion Value in effect from time to time, except as adjusted in accordance with this Section 5, shall be $4.76.

                  5.2 Automatic Conversion.

                     5.2.1 Events Causing Conversion. Immediately prior to the closing of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended (other than on Form S-4 or S-8 or any successor forms thereto), covering the offer and sale of Common Stock for the account of the Corporation in which the Corporation actually receives gross proceeds equal to or greater than $10,000,000 (calculated before deducting underwriters' discounts and commissions and other offering expenses), but subject to the closing of such public offering, all outstanding shares of Series B Preferred Stock shall be converted automatically into the number of fully paid, non-assessable shares of Common Stock into which such shares of Series B Preferred Stock are convertible pursuant to this Section 5 as of the closing and consummation of such underwritten public offering without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

                     5.2.2 Surrender of Certificates Upon Mandatory Conversion. Upon the occurrence of the conversion event specified in Section 5.2.1, the holders of the Series B Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Preferred Stock so surrendered were convertible on the date on which the conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such shares of Series B Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

         5.3 Anti-Dilution Adjustments.

                  5.3.1 Upon Dilutive Issuances. If the Corporation shall, while there are any shares of Series B Preferred Stock outstanding, issue or sell shares of its Common Stock or "Common Stock Equivalents" (as defined in Section
5.3.2.1 below) without consideration or at a price per share or "Net Consideration Per Share" (as defined in Section 5.3.3 below) less than the Series B Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Series B Conversion Value, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series B Conversion Value by the following fraction:

                                     N  + N
                                      0    1
                                    ---------
                                     N  + N
                                      0    2


                         Where:

                         N0 = the number of shares of Common Stock outstanding
               immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities).

                         N1 = the number of shares of Common Stock which the
               aggregate consideration, if any (including the Net Consideration Per Share with respect to the issuance of Common Stock Equivalents) received or receivable by the Corporation for the total number of such additional shares of Common Stock so issued or deemed to be issued would purchase at the Series B Conversion Value in effect immediately prior to such issuance.

                N2 = the number of such additional shares of Common Stock so issued or deemed to be issued.

                  The provisions of this Section 5.3.1 may be waived as to all shares of Series B Preferred Stock in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon written agreement of the holders of two-thirds of the outstanding shares of Series B Preferred Stock.

                  5.3.2 Common Stock Equivalents.

                     5.3.2.1. General. For the purposes of this Section 5.3, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock, any securities convertible into or exchangeable for shares of Common Stock and any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be (deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series B Conversion Value shall be made under this Section 5.3 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents.

                     5.3.2.2. Adjustments for Adjustment, Cancellation or Expiration of Common Stock Equivalents. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time other than as a result of the application of anti-dilution provisions substantially similar to the provisions of this Section 5.3, then, upon the effectiveness of each such change, the Series B Conversion Value will be that which would have been obtained (1) had the adjustments made pursuant to Section 5.3.2.1 upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such securities, and (2) had the adjustments made to the Series B Conversion Value since the date of issuance of such Common Stock Equivalents been made to the Series B Conversion Value as adjusted pursuant to clause (1) above. Any adjustment of the Series B Conversion Value which relates to any Common Stock Equivalent shall be disregarded if, as and when such Common Stock Equivalent expires or is cancelled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Series B Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series B Conversion Value that would have been in effect (1) had the expired or cancelled Common Stock Equivalent not been issued, and (2) had the adjustments made to the Series B conversion values since the date of issuance of such Common Stock equivalents been made to the Series B Conversion Value which would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

                  5.3.3 Net Consideration Per Share. For purposes of this
Section 5.3, the "Net Consideration Per Share" which shall be receivable by the Corporation for any Common Stock issued upon the exercise or conversion of any Common Stock Equivalents shall be determined as follow:

                     5.3.3.1. The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if such Common Stock Equivalents were exercised, exchanged or converted.

                     5.3.3.1. The "Net Consideration Per Share" which shall be receivable by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

                  5.3.4 Stock Dividends for Holders of Capital Stock Other Than Common Stock. In the event that the Corporation shall make or issue (otherwise than to holders of Common Stock), or shall fix a record date for the determination of holders of any capital stock of the Corporation, other than holders of Common Stock, entitled to receive, a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for dividends payable to the holders of Series B Preferred Stock.

                  5.3.5 Consideration Other Than Cash. For purposes of this
Section 5.3, if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5.3 consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

                  5.3.6 Exceptions to Anti-dilution Adjustments; Basket for Reserved Employee Shares. This Section 5.3 shall not apply (A) under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below), or (B) to any issuance or sale of shares of Common Stock and/or

Common Stock Equivalents in an underwritten public offering not requiring conversion of the Series B Preferred Stock. Further, this Section 5.3 shall not apply with respect to (i) the issuance of options to acquire a number of shares of Common Stock equal to 250,000 minus the number of shares of Common Stock issuable upon the exercise of the options outstanding on the original issue date of the Series B Preferred Stock (the "Options") and (ii) the issuance of shares of Common Stock upon exercise of the options; provided, however, that the number set forth above may be increased from time to time by the vote or consent of the Series B Director or by the written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock. The foregoing numbers shall be subject to equitable adjustment in the event of any stock divided, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock of the Corporation.

                  5.4 Adjustment Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series B Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series B Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series B Conversion Value, which, so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                  An "Extraordinary Common Stock Event" shall mean (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

                  5.5 Adjustment Upon Dividends. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them, giving application to all other adjustments called for during such period under this Section 5.

                  5.6 Adjustment Upon Capital Reorganization or Reclassification. If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization or otherwise, then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein. The provision for such conversion right shall be a condition precedent to the consummation by the Corporation of any such transaction.

                  5.7 Certificate as to Adjustments; Notice by Corporation. In each case of an adjustment or readjustment of the Series B Conversion Rate, the Corporation at its expense will furnish each holder of Series B Preferred Stock so affected, upon such holder's written request therefor, with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  5.8 Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series B Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series B Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series B Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Series B Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5.9, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Preferred Stock shall cease and the person(s) in whose name(s) any certificates(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                  5.9 Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series B Preferred Stock, the Corporation shall pay to the holder of the shares of Series B Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series B Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series B Preferred Stock being converted.

                  5.10 Partial Conversion. In the event some but not all of the shares of Series B Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series B Preferred Stock which were not converted.

                  5.11 Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock (including any shares of Series B Preferred Stock represented by any warrants, options, subscription or purchase rights for Series B Preferred Stock) and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock (including any shares of Series B Preferred Stock represented by any warrants, options, subscriptions or purchase rights for Series B Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         6. Redemption

                  6.1 Optional Redemption. Commencing at any time on or after December 31, 2000 at the option and written election of Corporation, the Corporation may redeem at any time and from time to time all or a part of the outstanding shares of Series B Preferred Stock, at the price and terms stated in this Section 6.

                  The redemption price for each share of Series B Preferred Stock redeemed pursuant to this Section 6 shall be original issue price per share of Series B Preferred Stock, plus all accrued and unpaid dividends thereon, if any, whether or not earned or declared, on such shares up to and including the date fixed for redemption (the "Series B Redemption Price"). Each redemption of shares of Series B Preferred Stock shall be made so that the number of shares of Series B Preferred Stock held by each registered holder shall be reduced in an amount which shall bear the same ratio to the total number of shares of Series B Preferred Stock being so redeemed as the number of shares of Series B Preferred Stock then held by such registered holder bears to the aggregate number of shares of Series B Preferred Stock then outstanding.

                  6.2 Mandatory Redemption. Commencing at any time on or after December 31, 2000 at the option and written election of the holders of a majority of the outstanding shares of Series B Preferred Stock, the Corporation shall redeem all or a portion of the outstanding shares of Series B Preferred Stock specified in such election, at the price and terms stated in this Section 6.

                  The redemption price for each share of Series B Preferred Stock redeemed pursuant to this Section 6 shall be the Series B Redemption Price. Each redemption of shares of Series B Preferred Stock shall be made so that the number of shares of Series B Preferred Stock held by each registered holder shall be reduced in an amount which shall bear the same ratio to the total number of shares of Series B Preferred Stock being so redeemed as the number of shares of Series B Preferred Stock then held by such registered holder bears to the aggregate number of shares of Series B Preferred Stock then outstanding.

                  6.3 Equitable Adjustment. The Series B Redemption Price set forth in this Section 6 shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Preferred Stock.

                  6.4 Redemption Notice. If the Corporation or the holders of a majority of the outstanding shares of Series B

Preferred Stock, as the case may be, elect to have the Corporation redeem all of the outstanding shares of Series B Preferred Stock as aforesaid, notice to that effect shall be given by such holders to the Corporation, or by the Corporation to such holders, as the case may be, at least 45 days prior to the Redemption Date (as defined below), which notice shall also set forth the date fixed for redemption pursuant to this Section 6 (hereinafter referred to as the "Redemption Date"). If such notice is given, then at least 45 days prior to the Redemption Date, written notice (hereinafter referred to as the "Redemption Notice") shall be mailed, postage prepaid, by the Corporation to each holder of record of the Series B Preferred Stock which is to be redeemed, at its address shown on the records of the Corporation; provided, however, that the Corporation's failure to give such Redemption Notice shall in no way affect its obligation to redeem the shares of Series B Preferred Stock as provided in
Section 6.1 or 6.2 hereof. The Redemption Notice shall contain the following information:

                          (i) the number of shares of Series B Preferred Stock
                held by the holder which shall be redeemed by the Corporation and the total number of shares of Series B Preferred Stock held by all holders to be so redeemed;

                          (ii) the Redemption Date and the applicable
                Series B Redemption Price; and

                          (iii) that the holder is to surrender to the
                Corporation, at the place designated therein, its certificate or certificates representing the shares of Series B Preferred Stock to be redeemed.

The rights of the holders of the Series B Preferred Stock to convert the Series B Preferred Stock into Common Stock pursuant to Section C.5.1 hereof shall continue in full force and effect until the Redemption Date, notwithstanding the giving of the Redemption Notice.

                  6.5 Surrender of Certificates. Each holder of shares of Series B Preferred Stock to be redeemed shall surrender the certificate(s) representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon the Series B Redemption Price for such shares as set forth in this
Section 6 shall be paid to the order of the person whose name appears on such certificate(s) and each surrendered certificate shall be cancelled and retired. In the event some but not all of the shares of Series B Preferred Stock represented by a certificate(s) surrendered by a holder are being redeemed, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series B Preferred Stock which were not redeemed.

                  6.6 Dividends after Redemption. From and after the later of the Redemption Date or 45 days from the date the Corporation shall have given the Redemption Notice, no shares of Series B Preferred Stock subject to redemption shall be entitled to any further dividends pursuant to Section 2 hereof.

                  6.7 Insufficient Funds for Redemption. If the funds of the Corporation legally available for redemption of Series B Preferred Stock on the Redemption Date are insufficient to redeem the number of shares of Series B Preferred Stock to be so redeemed on such Redemption Date, the holders of shares of Series B Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Redemption Date were redeemed in full. The shares of Series B Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein, notwithstanding Section 6.6 above. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series B Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above. In the event that funds are not legally available for the payment in full of the aggregate Series B Redemption Price for the actual number of shares of Series B Preferred Stock to be so redeemed on the Redemption Date, then the Corporation shall be obligated to make such partial redemption so that the number of shares of Series B Preferred Stock held by each registered holder shall be reduced in an amount which shall bear the same ratio to the actual number of shares of Series B Preferred Stock required to be redeemed on such Redemption Date as the number of shares of Series B Preferred Stock then held by such registered holder bears to the aggregate number of shares of Series B Preferred Stock required to be redeemed on any such Redemption Date. The rights of redemption of shares of Series B Preferred Stock are subject to the rights of (i) the Series A Preferred Stock which shall be pari passu in priority with the Series B Preferred Stock as to redemption rights, and (ii) any other class or series of Preferred Stock designated to be senior to, or on a parity with, the Series B Preferred Stock as to redemption rights.

         7. Restrictions and Limitations on Corporate Action.

                  The Corporation shall not take any corporate action or amend this Second Restated Certificate of Incorporation without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a single class, each share of Series B Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series B Preferred Stock.

Without limiting the generality of the preceding sentence, the Corporation will not amend this Second Restated Certificate of Incorporation or take any other corporate action without the approval by the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a single class, if such amendment or corporate action would:

                          (a) cause or authorize the Corporation to redeem,
               purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of equity securities of the Corporation other than as provided for in Section 2 hereof; or

                          (b) authorize, create or issue, or obligate the
               Corporation to authorize, create or issue, additional shares of Series B Preferred Stock or of any class of stock ranking senior to or on a parity with the Series B Preferred Stock with respect to liquidation preferences, dividend rights or redemption rights; or

                          (c) reduce the amount payable to the holders of Series
               B Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                          (d) adversely affect the liquidation preferences,
               dividend rights or voting rights of the holders of Series B Preferred Stock; or

                          (e) cancel or modify the conversion rights of the
               holders of Series B Preferred Stock provided for in Section 5 herein.

         8. No Dilution or Impairment. The Corporation will not, by amendment of this Second Restated Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series B Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms.

         9. Notices of Record Date. In the event of

                          (a) any taking by the Corporation of a record of the
               holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

                          (b) any capital reorganization of the Corporation, any
               reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

                          (c) any voluntary or involuntary dissolution,
               liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series B Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least ten (10) days prior to the date specified in such notice on which action is being taken.

         10. Status of Converted or Repurchased Series B Preferred Stock. Any share or shares of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be returned to the status of authorized but unissued shares of undesignated Preferred Stock. Upon the cancellation of all outstanding shares of Series B Preferred Stock, the provisions of this Chapter C regarding the description and designation of Series B Preferred Stock shall terminate and have no further force and effect.

         11. Original Issue Price. The original issue price shall be the amount paid per share for the stock upon its issuance to a holder and may be a different price for different issuances of Series B Preferred Stock.

                                II. COMMON STOCK

         1. Priority. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject to and subordinate to those that may be fixed with respect to the Preferred Stock.

         2. Voting Right. Each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation. Except as otherwise required by law, or as otherwise expressly provided in Section 4 of Chapter B and Section 4 of Chapter C of Part I of this Article Fourth and elsewhere in this Second Restated Certificate of Incorporation and in any Certificate of Designation heretofore or hereafter filed with respect to any Preferred Stock, the holders of Common Stock shall vote together as a single class on all matters submitted to stockholders for a vote.

         3. Dividends. Subject to provisions of law, this Second Restated Certificate of Incorporation and any Certificate of Designation with respect to any Preferred Stock, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in their sole discretion.

         4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

         5. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal by-laws of the Corporation with the vote at a duly held meeting of two-thirds of the members of the Board of Directors or with the written consent of all of the members of the Board of Directors in lieu of a meeting, subject to any rights of holders of Preferred Stock.

         6. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors, provided that such number shall not be less than five nor more than nine. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

         7. The Corporation shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of or as the agent of the Corporation as a director, officer or the agent of any other corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Article SEVENTH shall not adversely affect any right or protection of a director or officer of this Corporation existing at the time of such repeal or modification.

         8. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article EIGHTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

         9. The Corporation is to have perpetual existence.

         IN WITNESS WHEREOF, DLB Systems, Inc. has caused this Second Restated Certificate of Incorporation to be executed by its duly authorized officers on the 26th day of June, 1997.

                                       DLB SYSTEMS, INC.

                                       By: ________________________________
                                           John M. Ryan, Chairman

                                EXHIBIT 2.02(g)

                         DLB LICENSE AGREEMENT TO PRWW

                         EVALUATION LICENSING AGREEMENT

                                     BETWEEN

                            DLB SYSTEMS, INC. ("DLB")

                                       Of
                                 110 Allen Road
                            Liberty Corner, NJ 07938

                                       AND

                 PREMIER RESEARCH WORLDWIDE LIMITED ("Customer")

                                       Of
                               124 S. 15th Street
                           Philadelphia, PA 19103-3010


 DLB and the Customer agree that the following terms and conditions shall govern the licensing and provision of the computer software system and services specified in Schedule A of this Agreement.


 This Agreement (including referenced Schedules and Addenda) is the entire Agreement between the parties and supersedes all prior communications, oral or written, between the parties with respect to the subject matter hereof. Changes to this agreement may only be made by mutual written agreement of the parties.

 Agreement Date: ________________________________ 19__

 For DLB SYSTEMS INC.:                       For the CUSTOMER:

 Signature:_________________________         Signature:_________________________

 Printed:  _________________________         Printed:  _________________________

 Title:    _________________________         Title:    _________________________

 Date:     _________________________         Date:     _________________________

1. DEFINITION OF TERMS USED

ADDITIONAL CONSULTANCY: Shall mean services provided by DLB at Customer's request beyond the scope of this Agreement.

AUTHORIZED USERS: Shall mean those employees, agents and independent contractors employed or commissioned by the Customer, each of whom are licensed to access and use the Product(s) subject to the restrictions in Schedule A.

CPU TYPE: Shall mean the class of CPUs resident in either the client or server or both upon which the Product(s) are used and supported as further defined in Schedule A and listed in such Schedule.

DOCUMENTATION: Shall mean DLB's published software manuals and any information or material supplied by DLB, in any form, with the Products or pursuant to this Agreement which is not defined by the terms Object Code or Source Code.

INSTALLATION DATE: Shall be the date the Products are installed on the first server computer defined in Schedule A.

LICENSE: Shall mean this License Agreement and the rights and obligations it creates under the United States Copyright Law and laws of Delaware.

NEW RELEASE: Shall be any improved modified or corrected version of the Product from time to time issued by DLB.

OBJECT CODE: Shall mean forms of the Products which are computer executable. Object Code shall exclude Source Code.

ORACLE: Shall mean the Relational Database Management System and related software produced, owned and licensed by the Oracle Corporation of California, USA. ORACLE is a registered trademark of Oracle Corporation.

PRODUCTS: Shall mean any proprietary computer software programs owned or developed by DLB or any separable program module or any customized or amended version thereof in object code form together with any related Documentation. The Products listed in Schedule A are the intellectual property of DLB.

SERVICES: Shall mean the Services to be provided by DLB as described in this Agreement and in Schedule A.

SITE(S): Shall mean the designated Customer location at 124 S. 15th Street, Philadelphia, Pennsylvania, wherein the CPU Type is located.

SOURCE CODE: Shall mean the human-readable portion of the Products.

USE: Shall mean the ability of the Authorized Users to copy the Object Code into the CPU Types for internal processing only.

WARRANTY PERIOD: Shall mean that 90 day period of time beginning on the Installation Date.

2. PRODUCTS AND SERVICES PROVIDED BY DLB

   2.1 DLB will provide the Products and Services defined in this Agreement and in Schedule A, subject to the Customer not having committed any breach of the terms of this Agreement.

3. LICENSES GRANTED

   3.1 OBJECT CODE ONLY LICENSE

   Subject to compliance with the terms of this Evaluation Licensing Agreement, DLB hereby grants to the Authorized Users of the Customer a royalty-free, non-exclusive, non-transferrable license to use and evaluate the Products on the CPU Types at the Site, limited however to use in conjunction with Customer's standard business operations and not for any large-scale productive use involving any hospitals or similar entities. Large scale productive use shall mean use of Products in a project in which the Customer receives revenue from the use of the Product in such Project that equals or exceeds $120,000.

   Customer may not decompile, disassemble, reverse engineer, modify, sell, rent, reproduce, distribute, lease, publicly perform or publicly display the Products, except as expressly provided for in this Evaluation License Agreement.

   3.2 THIRD PARTY LICENSES

   In the event that additional licenses or other proprietary software must be acquired from third parties (including, but not limited to the operating system and network management software and Oracle Relational Database Management System and SQR) for the operation of the Products the Customer shall be solely responsible for obtaining and complying with the terms of such licenses of software.

   DLB MAKES NO WARRANTIES OF ANY KIND IN CONNECTION WITH THE THIRD

   PARTY SOFTWARE WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANT-ABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

   3.3 COPYING OF THE PRODUCTS

   Subject to compliance with the terms of this Agreement, DLB hereby grants permission for the Customer to make such copies of the Products as are reasonably required for the exclusive purposes of backup and security of operation provided always that adequate records are kept of the purpose and location of each copy. All such records shall be available to DLB upon reasonable request.

   Customer shall reproduce on all copies of the Products, or any part thereof, the same proprietary notices or legends which appear on the original copy of the Products provided hereunder. Copies of the Products, or any part thereof, shall be the exclusive property of DLB.

4. INTELLECTUAL PROPERTY

   4.1 The Products and all copies thereof are proprietary and confidential to DLB and exclusive title shall remain in DLB. All applicable rights to copyright patents, and other intellectual property rights in the Products are the exclusive property of DLB.

   4.2. Customer acknowledges that all rights, title and interest in and to any trademarks, trade names, logos and identifying slogans associated with the Products (the "Trademarks"), whether or not registered before the United States Patent and Trademark Office or before any appropriate foreign trademark office, belong exclusively to DLB and Customer will not contest such ownership.

   4.3. DLB hereby grants to Customer a non-transferable and non-exclusive right to use the Trademarks in connection with the Products for the term of this Agreement.

   4.4. Customer acknowledges the considerable investment of DLB in the Products, and agrees and acknowledges that the Trademarks have an established prestige and goodwill, have an established secondary meaning, are recognized by the trade and consuming public, and are of great importance and value to DLB. Accordingly, Customer agrees that its use of said Trademarks shall be strictly in accordance with this Agreement and in a commercially acceptable and responsible manner and style to protect and enhance the prestige of the Trademarks and DLB, and that no such use of the Trademarks shall reflect adversely upon the good name of DLB. In furtherance of this purpose and intent, Customer shall submit to DLB or its authorized representative, for prior written approval, samples of all uses of the Trademarks, including without limitation, samples of all advertising and business materials which Customer proposes to use and which will bear the licensed Trademarks.

5. INVOICING AND PAYMENT

   5.1 There shall be no license fee charges to Customer for the evaluation only license hereunder; however, Customer agrees to pay for all support costs in connection therewith, as provided in Schedule A. In the event Customer acquires licenses for production use of the Products as set forth in Schedule A, then DLB shall invoice the Customer for the fees and services set forth in Schedule A of this Agreement, including any taxes, duties and shipping costs, as follows:

    5.1.1 License Fees and Customer Support shall be invoiced upon shipment of the Software.

    5.1.2 Training, consulting services, travel reimbursement shall be invoiced after such services have been delivered.

   5.2 The Customer shall make payment for invoices (including taxes or duties) within thirty (30) days of the invoice date. In the event of late payment an additional charge of 1.5% per month shall be made on the overdue balance and any accrued charges. In the event Customer fails to make any payment in accordance with this Section 5.2, DLB shall have the right to declare the entire unpaid balance immediately due and payable and turn over the Customer's account for collection, and Customer shall also be liable for all of DLB's reasonable collection costs, including reasonable attorney's fees and expenses.

6. CONFIDENTIALITY

   6.1 The Customer shall keep the Products strictly confidential and limit access to the Products to those of its employees, agents, sub-contractors or consultants who either have a need to know or are engaged in the use of the Products. Customer shall take appropriate action by instruction or agreement with its employees, agents, sub-contractors and consultants who are permitted access to the Products to satisfy its obligations hereunder. Without limiting the generality of the foregoing, Customer shall take such other reasonable steps as shall from time to time be necessary to protect the confidential and intellectual property rights of DLB in the Products.

   6.2 DLB shall keep confidential all information relating to the Customer's use and application of the Products and shall not disclose any such information to a third party without the prior written consent of the Customer.

   6.3 Customer agrees that any inadvertent or deliberate disclosure may cause irreparable harm to DLB. Therefore, Customer agrees that, at DLB's discretion, DLB may seek injunctive relief, sue for money damages or seek criminal prosecution; and, in the case injunctive relief is sought, Customer agrees not to oppose DLB's request for such relief or to require DLB to post a bond or other security in connection therewith.

7. GENERAL PROVISIONS

   7.1 The Customer shall not be entitled to assign any rights, licenses or other benefits under this Agreement to any third party without the written permission of DLB, which permission may be granted or withheld in DLB's sole discretion.

   7.2 Failure by either party to enforce any term or condition of this Agreement shall not be deemed a waiver of the right to enforce that term or condition at any other time.

   7.3 The Customer and DLB are independent and no relationship of joint venture, partnership or agency exists between them.

   7.4. This Agreement shall be governed by the laws of the State of Delaware and Customer consents to the exercise of the non-exclusive jurisdiction of the State and Federal courts of Delaware. The parties agree to exclude, in its entirety, the application of the United Nations Convention On Contracts for the International Sale of Goods.

   7.5 Except for equitable proceedings commenced by DLB which may be brought in any court of competent jurisdiction, any controversy or claim arising out of or related to this Agreement shall be adjudicated in the federal or state courts of the State of Delaware and the parties hereto consent to the exclusive personal jurisdiction and venue thereof for this purpose.

8. WARRANTY

   8.1. DLB represents and warrants that the Products will be substantially capable of performing the functions described in the supplied Documentation during the Warranty Period when operated on the CPU(s) with the operating system and ancillary software and hardware identified in Schedule A. DLB's sole and exclusive obligation under this warranty shall be, at its option, to either repair or replace the Products which fail to substantially meet this standard during the Warranty Period. The foregoing shall be Customer's sole and exclusive remedy.

    8.2. DLB does not warrant that the functions contained in the Products will meet the Customer's requirements or will operate in the combinations which may be selected for use by the Customer or that the operation of the Products will be uninterrupted or error free.

    8.3. DLB warrants that it will perform the Services detailed herein with reasonable care and skill.

    8.4. THE WARRANTY SET FORTH IN THIS SECTION 8 IS THE SOLE WARRANTY GIVEN BY DLB IN CONNECTION WITH THE PRODUCTS AND SERVICES PROVIDED HEREUNDER AND NO OTHER WARRANTIES SHALL BE IMPLIED INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANT-ABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ALL SUCH WARRANTIES ARE HEREBY EXCLUDED BY DLB AND WAIVED BY CUSTOMER.

 9. LIMITATION OF LIABILITY

    IN NO EVENT SHALL DLB, ITS AGENTS OR EMPLOYEES, HAVE ANY LIABILITY TO CUSTOMER OR ANY THIRD PARTY FOR INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOSS OF DATA, LOSS OF USE OR CLAIMS OF THIRD PARTIES). DLB SHALL NOT HAVE ANY LIABILITY FOR DIRECT DAMAGES IN EXCESS OF THE SUM OF THE AMOUNTS PREVIOUSLY PAID TO DLB WHETHER BY NEGLIGENCE OR OTHERWISE, WHETHER OR NOT DLB HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

10. DURATION OF AGREEMENT

    This Evaluation License will continue until December 31, 1998, unless extended by a mutually written agreement between DLB and Customer, and unless sooner terminated in accordance with the provisions of Section 11 or 12.3 below. During the term of this Agreement, if Customer desires to employ the DBL Products for significant production use at the designated Site, then DLB and Customer will enter into a production use license, with substantially the same terms and conditions set forth herein, for the fees set forth on Schedule A attached hereto and providing that the duration of such production license shall continue until terminated in accordance with the provisions of Section 11 or
   12.3 below.

11. TERMINATION

    11.1 This Agreement may be terminated:

      11.1.1. forthwith by DLB if the Customer fails to pay any sum due hereunder within ten (10) days of the due date thereof provided any amount so due is not reasonably in dispute;

      11.1.2. forthwith by either party if the other commits any material breach of any term of this Agreement (other than one falling within 11.1.1 above) and which (in the case of a breach capable of being remedied) shall not have been remedied within thirty (30) days of a written request to remedy the same;

      11.1.3. Forthwith by either party, if the other party files or has filed against it a petition in bankruptcy (or any similar petition under any insolvency law of any jurisdiction), proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, or if a receiver, trustee, custodian, or similar agent is appointed or takes possession of any property or business of either party.

    11.2 Any termination of this Agreement pursuant to this section 11 shall be without prejudice to any other rights or remedies a party may be entitled to hereunder at law or equity and shall not affect any accrued rights or liabilities of either party nor the coming into or continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination.

    11.3 Subject to section 11.4 below within thirty (30) days of the termination of this Agreement (howsoever and by whomsoever occasioned) the Customer shall destroy all copies of the Products in its possession and a duly authorized officer of the Customer shall certify in writing to DLB that the Customer has complied with such obligation.

    11.4. Notwithstanding the provisions of Section 11.3 above the Customer shall be entitled to keep one copy of the Products free of charge in a fire-proof room for archival purposes only. If the Customer uses the Products (or any part thereof) other than for archival purposes it shall become liable to pay DLB its then current charges for the use of the Products or any equivalent software then licensed in substitution for the Products.

    11.5. The provisions of Sections 3.2, 4, 6, 8.4 and 9 of this Agreement shall survive termination for whatever reason.

    11.6 No refund of support charges shall be made in the event of termination for any reason.

12. FORCE MAJEURE

    12.1 Neither party hereto shall be liable for any breach of its obligations hereunder resulting from causes beyond its reasonable control including but not limited to fire, strikes (of its own or other employees) insurrection or riots, embargoes, wrecks or delays in transportation, inability to obtain supplies and raw materials, requirements or regulations of any civil or military authority (an "Event of Force Majeure").

    12.2 Each of the parties hereto agrees to give notice forthwith to the other upon becoming aware of an Event of Force Majeure such notice to contain details of the circumstances giving rise to the Event of Force Majeure.

    12.3 If a default due to an Event of Force Majeure shall continue for more than three months then the party not in default shall be entitled to terminate this Agreement as a result of an Event of Force Majeure.

13. INVALIDITY AND SEVERABILITY

    13.1 If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the invalid or unenforceable provision shall not affect the other provisions of this Agreement and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect.

    13.2 The parties hereby agree to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the economic, legal and commercial objectives of the invalid or unenforceable provision.

14. HEADINGS

    Headings to sections in this Agreement are for the purpose of information and identification only and shall not be construed as forming part of this Agreement.

15. DELIVERY

    DLB shall notify the Customer forthwith of any act or omission by the Customer which may adversely affect DLB's ability to deliver the Products (a "Customer Imposed Delay").

16. NOTICES

    Any notice, request, instruction or other document to be given hereunder shall be delivered or sent by first class mail or by telex or facsimile (such telex or facsimile notice to be confirmed by letter mailed within 12 hours) to the address of the other party set out in this Agreement (or such other address as may have been provided in the interim).

17. INTELLECTUAL PROPERTY RIGHTS INDEMNITY

    17.1 DLB will indemnify and hold the Customer harmless against damages (including reasonable attorneys fees) that may be awarded or agreed to be paid to any third party in respect of a claim or action that the normal operation, possession or use of the Products by the Customer infringes the patent, copyright, registered design or trade mark rights of said third party (an "Intellectual Property Infringement") provided that the Customer:

      17.1.1 gives notice to DLB of any Intellectual Property Infringement immediately upon becoming aware of the same;

      17.1.2 gives DLB the sole right to conduct the defense of any claim or action in respect of an Intellectual Property Infringement and does not at any time admit liability or otherwise attempt to settle or compromise the said claim or action except upon the express instructions of DLB; and

      17.1.3 acts in accordance with the reasonable instructions of DLB and gives to DLB such assistance as it shall reasonably require in respect of the conduct of the said defense including, without prejudice to the generality of the foregoing, the filing of all pleadings and other court process and the provision of all relevant documents.

    17.2 DLB shall reimburse the Customer its actual costs incurred in complying with the provisions of section 17.1 above.

    17.3 DLB shall have no liability to the Customer in respect of an Intellectual Property Infringement if the same results from any breach of the Customer's obligations under this Agreement, or from the use or operation of the Products with any software, hardware or other equipment not provided or approved by DLB.

    17.4 In the event of an Intellectual Property Infringement DLB shall be entitled, at its own expense and option, either to:

      17.4.1 procure the right for the Customer to continue using the Products;
      or

      17.4.2 make such alterations, modifications or adjustments to the Products such that they become non-infringing without incurring a material diminution in performance or function; or

      17.4.3 replace the Products with non-infringing substitutes provided that such substitutes do not entail a material diminution in performance or function.

    17.5 If DLB, in its reasonable judgment, is not able to exercise any of the options set out at sections 17.4.1, 17.4.2, 17.4.3 above within thirty (30) days of the date it received notice of the Intellectual Property Infringement, then the Customer shall be entitled to terminate this Agreement effective immediately. Upon any such termination the provisions of section 11.3 (but not 11.4) shall apply.

    17.6. The foregoing states the entire liability of DLB with respect to an Intellectual Property Infringement.

18. CUSTOMER'S RESPONSIBILITIES

    18.1 The Customer will make available sufficient resources and facilities that DLB may reasonably request in order to provide the Products and Services described herein.

    18.2 Not withstanding the generality of section 18.1 above the Customer shall ensure that in order to provide the Products and Services detailed herein:

      A. DLB staff are permitted reasonable access to the Customer's hardware and that appropriate technical personnel are made available to assist DLB staff by providing technical expertise and support relating to the Customer's installed hardware and other third party software.

      B. The hardware and third party software required for the operation of the Products are correctly installed and set up in accordance with the suppliers recommendations. Such hardware and third party software shall include those items noted in Schedule

      C. The Customer's technical staff shall assist in or perform any modifications to such third party software as may be reasonably requested by DLB for the purposes of installing or permitting the efficient operation of the Products.

    18.3 The Customer shall nominate a suitably qualified member of the Customer's staff (the "Project Manager") who shall be empowered by the Customer to take such decisions and instigate any actions which may be required from time to time by the Customer to facilitate the timely and efficient provision of the Products and Services detailed herein. The Project Manager shall be the primary point of contact between DLB and the Customer from the date hereof until Acceptance of the Products and shall allocate sufficient time as may reasonably be required commensurate with the duties detailed in this section 18.3.

19. SOFTWARE SUPPORT

    The Customer will purchase Software Support from DLB as provided herein.

    19.1 PERIOD OF SUPPORT The initial period of Software Support shall be for a period of one year from the date of installation on the first server computer. Software Support for subsequent years shall be provided subject to annual payment, in advance, of the Renewal Support fee stated in Schedule A. Fees for periods after the first subsequent support period may be increased up by to 10% per annum.

    19.2 RENEWAL Software Support will be renewed upon the expiration of the initial period unless the Customer or DLB shall give written notice of termination of this License Agreement at least 30 days prior to the annual renewal date.

    19.3 SERVICE PROVIDED - DLB shall provide the following service:-

      19.3.1 Between the hours of 0900 and 1730 Monday to Friday current British time and 0800 to 2000 current US Eastern Standard time (excluding statutory holidays and the period 27 December to 31 December) a support service to provide comprehensive "hotline" technical support of the Product to facilitate optimum usage via telephone, fax, mail, Compuserve or Internet. Weekend and 24 hour availability by prior arrangement.

      19.3.2 As new releases of the Product or Documentation become available, DLB shall provide them to Customer. Installation of such New Releases shall be performed by the Customer unless the Customer shall request installation as an Additional Consultancy service.

      19.3.3 Use all reasonable efforts to provide identification and resolution of bugs or errors reported by the Customer in the then current release of the Product(s). Initial response by DLB to any error or faults will be within 4 working hours of any oral or written notification by the Customer. Correction work on any error or fault that materially affects the utility of the Product(s) will commence within 8 working hours of any oral or written notification.

      19.3.4 Validation Readiness Kits to all Customers who have paid the appropriate fee for maintenance as of the date of release will be provided for the Product(s).

      19.3.5 Access to the On-line Information System comprising bulletin board and electronic mail services.

    19.4 CUSTOMER BENEFITS The Customer may:-

      19.4.1 Become a member of the appropriate DLB User Group and participate in meetings.

      19.4.2 Participate in Product Development Workshops to discuss new features and future direction of the Product(s) and participate in the Product Ballot for inclusion of features in New Releases of the Product(s).

    19.5 EXCLUSIONS

    Software Support excludes:

      A. Services to recover data which is lost or corrupted due to hardware failure or fault.

      B. Services to recover the Product(s) which become lost or corrupted due to the interference or modification of the Product(s) by the Customer.

      C. Services which are required to correct errors due to the failure of the Customer to implement recommendations in respect of or solutions to faults previously advised by DLB or to install a New Release of the Product provided under section 19.3.2 of this Agreement.

    19.6 CUSTOMER'S OBLIGATIONS - The Customer will:

      A. Ensure that the software is used only on the CPU Types supported by DLB which must be operated and maintained in accordance with the manufacturers recommended procedures.

      B. Ensure that the software is used and operated with the operating system and ancillary software and any hardware defined in the Schedule A.

      C. Take frequent, regular security copies or backups of the Products (including software) and data it contains to allow restoration in the event of faults.

      D. Ensure that only adequately trained, competent and authorized persons are allowed to operate the Software.

      E. In the event of an actual or apparent malfunction of the Product(s) take all reasonable actions to document or record the form, nature, apparent cause or symptoms of the malfunction. Such documents or records shall be supplied or provided to DLB in the event that the Customer shall request Support under this Agreement.

      F. Nominate a member of the Customer's staff who shall be responsible for communications with DLB on matters relating to the Support Service.

    19.7 ADDITIONAL CHARGES

      19.7.1 DLB shall be entitled to charge the Customer at DLB's then current rates for Additional Consultancy for any reasonable time, effort and expenses for the provision of the Support Service in connection with any fault or other request for Support made by the Customer where such request is subsequently shown to be excluded from support under section 19.5 of this Agreement.

      19.7.2 DLB shall be entitled to charge the Customer the cost of reasonable travel, accommodation and subsistence expenses incurred in providing the services detailed herein.

      19.7.3 Customer is responsible for paying Customer startup and ongoing line charges for access to the On-line Support Information System comprising bulletin board and electronic mail services.

    19.7 CANCELLATION

    DLB may cancel its Software Support obligation hereunder if Customer declines to implement any update to the Product(s) which DLB provides at no additional cost to all Customers under Software Support. In the event of such cancellation, DLB will issue a pro-rated refund on the unused portion of annual software support fees paid.

20. ESCROW AGREEMENT

    DLB places all source codes related to the Product(s) with an ESCROW agent. Customer may register to be a beneficiary of this service by so notifying DLB and prepayment of the annual fee for such service.

21. ADDITIONAL PRODUCTS

    Customer may, by amendment to this LICENSE, purchase additional licenses for other DLB Products in accordance with the Fee(s) and other terms in DLB's then-current Price List. An additional Schedule, showing the price applicable for each additional license, shall be provided by DLB and attached to each party's copy of this LICENSE.

22. INVOICING INFORMATION

    The Customer contact for invoices for this Agreement shall be:

    Name:______________________________

    Address:___________________________

    Phone:_____________________________

    FAX:_______________________________

    Customer shall notify DLB of any changes to the contact for the receipt of invoices.

23. Addenda: List below if any:

      _____________________________________

      _____________________________________

      _____________________________________

24. INDEMNITY BY CUSTOMER

    Customer will indemnify and hold DLB harmless against any cost, expense, loss and damages (including reasonable attorneys' fees) that may be incurred by DLB or awarded or agreed to be paid by DLB to any third party as a result of any breach of this Evaluation Licensing Agreement by the Customer.

                                   SCHEDULE A


      The software and services referred to in the Agreement shall include RECORDER, MONITOR and ALERT and all other products from time to time licensed by DLB to third parties.

      Customer agrees to pay for all support costs during this evaluation period on a time and materials basis. The provisions of Section 5.1, 5.1.2 and 5.2 shall apply to such support costs.

      Should PRWW wish to employ the DLB software for significant production use in its business operations at the designated Site, as defined in the Agreement, it may acquire licenses to use the products at the following prices:

            For the first product (e.g., RECORDER)         $100,000

            For the second product (e.g., MONITOR)         $100,000 less 30%

            For the third and additional products          $100,000 less 50%

      For any large-scale productive use of the Products, the annual support fee will be charged to Customer at a rate of annual support at 20% of the undiscounted license fees. Annual support will entitle PRWW to help desk, installation support, and new releases at no additional charge. The support fees will rise as DLB's license fees increase. In the event PRWW wishes to use the DLB Products in production use to provide service bureau services to a client, then DLB and PRWW shall negotiate such service bureau licensing so that is on mutually agreeable terms to PRWW and DLB, and DLB and PRWW shall share the revenues derived from such service bureau work, which is associated with use of DLB's Products, on a 50-50 basis.

      Use of products limited to 10 users each; upgrades for additional users at additional license fees of $5,000 per user in minimum upgrades of 5 users.


Hardware: [describe]

                                 EXHIBIT 2.02(h)

                     VOTING AND STOCK RESTRICTION AGREEMENT

                     VOTING AND STOCK RESTRICTION AGREEMENT

          VOTING AND STOCK RESTRICTION AGREEMENT, dated as of June 30, 1997 among DLB SYSTEMS, INC., a Delaware corporation (the "Company"), SAFEGUARD SCIENTIFICS (DELAWARE), INC. (the "Series A Investor"), and PREMIER RESEARCH WORLDWIDE LIMITED, a Delaware corporation (the "Series B Investor").

          WHEREAS, the Company has issued 860,000 shares of its Series A Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), to the Series A Investor pursuant to a Preferred Stock Purchase Agreement dated August 30, 1995 and a Stock Purchase Agreement dated as of August 19, 1996 (collectively, the "Series A Stock Purchase Agreements");

         WHEREAS, the Company, the Series A Investor and DLB Systems, Inc., a New Jersey corporation ("DLB-NJ") have executed the Voting and Stock Restriction Agreement dated August 30, 1995 (the "Original Agreement") relating to the election of members to the Company's Board of Directors (the "Board of Directors") and providing for restrictions on the terms of any dispositions by the Series A Investor and DLB-NJ of their capital stock of the Company;

          WHEREAS, the Company is issuing 210,000 shares of its Series B Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), to the Series B Investor pursuant to a Preferred Stock Purchase Agreement dated the date hereof (the "Series B Stock Purchase Agreement"), and in connection therewith the parties hereto desire to enter into an agreement providing for the obligations of the Series A Investor and the Series B Investor (collectively, the "Investors") relating to the election of the members of the Board of Directors and restrictions on dispositions by the Investors of their capital stock of the Company;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and the investment by the Series B Investor under the Series B Stock Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following:

                                    ARTICLE I

                              ELECTION OF DIRECTORS

         Section 1.1. Election of Directors. At any time at which stockholders of the Company will have the right to or will vote shares of capital stock of the Company in an election of directors, the Investors shall vote all shares of capital stock of the Company presently owned or hereafter acquired by them in favor of the following actions:

                (a) to cause and maintain the election to the Board of Directors of five designated representatives of the Series A Investor and its successors or assigns holding Series A Preferred Stock or capital stock issued on the exercise of the Warrants (as defined in the Series A Stock Purchase Agreements) (collectively, the "Series A Investor Directors"), who initially shall be Donald
R. Caldwell, Glenn T. Rieger and three other persons to be designated by the Series A Investor;

                (b) to cause and maintain the election to the Board of Directors of one designated representative of the Series B Investor and its successors or assigns holding Series B Preferred Stock or capital stock issued upon the conversion of the Series B Preferred Stock (the "Series B Investor Director");

                (c) to cause and maintain the election to the Board of Directors of two designated representatives (the "Common Director") of the holders of a majority of the outstanding shares of Common Stock of the Company (the "Common Stock") (other than capital stock issued on exercise of the Warrants and the conversion of the Series B Preferred Stock) of the Company, who initially shall be Steve Jolley and Jennifer Jolley; and

                (d) to cause and maintain the election to the Board of Directors of the then-current chief executive officer of the Company (the "CEO Director").

          The Company shall cause the nomination for election to the Board of Directors of the individuals set forth above.

          Section 1.2. Committees. The Company and the Investors shall cause the Board of Directors to nominate and appoint to the Compensation Committee, Executive Committee, and Finance Committee of the Board of Directors, and to any other committee with jurisdiction over matters including, without limitation, review of operations, strategy and general planning, performance review of management, initial review of proposed financings, compensation, stock option and stock plan matters three members each, including two Series A Investor Directors.

          Section 1.3. Vacancies and Removal. Each of the directors designated in Section 1.1 shall be elected at any annual or special meeting of stockholders (or by written consent in lieu of a meeting of stockholders) and shall serve until his successor is elected and qualified or until his earlier resignation or removal.

          Each Series A Investor Director may be removed during his term of office, without cause, by and only by the affirmative vote or written consent of the holders of a majority of the outstanding shares, of Series A Preferred Stock and capital stock issued on the exercise of the Warrants.

         The Series B Investor Director may be removed during his term of office, without cause, by and only by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock and capital stock issued upon the conversion of the Series B Preferred Stock.

         Each Common Director may be removed during his term or office, without cause, by and only by the affirmative vote or written consent of holders of a majority of the outstanding shares of Common Stock (other than shares issued on the exercise of the Warrants or the conversion of the Series B Preferred Stock).

         The CEO Director may be removed during his term of office, without cause, by and only by the affirmative vote or written consent of the holders of a majority of the outstanding shares of capital stock of the Company; provided that the parties hereto agree that they shall promptly, and shall only, so remove the CEO Director if and when he shall cease to be the chief executive officer of the Company.

         Any vacancy in the office of: (a) a Series A Investor Director may be filled by the vote or written consent of the holders of a majority of the outstanding shares of the Series A Preferred Stock (and capital stock issued on exercise of the Warrants); (b) the Series B Investor Director may be filled by the vote or written consent of the holders of a majority of the outstanding shares of the Series B Preferred Stock (and capital stock issued upon the conversion of the Series B Preferred Stock); (c) a Common Director may be filled by the vote or written consent of the holders of a majority of the outstanding shares of Common Stock (other than capital stock issued on exercise of the Warrants or the conversion of the Series B Preferred Stock); and (d) the CEO Director may be filled by such person as may be approved by the vote or written consent of holders of a majority of the outstanding shares of capital stock, and the parties hereto agree to vote their shares of capital stock to elect such person as is appointed by the Board of Directors to serve as the chief executive officer of the Company; all in accordance with the certificate of incorporation and by-laws of the Company and the Delaware General Corporation Law. Pending any vote (or written consent of holders of capital stock provided for in this paragraph, any vacancy in the office of a Series A Investor Director shall be filled by the vote of a majority of the remaining Series A Investor Directors, and any vacancy in the office of a Common Director or the CEO Director shall be filled by the vote of a majority of the remaining Directors (other than the Series A Investor Directors and the Series B Investor Director).

                              ARTICLE II


                    STOCK RESTRICTION PROVISIONS


           Section 2.1. [Intentionally Left Blank]


           Section 2.2. [Intentionally Left Blank]


           Section 2.3. Right of First Offer on Dispositions.


                  (a) Right of First Offer on Investor Shares. Except as set forth in Section 2.7 hereof, if at any time an Investor desires to sell all or any part of his shares of capital stock, the Investor shall submit a written offer (the "Investor Offer") to sell such shares (the "Offered Investor Shares") to the other Investors and DLB-NJ (collectively, the "Major Holders") as provided herein. The Investor Offer shall disclose the Offered Investor Shares proposed to be sold, the total number of shares owned by the Investor, and the proposed terms and conditions, including price and payment terms, of the proposed sale. The Investor Offer shall further state that the Major Holders may acquire, in accordance with the provisions of this Section 2.3, any or all of the Offered Investor Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.


                  (b) Notice of Purchase. Each Major Holder who wishes to purchase any of the Offered Investor Shares at the price and on the payment terms set forth in the Investor Offer shall, within 30 days from the date of the Offer, notify the Investor and the Company in writing of the number of shares of the Offered Investor Shares he wishes to purchase at such price and on such terms. Any Major Holder not giving timely notice shall be deemed to have given notice that he does not wish to purchase any of the Offered Investor Shares. If the number of shares specified by the Major Holders in their respective notices pursuant to this Section 2.3 is, in the aggregate, greater than or equal to the number of shares specified in the Investor Offer, then the Investor shall sell the Offered Investor Shares to the Major Holders in accordance with the provisions of Section 2.4(c); otherwise the Investor may sell the Offered Investor Shares as provided in Section 2.3(d).


                  (c) Closing. If the Major Holders give timely notice of their desire to purchase an aggregate number of shares greater than or equal to the number of shares specified in the Investor Offer, then the Offered Investor Shares shall be allocated among and purchased by them (up to the number of shares specified in his or its respective notice) in proportion to the aggregate number of shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock owned by him or it. The Investor shall as soon as practicable notify the Major Holders of the number of shares of Offered Investor Shares, if any, to be purchased by each Major Holder, as determined in accordance with this Section 2.3, and shall specify in such notice a reasonable place and time, not less than 30 nor more than 60 days from the date thereof, for the closing of the purchase of all of the Offered Investor Shares. Such purchases shall be effected by the Investor's delivery to each purchasing Major Holder of a certificate or certificates evidencing the Offered Investor shares to be purchased by it, duly endorsed for transfer to the respective purchaser, against payment to the Investor of the purchase price therefor by the respective purchaser.

               (d) Sale to Third Party. If the Major Holders do not purchase all of the Offered Investor Shares as and when provided above, all or any part of the Offered Investor Shares not so purchased may be sold by the Investor at any time within 210 days after the date the Investor Offer was made, provided, that any such sale shall be at not less than the price, and upon other terms and conditions, if any, not materially more favorable, considered as a whole, to the purchaser than those specified in the Investor Offer. Any Offered Investor Shares not sold within such 210-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 2.3.

          Section 2.4. Limitation on Transfer. Each party hereto agrees not to sell, transfer, assign or dispose of any capital stock of the Company (other than in a public offering registered under the Securities Act of 1933, as amended) if, as a result thereof, the Company would be required to register such capital stock under Section 12 of the Securities Exchange Act of 1934, as amended.

          Section 2.5. Exceptions to Rights of First Refusal and Offer. The rights of the Major Holders set forth in Section 2.3 shall not apply to any offer, transaction or event which gives rise to a Right of First Refusal (as defined in the Series B Stock Purchase Agreement) in favor of the Series B Investor under the Series B Stock Purchase Agreement.

                                   ARTICLE III

                                  MISCELLANEOUS

          Section 3.1. Duration of Agreement. The rights and obligations of the Company and each Investor under this Agreement shall terminate on the earlier to occur of the following: (a) immediately prior to the consummation of the first underwritten public offering by the Company under the Securities Act of 1933 of any of its equity securities pursuant to an offering registered on Form S-1, Form SB-2, or Form S-18 or their then equivalents in which the aggregate gross proceeds to the Company equal or exceed $10,000,000, or (b) immediately prior to the consummation of the sale of all, or substantially all, of the Company's assets or capital stock either through a direct sale, merger, reorganization, consolidation or other form of business combination in which control of the Company is transferred.

           Section 3.2. Legend. Each certificate representing shares of capital stock beneficially owned by Investors shall bear a legend in substantially the following form, until such time as the shares of capital stock, represented thereby are no longer subject to the provisions hereof:

           "The sale, transfer or assignment of the securities represented by this certificate are subject to the terms and conditions of a certain Voting and Stock Restriction Agreement dated as of June 30, 1997, as amended from time to time, among the Company and certain holders of its outstanding capital stock. Copies of such Agreement may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of the Company."

           Section 3.3. Size of Board. Each of the parties hereto agrees to vote all shares of capital stock now owned or hereafter acquired by him to fix and maintain the number of directors on the Board of Directors of the Company at not more than nine (9) members.

           Section 3.4. Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable to the maximum extent possible in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the laws of the state of organization of the Company from time to time, initially the State of Delaware.

           Section 3.5. Injunctive Relief. It is acknowledged that it will be impossible to measure the damages that would be suffered by an Investor if the other parties to this Agreement fail to comply with the provisions of this Agreement and that in the event of any such failure, the Investor will not have an adequate remedy at law. The Investor shall, therefore, be entitled to obtain specific performance of the other parties' obligations hereunder and to obtain immediate injunctive relief. Such parties shall not argue, as a defense to any proceeding for such specific performance or injunctive relief, that the Investor has an adequate remedy at law.

           Section 3.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns, legal representatives and heirs.

           Section 3.7. Modification or Amendment. Neither this Agreement nor any provision hereof can be modified, amended, changed, discharged or terminated except by an instrument in writing, signed by (A) the holders of at least a majority of the outstanding shares of Series A Preferred Stock and capital stock issued upon the exercise of the Warrants, and (B) the holders of at least a majority of the outstanding shares of Series B Preferred Stock and capital stock issued on conversion or exchange thereof.

          Section 3.8. Additional Parties and Definitions. The Company and the Investors, in the case of a transfer of capital stock by them or issuance of capital stock by the Company, shall cause the following to occur:

                (a) Any person or entity who acquires Series A Preferred Stock shall become a Series A Investor hereunder, unless at the time of such purchase such person or entity was a Shareholder under and as defined in the Original Agreement or an employee of the Company, in which case such person or entity shall remain or become (as the case may be) a Shareholder under and as defined in the Original Agreement;

                (b) Any person or entity who acquires Series B Preferred Stock shall become a Series B Investor hereunder, unless at the time of such purchase such person or entity was a Shareholder under and as defined in the Original Agreement or an employee of the Company, in which case such person or entity shall remain or become (as the case may be) a Shareholder under and as defined in the Original Agreement;

                (c) Any person or entity who acquires capital stock (other than in a transaction which was subject to, and complied with, Section 2.3 hereof), shall become a Shareholder under and as defined in the Original Agreement, unless at the time of such acquisition such person or entity was an Investor; and

                (d) Any person or entity who acquires five percent (5%) or more of the outstanding shares of capital stock (on a fully-diluted basis) through any transactions whatsoever (other than provided in Sections 3.8(a), (b) or (c)) shall become a Shareholder under and as defined in the Original Agreement, unless at the time such person or entity was, or was required pursuant to this
Section 3.8 to become, an Investor.

          Execution by such persons or entities and the Company of a counterpart of this Agreement and an amendment adding their names hereto shall be a condition of any acquisition of such shares, by such person or entity.

           Section 3.9. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

           Section 3.10. Notices. All notices to be given or otherwise made to any part to this Agreement shall be deemed to be sufficient if contained in a written instrument, delivered by hand in person, or by express overnight courier service, or by electronic facsimile transmission (with a confirming copy sent by U.S. mail, registered or certified, return receipt requested), or by registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth herein, or at such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties.

          All such notices shall, when mailed or telegraphed, be effective when received or when attempted delivery is refused.

          Section 3.11. Original Agreement. The Series B Investor agrees to join in and be bound by the Original Agreement as a Shareholder thereunder only with respect to the Series B Investor's rights against and obligations to DLB-NJ; the Series B Investor shall have no duties and obligations to the Series A Investor or the Company under the Original Agreement.

           Section 3.12. Further Assurances. From and after the date of this Agreement, upon the request of any Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents and other writings as may be

           [Remainder of page intentionally left blank.]

 reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Voting and Stock Restriction Agreement to be executed as of the date first above written.


 DLB Systems, Inc.                   SERIES A INVESTOR:
 a Delaware corporation
                                     Safeguard Scientifics
 By: ________________________            (Delaware), Inc.
      Title:

                                     By: ______________________________
                                          Title:


                                     SERIES B INVESTOR:

                                     Premier Research Worldwide Limited

                                     By: ______________________________
                                         Title:

                                 EXHIBIT 2.02(i)
              MARKETING AGREEMENT BETWEEN THE COMPANY AND PURCHASER

                         VALUE-ADDED MARKETING AGREEMENT


           THIS AGREEMENT is effective on June 30, 1997, between DLB SYSTEMS, INC. of 110 Allen Road, Liberty Corner, New Jersey 07930 ("DLB") and PREMIER RESEARCH WORLDWIDE, LTD. ("VAR") of 124 South 15th Street, Philadelphia, Pennsylvania 19103.

           Section 1.01 Non-Exclusive Grant. DLB hereby grants to VAR a non-exclusive, non-transferable, non-assignable right to copy, reproduce, distribute, license, bundle, sublicense, demonstrate, train, support, market, DLB's Products in object form, through any media, worldwide, in perpetuity, only directly to end-users on any platforms only in a configuration combining VAR's services and DLB's products for a royalty as defined below in Section
 3.01. VAR may not grant any stand-alone licenses of DLB Products unbundled from its services. DLB's Products or Products are RECORDER, MONITOR, ALERT and any products to be developed in the future.

           Section 2.01 Duties of DLB.  DLB agrees:

                1. to train the VAR on the use, features and benefits of each of the Products;

                2.   to become a subcontractor to VAR:

                     (a) to provide installation of the Products to the VAR's end-users;

                     (b) to provide support and technical assistance to the VAR's end-users in the same manner that DLB provides these services to their own end users;

                     (c) to maintain and enhance each of the Products;

                3. to furnish VAR an appropriate end-user license for its customers to execute; and

                4.   to implement the Products for the VAR's end users.

           Section 3.01 Royalty and Payment Terms. VAR shall pay to DLB, DLB's then-current fee for licenses that VAR, in turn, provides to end-users. This fee in U.S. dollars is subject to change upon 30 days' notice, with any such change being effective only with respect to licenses entered into after the lapse of such notice period. VAR shall follow DLB's policies for collecting the applicable license fee from the end-user and shall promptly remit the fee to DLB. Lastly, VAR may exercise its own business judgment in selecting a license fee that it in turn charges to its end users.

           VAR shall also pay DLB a fee for DLB's standard provision of annual help desk, support, maintenance and similar services to VAR's end-users based on the following terms:

                     a) for help-desk, support and maintenance DLB should be paid their annual fee in advance of the services being provided and

                     b) for other services, DLB should be paid by the VAR monthly for the services rendered.

           Any custom, customized or similar services shall be provided to VAR's end-users based upon DLB's staff availability and then-current rates.

           Section 4.01 Duties of VAR.  VAR agrees to:

                1. initially diagnose and troubleshoot any of VAR's end-user problems by logging and tracking the problem, identifying and correcting any simple usage problems and then communicating to DLB any unresolved problems;

                2. maintain a trained sales forces knowledgeable in how to sell, demo, market and support the Products;

                3. advertise with a minimum budget of $50,000.00 annually for the bundled services and products;

                4. comply with any written policies and procedures delivered by DLB to VAR particularly pertaining to the negotiation and drafting of all end-users license agreements, maintenance and support agreements or any development agreements;

                5. notify DLB of any problems of which VAR has actual knowledge particularly dealing with infringement or misappropriation of any DLB Product;

                6. furnish any reports as DLB may reasonably request concerning VAR's duties herein from time to time;

                7. permit reasonable access by DLB to VAR's books and records etc. pertaining to the services provided by VAR hereunder for the sole purpose of ascertaining whether VAR is complying with the terms and provisions of this Agreement;

                8. provide forecasts of anticipated demand and end-user's suggestions for improvement of the Product; and

                9.   not reverse engineer, decompile or disassemble the Product.

          Section 5.01 Representations and Warranties of VAR.

                1. VAR represents that it is a corporation in good standing in Delaware.

                2. VAR represents that it has the power to enter into this Agreement.

                3. VAR represents that entering into this Agreement poses no conflict with any other contract to which VAR is a party.

         Section 6.01 Default. Failure of the VAR to comply with any term or condition under this Agreement shall entitle DLB to give the VAR notice in order to cure such default within thirty (30) days after receipt of notice. DLB may terminate this Agreement if VAR fails to cure the breach within the allotted time.

         DLB may terminate this Agreement immediately for any breach of the Confidentiality provision of Section 8.01 and seek immediate relief under
Section 8.01.

         The provisions dealing with Confidentiality, Royalty Payments and Limitation of Liabilities shall survive termination regardless of the reason for the termination.

         Section 7.01 Bankruptcy. In the event that DLB breaches its obligations in Section 2.01-2(a), (b), or (c) except for providing enhancements and fails to cure this default within thirty (30) days of its receipt of notice or files for bankruptcy or an involuntary bankruptcy is filed against it then the attached six (6) licenses of the Product with an allowance for up to a maximum of ten
(10) users per license, may be marketed by the VAR pursuant to Section 1.01 of this Agreement without any royalty being payable to DLB in connection therewith to the extent required for the VAR to recover the value that the VAR has added to the project by bundling its services which include initial support, training, advertising, conducting seminars & the like with DLB's Product. VAR may not offset any claims they may have against DLB by refusing to pay or reducing the amount of DLB's fees as enumerated in Section 3.01.

         Section 8.01 Confidentiality. VAR shall keep DLB's Products strictly confidential and limit access to the Products to those of its employees, agents, sub-contractors or consultants who either have a need to know or are engaged in the use of the Products. VAR shall take appropriate action by instruction or agreement with its employees, agents, sub-contractors and consultants who are permitted access to the Products to satisfy its obligations hereunder. Without limiting the generality of the foregoing, VAR shall take such other reasonable steps as shall from time to time be necessary to protect the confidential and intellectual property rights of DLB in the Products.

          VAR agrees that any inadvertent or deliberate disclosure may cause irreparable harm to DLB. Therefore, VAR agrees that at DLB's discretion they may seek injunctive relief, sue for money damages or seek criminal prosecution.

          Section 9.01 Limitation of Liability. In no event shall DLB, its agents or employees, have any liability to VAR or any third party for direct, incidental, indirect, special or consequential damages (including, without limitation, lost profits, loss of data, loss of use or claims of third parties).

          Any liability pertaining to DLB's obligation to subcontract under
Section 2.01(2-6) shall not exceed the actual losses incurred by VAR under the particular sublicense agreement as a result of DLB's failure.

          Section 10.01 Source Code Escrow. DLB shall deposit the source code to the Products with The National Computing Centre Limited ("NCC") with thirty
(30) days of the date hereof. Such deposit shall be confirmed in writing by NCC to VAR. In the event that DLB enters into any composition or arrangement with its creditors, or enters into liquidation whether compulsory or voluntary, or has a receiver appointed, or becomes bankrupt, or an event of bankruptcy occurs with respect to DLB, or DLB ceases to trade, or DLB assigns its copyright to any of its intellectual property in any of its Products to an assignee who fails within sixty (60) days of such assignment to offer the VAR substantially similar protection to that provided by this Agreement without significantly increasing the cost to the VAR, or DLB does not fulfill its obligations under
Section 2.01-2(b) of this Agreement, The National Computing Centre Limited shall release the source code to the VAR subject to the provisions of Section 8.01 hereof, and for the limited purpose of allowing the VAR to support licenses granted pursuant to this Agreement or VAR's internal use of the Products.

           Section 11.01 Outsourcing or Service Bureau Services. In the event that the VAR desires to use DLB's Products to provide any form of outsourcing, facilities management or service bureau function, then the parties shall negotiate in good faith, based upon their intent to foster a long-term relationship, a mutually beneficial agreement providing, among other essential terms, that all revenues involving the use of DLB's Products in connection with such services shall be shared equitably and mutually.

           Section 12.01 Trademark Licensing Agreement.

           1.   Grant of VAR

                DLB grants to VAR a nonexclusive, nontransferable, nonassignable, personal license to use the Trademarks only in connection with the distribution, licensing, sublicensing and marketing of DLB's Products worldwide.

          2.   Payment

               VAR shall pay to DLB a payment of $1.00 for the use of the Trademarks.

          3.   Term

               The term of this Agreement shall be coterminous with this Agreement.

          4.   Validity and Protection of the Trademarks

               VAR shall have no proprietary or ownership rights to the Trademarks or any confusingly similar variation thereof, except as may be expressly granted hereunder. VAR shall not at any time oppose, seek cancellation of, or take any action which may prejudice the validity of, or DLB's title to, the Trademarks, or create any rights adverse to those of DLB, nor shall VAR use the Trademarks or any confusingly similar variation thereof for any purpose other than as authorized by this Agreement or any other agreement entered into between DLB and VAR. VAR acknowledges that any goodwill derived from VAR's use of the Trademarks inures to the benefit of DLB. The authorization granted hereby is not intended to be and shall not be construed as an assignment, nor shall anything in this Agreement or in the authorization granted hereby confer upon VAR any right, title or interest in or to the Trademarks, other than VAR's right to use the Trademarks in accordance with the terms of this Agreement, except as otherwise provided herein.

          5.   Infringement

               VAR shall notify DLB promptly of any actual or threatened infringements, imitations, or unauthorized use of the Trademarks by third parties of which VAR becomes aware. DLB shall have the sole right, at its expense, to bring any action on account of any such infringements, imitations, or unauthorized use, and VAR at DLB's sole cost and expense shall cooperate with DLB, as DLB may reasonably request, in connection with any such action brought by DLB. DLB shall retain any and all damages, settlement and/or compensation paid in connection with any such action brought by DLB.

          6.   Indemnification

               DLB at its expense, shall defend and indemnify, and save and hold the VAR harmless from and against any and all liabilities, claims, causes of action, suits, damages, including, without limitation, suits for personal injury or death of third parties, and expenses, including reasonable attorney's fees and expenses, for which VAR becomes liable, or may incur or be compelled to pay by reason of DLB's activities or breach of the terms of this Agreement, including but not limited to claims of infringement of any intellectual property right.

               VAR at its expense, shall defend and indemnify an save and hold DLB harmless from and against any and all liabilities, claims, causes of action, suits (other than suits based upon a claim of infringement of any intellectual property right), damages, including, without limitation, suits for personal injury or death of third parties, and expenses, including reasonable attorney's fees and expenses, for which DLB becomes liable, or may incur or be compelled to pay by reason of VAR's activities, the rights licensed to VAR or any end user hereunder or breach of the terms of this Agreement, including but not limited to product liability suits by direct or indirect customers of VAR.

          7.   Termination

               DLB shall have the right to terminate this Agreement effective immediately upon VAR's receipt of written notice from DLB in the event of any affirmative act of insolvency by VAR, or upon the appointment of any receiver or trustee to take possession of the properties of VAR not discharged within 30 days or upon the winding-up, sale, consolidation, merger, or any sequestration by governmental authority of VAR, or upon any breach of any of the duties and obligations of VAR under this Agreement.

               The exercise of any right of termination under this Article shall not affect any rights which have accrued prior to termination and shall be without prejudice to any other legal or equitable remedies to which DLB may be entitled by reason of such rights. The obligations and provisions of Article 6 shall survive any expiration or termination of this Agreement.

          8.   Equitable Relief

               DLB and VAR hereby confirm that damages at law may not be an adequate remedy for a breach or threatened breach of any provision thereof, the respective rights and obligations of DLB and VAR hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any right or rights at law or by statute or otherwise of the aggrieved party as against the other for a breach or threatened breach of any provision hereof, it being the intention of this Section 8 to make clear the agreement of DLB and VAR that their respective rights and obligations hereunder shall be enforceable in equity as well as at law or otherwise and that the mention herein of any particular remedy shall not preclude the party aggrieved from any other remedy or right it may have, either at law or in equity.

          9.   Relationship of the Parties

               The relationship of VAR to DLB is that of an independent contractor and neither VAR nor its agents or employees shall be considered employees or agents of DLB. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture or grant of a franchise between DLB and VAR. VAR shall not have the right to bind DLB to any obligations to third parties.

          10.  Assignment

               This Agreement may be assigned by DLB but shall not be assignable or transferable by VAR without the prior written consent of DLB, and any attempted assignment by VAR without such prior written consent shall be void and shall constitute a breach of the obligations of VAR hereunder.

          11.  Notice

               Any notice, demand, waiver, consent approval, or disapproval (collectively referred to as "notice") required or permitted herein shall be in writing and shall be given personally, by messenger, by air courier, by telecopy, or by prepaid registered or certified mail, with return receipt requested, addressed to the parties at their respective addresses set forth above or at such other address as a party may hereafter designate in writing to the other party.

          12.  Modification, Amendment, Supplement, or Waiver

               This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, promises, representations, understandings, and negotiations, whether written or oral.

               No modification, amendment, supplement to or waiver of this Agreement or any of its provisions shall be binding upon the parties hereto unless made in writing and duly signed by both of the parties to this Agreement. A waiver by either party of any of the terms or conditions of this Agreement in any one instance shall not be deemed a waiver of such terms or conditions in the future.

          Section 13.01 Representations and Warranties of DLB.

               1. DLB has the authority to enter into this Agreement and the right to grant this license. This Agreement does not conflict with any other Agreements including any agreements with DLB's banks. DLB owns the Products and has not infringed any third party rights anywhere in the world.

          Section 14.01 Miscellaneous Provisions.

               1.   Attorney's Fees

               In the event of any dispute under this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees & costs.

               2.   Complete Agreement

               The parties agree that this Agreement is the complete and exclusive statement thereof between the parties and that it supersedes and merges all prior proposals and understandings and all other agreements, whether oral or written, between the parties relating to the subject matter hereof. This Agreement may not be modified or altered except by written instrument duly executed by the parties hereto.

               3.   Compliance with Export Control

               VAR hereby confirms that it is knowledgeable concerning the export laws and regulations of each Country of Destination and the United
States Export Administration Regulations and their applicability to the transfer of products and technical data such as the Licensed Materials.

                VAR understands and agrees that they will comply with all laws, acts, rules, orders, restrictions, regulations and the like pertaining to the export of DLB Products and obtain all necessary licenses or exemptions or both thereafter. VAR shall demonstrate to DLB such compliance prior to delivery thereof to any foreign end user.

                4.   Infringement Actions

                VAR shall cooperate fully with DLB at DLB's sole cost and expense in any prosecution for infringement of any Product brought by DLB against any third party. If DLB fails to prosecute any infringement or misappropriation then VAR may prosecute in its stead. VAR may recover its costs of prosecutions and any actual damages sustained with any balance being, returned to DLB.

                5.   Force Majeure

                Either party's obligations shall be excused for any Act of God.

                6.   Governing law

                This Agreement will be governed by and construed in accordance with the laws of Delaware.

                7.   Waivers

                No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any part to, or waiver of, a breach by the other, whether expressed or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

                8.   Alternate Dispute Resolution

                     (a) Good Faith Negotiations. If any dispute arises under this Agreement that is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. These face-to-face negotiations shall be conducted by the respective designated senior management representative of each party. If the parties are unable to resolve the dispute between them through these face-to-face negotiations, within 20 business days (or such period as the parties shall otherwise agree) following the date of notice (the "Notice Date") by one party to the other(s) of the existence of such dispute, then any such disputes shall be resolved in the following manner.

                     (b) Mediation. The parties shall endeavor to resolve any dispute arising out of or relating to this Agreement by mediation under the CPR Mediation Procedures for Business Disputes. Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Neutrals and shall notify CPR to initiate the selection process.

                     (c) Resolution of Disputes.

                         (i)  Any action, suit or proceeding where the amount in
controversy as to at least one party, exclusive of interest and costs, does not exceed $1 million ("Summary Proceeding"), arising out of or relating to this Agreement, or any other agreement executed in connection herewith or the breach, termination or validity thereof which has not been resolved by mediation as provided herein within 90 days of the Notice Date, shall be litigated exclusively in the Superior Court of the State of Delaware (the "Delaware Superior Court") as a summary proceeding pursuant to Rules 124-131 of the Delaware Superior Court, or any successor rules ("the Summary Proceeding Rules"). Each of the parties hereto hereby irrevocably and unconditionally (A) submits to the jurisdiction of the Delaware Superior Court for any Summary Proceeding, (B) agrees not to commence any Summary Proceeding except in the Delaware Superior Court, (C) waives, and agrees not to plead or to make, any objection to the venue of any Summary Proceeding in the Delaware Superior Court, (D) waives, and agrees not to plead or to make any claim that any Summary Proceeding brought in the Delaware Superior Court has been brought in an improper or otherwise inconvenient forum,
(E) waives, and agrees not to plead or to make, any claim that the Delaware Superior Court lacks personal jurisdiction over it, (F) waives its right to remove any Summary Proceeding to the federal courts except where such courts are vested with sole and exclusive jurisdiction by statute, and (G) understands and agrees that it shall not seek a jury trial or punitive damages in any Summary Proceeding based upon or arising out of or otherwise related to this Agreement, or any other agreement executed in connection herewith or the breach, termination or validity thereof, and waives any and all rights to any such jury trial or to seek punitive damages.

                         (ii)  In the event any action, suit or proceeding where
the amount in controversy as to at least one party, exclusive of interest and costs, does not exceed $1,000,000 (a "Proceeding"), arising out of or relating to this Agreement or any other agreement executed in connection herewith or the breach, termination or validity thereof, is brought, the parties to such Proceeding agree to make application to the Delaware Superior Court to proceed under the Summary Proceeding Rules. Until such time as such application is rejected, such Proceeding shall be treated as a Summary Proceeding and all of the foregoing provisions of this Section relating to Summary Proceedings shall apply to such Proceeding.

                         (iii) If a Summary Proceeding is not available to
resolve any dispute hereunder, the controversy or claim shall be settled by arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of Delaware including law in respect of any statute of limitations. The arbitration shall be conducted at the Association's regional office located in Wilmington, Delaware by three arbitrators all of whom shall be knowledgeable in the information technology licensing world. The arbitrators are not empowered to award damages in excess of compensating damages and each party hereby irrevocably waives any right to recover damages in excess of compensating damages with respect to any such dispute. Judgment upon the arbitrators' award may be entered and enforced in any court of competent jurisdiction.

                     (d) Neither party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including, but not limited to, temporary restraining orders and preliminary injunctions to protect its rights and interests but such equitable remedies shall not be sought as a means to avoid or stay arbitration or Summary Proceeding.

                     (e) Each party is required to continue to perform its obligations under this contract pending final resolution of any dispute arising out of or relating to this contract, unless to do so would be impossible or impracticable under the circumstances.

                9.   Taxes

                Any taxes other than taxes based upon DLB's income will be the responsibility of VAR.

               10.   Statute of Limitation

               No action, regardless of form, arising out of this Agreement, may be brought by either party more than one year after the cause of action accrued, except for an action for nonpayment may be brought within one year of the date of last payment.

Schedules

          1.   Program License Agreement to VAR'S End-Users.

          2.   Maintenance Agreement.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the Effective Date.

DLB SYSTEMS, INC.                          PREMIER RESEARCH WORLDWIDE, LTD.

Name:__________________________            Name: _______________________________

Title__________________________            Title:_______________________________

                                 EXHIBIT 2.02(k)

                          REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated as of June 30, 1997 by and among DLB SYSTEMS, INC., a Delaware corporation (the "Company"), SAFEGUARD SCIENTIFICS (DELAWARE), INC., a Delaware corporation ("Safeguard") and PREMIER RESEARCH WORLDWIDE, INC., a Delaware corporation ("Premier").

                                   BACKGROUND

          A. Pursuant to Article V of the Preferred Stock Purchase Agreement, dated August 30, 1995, the Company has granted certain rights to Safeguard, pursuant to which Safeguard may, under certain circumstances, cause the Company to register under the Securities Act of 1933, as amended, shares of the outstanding capital stock of the Company held by Safeguard (the "Safeguard Registration Rights").

          B. The Company is on the date hereof issuing and selling to Premier 210,000 shares of the Series B Preferred Stock of the Company pursuant to the terms of a Preferred Stock Purchase Agreement dated June 30, 1997 between the Company and Premier (the "Premier Purchase Agreement").

          C. The Company desires to grant rights to Premier which are similar to the Safeguard Registration Rights and to supersede and replace the Safeguard Registration Rights with the rights granted to Safeguard under this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

          "Commission" means the Securities and Exchange Commission or any, other federal agency then administering the Securities Act or Exchange Act.

          "Common Stock" includes (a) the Company's Common Stock, $.01 par value, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Company's Restated Certificate of Incorporation, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          "Company" shall have the meaning ascribed to it in the heading of this Agreement.

          "Conversion Shares" shall have the meaning ascribed to it in Section
1.02. of the Premier Purchase Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

          "Initial Public Offering" means the first underwritten public offering of Common Stock of the Company for the account of the Company and offered on a "firm commitment" or "best efforts" basis pursuant to an offering registered under the Securities Act with the Commission on Form S-1, Form SB-2, or their then equivalents.

          "Key Employee" means and includes the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, or any other individual so designated by the Board of Directors of the Company.

          "Person" means an individual, corporation, partnership, joint venture, trust, university, or unincorporated organization, or a government, or any agency or political subdivision thereof.

          "Preferred Shareholders" shall mean Safeguard and Premier, and their respective successors and assigns.

          "Preferred Shares" shall mean the Series A Preferred Stock and the Series B Preferred Stock.

          "Premier" shall have the meaning ascribed to it in the heading of this Agreement.

          "Premier Purchase Agreement" shall have the meaning ascribed to it in the Background of this Agreement.

          "Qualified Public Offering" means a fully underwritten, firm commitment public offering pursuant to an effective registration under the Securities Act covering the offer and sale by the Company of its Common Stock in which the aggregate gross proceeds to the Company exceed $10,000,000 and in which the price per share of such Common Stock equals or exceeds $3.00 (such price subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event).

          "Registrable Shares" means and includes (i) the shares obtained pursuant to the exercise of the Safeguard Warrants; (ii) the Conversion Shares; and (iii) any shares of capital stock of the Company acquired after the date hereof by any Preferred Shareholder, including shares of Common Stock issuable on the conversion of other securities acquired by the Preferred Shareholders; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon the consummation of any sale pursuant to a registration statement, Section 4(l) of the Securities Act or Rule 144 under the Securities Act; and provided, further, that Registrable Shares shall not include capital stock acquired pursuant to the exercise of Options or capital stock otherwise acquired primarily as, or acquired pursuant to exercise of options or rights granted to any employee primarily as, compensation for employment or services and not for a cash investment in the Company.

          "Safeguard Purchase Agreement" shall mean the Preferred Stock Purchase Agreement dated as of August 30, 1995, between the Company and Safeguard, pursuant to which, among other things, Safeguard purchased 650,000 shares of Series A Preferred Stock, on the terms and conditions set forth therein.

          "Safeguard Warrants" shall mean, collectively, (i) the Warrant dated August 30, 1995 executed by the Company in favor of Safeguard, under which Safeguard has the right to purchase up to 140,000 shares of the Common Stock on the terms and conditions set forth therein, (ii) the Warrant dated August 30, 1995 executed by the Company in favor of Safeguard, under which Safeguard has the right to purchase up to 510,000 shares of the Common Stock, on the terms and conditions set forth therein, (iii) the Warrant dated August 19, 1996, executed by the Company in favor of Safeguard, under which Safeguard has the right to purchase up to 210,000 shares of the Common Stock on the terms and conditions set forth therein, and (iv) the Warrant dated April 4, 1997 executed by the Company in favor of Safeguard, under which Safeguard has the right to purchase up to 80,000 shares of Common Stock on the terms and conditions set forth therein.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

          "Series A Preferred Stock" means the Series A Preferred Stock of the Company, $.01 par value, having the rights, powers, privileges and preferences set forth in the Company's Restated Certificate of Incorporation.

         "Series B Preferred Stock" means the Series B Preferred Stock of the Company, $.01 par value, having the rights, powers, privileges and preferences set forth in the Company's Restated Certificate of Incorporation.

                                   ARTICLE II
                               REGISTRATION RIGHTS

         2.01. Piggy-Back Registrations. If at any time the Company shall determine to register for its own account or the account of others under the Securities Act (including pursuant to the Qualified Public Offering, the Initial Public Offering or a demand for registration made by any stockholder of the Company) any of its equity securities, other than on Form S-8 or Form S-4 or their then equivalents relating to shares of Common Stock to be issued solely in connection with any acquisition of any entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans, it shall send to the Preferred Shareholders written notice of such determination and, if within fifteen (15) days after receipt of such notice, either of the Preferred Shareholders (other than any Preferred Shareholder which caused the delivery of such notice by exercising registration rights with respect to the Registrable Shares) shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares such Preferred Shareholders request to be registered, except that if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Shares with respect to which such Preferred Shareholders have requested inclusion hereunder; provided, however, that the Company shall not so exclude any Registrable Shares held by either of the Preferred Shareholders unless it has first excluded any securities to be offered and sold by employees of the Company or by any other holders other than the other Preferred Shareholders (collectively, "Excludable Shares"); provided, further, that (i) as between the Company and each Preferred Shareholder, in no event shall the Registrable Shares held by such Preferred Shareholder and included in such offering be limited to less than twenty-five percent (25%) of the aggregated shares offered and (ii) as between the Preferred Shareholders, the Company will include in such registration the Registrable Shares on a pro rata basis based on the number of Registrable Shares held by each. No incidental right under this
Section 2.01 shall be construed to limit any registration required under Section
2.02. The obligations of the Company
under this Section 2.01 shall expire on the tenth anniversary following the consummation of an Initial Public Offering or, with respect to each Preferred Shareholder, at any time after the Company has effected five registrations for the benefit of such Preferred Shareholder under this Section 2.01.

          2.02. Required Registration. If on any occasion either Preferred Shareholder shall notify the Company in writing that it intends to offer or cause to be offered for public sale at least thirty percent (30%) of the Registrable Shares held by it, the Company will so notify all holders of Registrable Shares, and the Company will use its best efforts to cause such of the Registrable Shares as may be requested by the Preferred Shareholders to be registered under the Securities Act as expeditiously as possible. With respect to each Preferred Shareholder, the Company shall not be required to effect more than one registration during any twelve (12) month period pursuant to this
Section 2.02 and two such registrations in the aggregate. If the Company determines to include shares to be sold by it or by other selling shareholders in any registration request pursuant to this Section 2.02, such registration shall be deemed to have been a "piggy back" registration under Section 2.01 and not a "demand" registration under this Section 2.02 with respect to the Preferred Shareholder requesting registration, if such Preferred Shareholder is unable to include in any such registration statement eighty-five percent (85%) of the Registrable Shares initially requested for inclusion in such registration statement. The Company shall not be required to effect a registration pursuant to this Section 2.02 unless the minimum market value of any offering and registration of Registrable Shares made pursuant thereto is at least $1,000,000, before calculation of underwriting discounts and commissions. The Preferred Shareholders may not exercise their rights under this Section 2.02 until the earlier to occur of (i) August 30, 1999 or (ii) 90 days after the effectiveness of any registration statement covering the Initial Public Offering.

          2.03. Registrations on Form S-3. In addition to the rights provided the Preferred Shareholders in Sections 2.01 and 2.02 above, if the registration of Registrable Shares under the Securities Act can be effected on Form S-3 (or any similar form promulgated by the Commission), then upon the written request of either Preferred Shareholder, the Company will use its best efforts to, as expeditiously as possible, effect registration under the Securities Act on Form S-3 of all or such portion of the Registrable Shares as the Preferred Shareholders shall specify; provided, however, the Company shall not be required to effect a registration pursuant to this Section 2.03 unless the market value of the Registrable Shares to be sold in any such registration shall be estimated to be at least $500,000 at the time of filing such registration statement, before calculation of underwriting discounts and commissions, and further provided that, with respect to each Preferred Shareholder, the Company shall not be required to effect more than one (1) registration during any twelve (12) month period pursuant to this Section 5.03 and four (4) such registrations in the aggregate.

         2.04. Effectiveness. The Company will use its best efforts to maintain the effectiveness for up to 90 days (or such shorter period of time as the underwriters need to complete the distribution of the registered offering, or one year in the case of a "shelf" registration statement on Form S-3) of any registration statement pursuant to which any of the Registrable Shares are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. The Company will also provide the Preferred Shareholders with as many copies of the prospectus contained in any such registration statement as it may reasonably request.

         2.05. Indemnification of Holder of Registrable Shares. In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless the Preferred Shareholders and each underwriter of the Registrable Shares (including their officers, directors, affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each Person, if any, who controls such holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, will reimburse the Preferred Shareholders, each such underwriter and each such controlling Person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, as incurred, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by a Preferred

Shareholder (in the case of indemnification of such Preferred Shareholder), any such underwriter (in the case of indemnification of such underwriter) or any such controlling Person (in the case of indemnification of such controlling person) expressly for use therein, or unless (ii) in the case of a sale directly by a Preferred Shareholder (including a sale of such Registrable Shares through any underwriter retained by such Preferred Shareholder to engage in a distribution solely on behalf of such Preferred Shareholder) such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus copies of which were delivered to such Preferred Shareholder or such underwriter on a timely basis, and such Preferred Shareholder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation for the sale of the Registerable Shares to the Person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

          Promptly after receipt by any Preferred Shareholder, any underwriter or any controlling Person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Preferred Shareholder, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof (provided, that failure to so notify the Company shall not relieve the Company from any liability it may have hereunder) and, subject to the provisions hereinafter stated, the Company shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Preferred Shareholder, such underwriter or such controlling Person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company.

          Any such Preferred Shareholder, any such underwriter or any such controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel subsequent to any assumption of the defense by the Company shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized in writing by the Company. The Company shall not be liable to indemnify any Person for any settlement of any such action effected without the Company's written consent. The Company shall not, except with the approval of each party being indemnified under this Section 2.05, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

         In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which a Preferred Shareholder exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 2.05 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.05 provides for indemnification in such case, then the Company and the Preferred Shareholders will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company and each of the Preferred Shareholders in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and each of the Preferred Shareholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by either Preferred Shareholder, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case,
(A) a Preferred Shareholder will not be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         2.06. Indemnification of Company. In the event that the Company registers any of the Registrable Shares under the Securities Act, each Preferred Shareholder holding such Registrable Shares will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Preferred Shareholder expressly for use therein; provided, however, that each Preferred Shareholder's obligations hereunder shall be limited to an amount equal to the proceeds received by such holder of Registrable Shares sold in such registration.

          Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against a Preferred Shareholder, the Company will notify such Preferred Shareholder in writing of the commencement thereof (provided, that failure to so notify such Preferred Shareholder shall not relieve such Preferred Shareholder from any liability it may have hereunder), and such Preferred Shareholder shall, subject to the provisions hereinafter stated, be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such Preferred Shareholder. The Company and each such director, officer, underwriter or controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel subsequent to any assumption of the defense by such Preferred Shareholder shall not be at the expense of such Preferred Shareholder unless employment of such counsel has been specifically authorized in writing by such Preferred Shareholder. A Preferred Shareholder shall not be liable to indemnify any Person for any settlement of any such action effected without such Preferred Shareholder's written consent.

          In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Company exercising its rights under this Agreement, makes a claim for indemnification pursuant to this Section 2.06, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this
Section 2.06 provides for indemnification, in such case, then, the Company and the Preferred Shareholders will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company and each Preferred Shareholder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and of each Preferred Shareholder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by either Preferred Shareholder, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) a Preferred Shareholder will not be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          2.07. Exchange Act Registration. If the Company at any time shall list any class of equity securities on any national securities exchange or Nasdaq and shall register such class of equity securities under the Exchange Act, the Company will, at its expense, simultaneously so list and register the Common Stock, and will maintain such listing and registration. If the Company becomes subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will use its best efforts to timely file with the Commission such information as the Commission may require under either of said Sections; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to such Common Stock. Thereafter, the Company shall furnish to each Preferred Shareholder upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) such other reports and documents as such Preferred Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such Registrable Securities without registration. After the occurrence of the Initial Public Offering, the Company agrees to use its best efforts to facilitate and expedite transfers of the Preferred Shares or any Common Stock held by the Preferred Shareholders pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers.

          2.08. Damages. The Company recognizes and agrees that the Preferred Shareholders will not have an adequate remedy if the Company fails to comply with any provisions of this Agreement and that damages may not be readily ascertainable, and the

Company expressly agrees that, in the event of such failure, it shall not oppose an application by either Preferred Shareholder or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

          2.09. Further Obligations of the Company. Whenever under this Agreement, the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

                (a) Furnish to the Preferred Shareholder such copies of each preliminary and final prospectus and such other documents as the Preferred Shareholders may reasonably request to facilitate the public offering of its Registrable Shares;

                (b) Use its best efforts to register or qualify the Registrable Shares covered by said registration statement under the applicable securities or "blue sky" laws of such jurisdictions as either Preferred Shareholder may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdictions where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

                (c) Furnish to each Preferred Shareholder a signed counterpart, addressed to such Preferred Shareholder, of

                     (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and

                    (ii) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities;

                 (d) Permit each Preferred Shareholder or its counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them;

                 (e) Furnish to each Preferred Shareholder a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering of securities;

                 (f) Use its best efforts to ensure the obtaining of all necessary approvals from the National Association of Securities Dealers, Inc.; and

                 (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, an earning statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement covering the Initial Public Offering, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

           Whenever under the preceding Sections of this Agreement a Preferred Shareholder is registering shares pursuant to any registration statement, such Preferred Shareholder agrees to (i) timely provide to the Company such information and materials as it, may reasonably request in order to effect the registration of such Registrable Shares and (ii) convert all Preferred Shares included in any registration statement to shares of Common Stock, such conversion to be effective at the closing of such offering pursuant to such registration statement.

           2.10. Expenses. In the case of each registration effected under Sections 2.01, 2.02 or 2.03, the Company shall bear all reasonable costs and expenses of each such registration on behalf of the Preferred Shareholders, including, but not limited to, the Company's printing, legal and accounting fees and expenses, Commission and NASD filing fees and "Blue Sky" fees and expenses and the reasonable fees and disbursements (such fees not to exceed $25,000) of one counsel for each Preferred Shareholder in connection with the registration of its Registrable Shares; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the Registrable Shares being offered and sold by the Preferred Shareholders, or the fees and expenses of more than one counsel for each Preferred Shareholder in connection with the registration of the Registrable Shares. The Company shall pay all expenses of each Preferred Shareholder in connection with any registration initiated pursuant to this Agreement which is withdrawn, delayed or abandoned at the request of the Company, except if such withdrawal, delay or abandonment is caused by the fraud, material misstatement or omission of a material fact by a Preferred Shareholder to be included in such registration.

          2.11. Approval of Underwriter. Any managing underwriter engaged in any registration made pursuant to Section 2.02 shall be a nationally recognized firm requiring the approval in writing of each Preferred Shareholder participating in the offering and the consent of the Company, which consent shall not be unreasonably withheld or delayed.

          2.12. "Lock-Up" Agreement.

                (a) Initial Public Offering. Each Preferred Shareholder agrees, if so requested by the Company and an underwriter of Common Stock or other securities of the Company, not to sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner, whether in privately-negotiated or open-market transactions, any Common Stock or other securities of the Company held by it during the 90-day period following the effective date of a registration statement filed pursuant to the Initial Public Offering, provided that:

                     (i) Such agreement shall apply only to the Initial Public Offering; and

                     (ii) All holders of Registrable Shares, any other security holders whose securities are included in such registration statement, and all officers, directors and Key Employees of the Company shall also enter into similar agreement.

          Such "lock-up" agreement shall be in writing and in form and substance satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions until the end of said 90-day period.

                (b) Lock-Up after Initial Public Offering. Each Preferred Shareholder agrees that in the event the Company proposes to offer for sale to the public any of its equity securities after the Initial Public Offering, and
(1) if such Preferred Shareholder is an "affiliate" of the Company (for example, because a general partner of such Preferred Shareholder is a director of the Company) or otherwise holds beneficially or of record ten percent (10%) or more of the outstanding equity securities of the Company; and (2) if requested by the Company and an underwriter of Common Stock or other securities of the Company to sign a "Lock-Up Agreement" (as described herein); and (3) if all other "affiliates" and such 10% stockholders similarly situated are requested by the Company and such underwriter to sign, and actually do sign, any Lock-Up Agreement, then it will not sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner, to the public in open market transactions, any Common Stock or other securities of the Company held by it during the 90-day period following the effective date of the registration statement of the Company filed under the Securities Act. The Company agrees that it will sign a Lock-Up Agreement upon substantially similar terms and conditions in the event of a registration effected pursuant to Sections 2.02 or 2.03 hereof. Such agreements shall be in writing and in form and substance reasonably satisfactory to the Preferred Shareholders signing such agreements, the Company and such underwriter and pursuant to customary and prevailing terms and conditions.

          The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said 90-day period.

          2.13. Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to Registrable Shares shall be deemed to be references to the securities which the Preferred Shareholders would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization; provided, however, that the provisions of this
Section 2.13 shall not apply in the event of any merger, consolidation, or reorganization in which the Company is not the surviving corporation if all stockholders are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

          2.14. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of, with respect to the rights of the holders of the Series A Preferred Stock, the holders of at least a majority of the outstanding Series A Preferred Stock and, with respect to rights of the holders of the Series B Preferred Stock, the holders of a majority of the outstanding Series B Preferred Stock, voting separately by class, enter into any agreement with any holder or prospective holder of any securities of the Company which would grant such holder or prospective holder of any securities of the Company the right to require the Company to initiate any registration of any securities of the Company (a) that is inconsistent with or superior to the rights of the holders of Preferred Shares provided in this Agreement or (b) that would require the exclusion of Registrable Shares by the holders from such a registration beyond any such exclusion contemplated by this Agreement. This Section 2.14 shall not limit the right of the Company to enter into any agreements with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder if such rights are subordinate to the rights of a holder of Registrable Shares.

          2.15. Transferability. For all purposes of this Agreement, a holder of Registrable Shares shall include not only the Preferred Shareholders but (i) any assignee or transferee of the Registrable Shares who acquires at least ten percent (10%) of the Registrable Shares held or purchased by any Preferred Shareholder on the date hereof and who is not a competitor of the Company, or
(ii) any general or limited partner or any officer or director of any Preferred Shareholder or their affiliates, including, but not limited to, their immediate family, irrevocable trusts for estate planning purposes and personal representative; provided, however, that such assignee or transferee agrees in writing to be bound by all of the provisions of this Agreement, including, without limitation, Section 2.12 hereof. Except as set forth in this Section 2.15, the rights and interests hereunder of the Preferred Shareholders may not be sold, assigned, pledged or otherwise transferred without the written consent of the Company and the other Preferred Shareholder.

                                   ARTICLE III
                                  MISCELLANEOUS

          3.01. No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          3.02. Amendments, Waivers and Consents. Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, only if the Company shall obtain consent thereto in writing from each of the Preferred Shareholders. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          3.03. Addresses for Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telegraphed or delivered to each applicable party at the address set forth below.

          If to a Preferred Shareholder: at such Preferred Shareholder's address for notice as set forth in the register maintained by the Company, or at such other address as shall be designated by such Preferred Shareholder in a written notice to the other parties complying as to delivery with the terms of this Section.

          If to the Company: at the address set forth in the Safeguard Purchase Agreement, or at such other address as shall be designated by the Company in a written notice to the Preferred Shareholders complying as to delivery with the terms of this Section.

          All such notices, requests, demands and other communications shall, when mailed (which mailing must be accomplished by first class mail, postage prepaid; electronic facsimile transmission; express overnight courier service; or registered or certified mail, return receipt requested) or telegraphed, and shall be considered to be delivered three (3) days after dispatch.

          3.04. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Preferred Shareholders and their respective successors and assigns. Except as set forth in Section 2.15, the rights and interests under this Agreement are not assignable by the Preferred Shareholders.

          3.05. Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

          3.06. Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof, including, without limitation, the provisions of Article V of the Safeguard Purchase Agreement, but excluding any other provisions of the Safeguard Purchase Agreement. Without limiting the generality of the last clause of the immediately preceding sentence, this Agreement shall not supersede, replace, alter or modify Safeguard's rights with respect to a rights offering set forth in Article IV of the Safeguard Purchase Agreement.

          3.07. Severability. The provisions of this Agreement, are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; but this Agreement, shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

          3.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, and without giving effect to choice of laws provisions.

          3.9. Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          3.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

          3.11. Further Assurances. From and after the date of this Agreement, upon the request of either Preferred Shareholder or the Company, the Company and the Preferred Shareholders shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed as of the date first above written.

                                DLB SYSTEMS, INC., a Delaware
                                corporation

                                By:_________________________________
                                     Name:
                                     Title:

                                          "Company"


                                PREMIER RESEARCH WORLDWIDE LIMITED,
                                a Delaware corporation

                                By:_________________________________
                                     Name:
                                     Title:


                                SAFEGUARD SCIENTIFICS (DELAWARE),
                                INC.

                                By__________________________________
                                     Name:
                                     Title:

                                  EXHIBIT 2.03

                       LICENSE AGREEMENT FROM PRWW TO DLB

                        MASTER SOFTWARE LICENSE AGREEMENT


         This Agreement is made and entered into as of the 30th day of June, 1997, by and between Premier Research Worldwide, Ltd., a Delaware corporation, having its principal place of business at 124 South 15th Street, Philadelphia, Pennsylvania 19102-3010 (hereinafter referred to as "Premier"), and DLB Systems, Inc., a Delaware corporation, having its principal place of business at 110 Allen Road, Liberty Corner, New Jersey 07938 (hereinafter referred to as "DLB").


                                   BACKGROUND

         1. Premier is the owner of all right, title and interest in and to certain proprietary computer software commonly known as "Navigator," which is used to create clinical research data review systems ("Navigator").

         2. DLB desires to obtain a license from Premier to use and modify Navigator to access and review data generated by DLB software, to integrate Navigator with DLB's software products, and to sublicense Navigator to third parties.

         3. Premier is willing to grant the requested license to DLB, but solely upon the terms and conditions contained in this Agreement.


                                   WITNESSETH

         For and in consideration of the mutual promises and covenants hereinafter contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                             ARTICLE 1. DEFINITIONS

         1.1 As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" shall mean any person, firm or entity which directly or indirectly controls, is controlled by, or is under common control with another party. Control, for these purposes, means the ability to influence substantially the business or financial policies of another party and shall in any event be deemed to exist when one party owns, directly or indirectly, at least 25% of the voting securities of another party.

                  "DLB Improvements" shall have the meaning set forth in Section
6.1 hereof.

                  "DLB Proprietary Software" shall mean all computer software programs developed solely by DLB or in which DLB has acquired all right, title and interest and which are licensed by DLB, in the ordinary course of its business, to third party end-users.

                  "Effective Date" shall mean the date on which the last party hereto executes and delivers this Agreement.

                  "Existing Navigator Licenses" shall have the meaning set forth in Section 2.3 hereof.

                  "Licensed Know-How" shall mean all technical information (whether proprietary or not) relating to the Software which (i) Premier possesses or controls and (ii) is useful for the full exercise and enjoyment by DLB of the licenses granted hereunder. Licensed Know-How shall include all technical and descriptive materials relating to the acquisition, design, development, use or maintenance of the computer code or program documentation and materials relating to the Software and any other items in Premier's possession which are necessary to fully understand and utilize the Software.

                  "Licensed Programs" shall mean all computer software programs which incorporate, or are made or developed, in whole or in part, by or using, the Software or any of the Licensed Know-How.

                  "Premier Improvements" shall mean all ideas, inventions, improvements or the like made, acquired or conceived by Premier after the Effective Date (whether any such idea, invention or improvement shall be proprietary or not) which relate to the Software or the Licensed Know-How.

                  "Software" the software object code and related documentation for Navigator. The Software will also include all U.S. and foreign patents and copyrights (including registrations, licenses, and applications pertaining thereto) and all other intellectual property rights necessary for the enjoyment by DLB of the licenses granted herein.


                           ARTICLE 2. GRANT OF LICENSE

         2.1 Premier grants to DLB, pursuant to the following terms and conditions, (a) until March 31, 1998, an exclusive world-wide license to use, copy, reproduce, distribute, modify, sublicense, and market, the Software, the Licensed Programs, the Licensed Know-How, and all Premier Improvements, and (b) after March 31, 1998, a non-exclusive world-wide license to use, copy, reproduce, distribute, modify, sublicense, and market, the Software, the Licensed Programs, the Licensed Know-How, and all Premier Improvements. The licenses granted to DLB hereunder shall include the right to sublicense the Software and the Licensed Programs, in their present form and as hereafter modified, to third parties.

         2.2 In conjunction with the grant of the licenses hereunder, Premier hereby grants to DLB the right to utilize the trade names and trademarks listed on Exhibit A attached hereto (collectively, the "Trademarks"), in conjunction with the use, marketing, sublicensing and distribution of Licensed Programs and/or the Software permitted hereunder.

         2.3 Notwithstanding anything to the contrary contained herein, Premier shall have the right to disclose, and license to end-users the Software, the Licensed Programs, the Licensed Know-How, and/or the Premier Improvements, so long as such end-users are also utilizing services provided by Premier. If, during any calendar quarter commencing on or after April 1, 1998, DLB shall fail to license hereunder at least one Licensed Program to a third party that is not related to or affiliated with DLB in any manner, the licenses granted hereunder to DLB hereunder shall automatically become non-exclusive and Premier and its Affiliates shall have the right, from and after such date, to use, disclose, license and otherwise transfer to any other party the Software, the Licensed Programs, the Licensed Know-How, and/or the Premier Improvements. However, during the term of this Agreement, Premier shall not have the right to sublicense or otherwise transfer any DLB Improvement, except as specifically provided herein or as may be agreed to in writing by DLB. Nothing contained in this Agreement shall be construed as prohibiting Premier, or any Affiliate of Premier, from utilizing the Software, the Licensed Know-How, any Premier Improvement or any Licensed Program in any manner or for any purpose whatsoever in (a) the conduct of its own business operations, or (b) conjunction with the presently existing licenses of the Software described on Exhibit B attached hereto, or any renewals or extensions thereof (the "Existing Navigator Licenses").

         2.4 Upon the execution of this Agreement, and thereafter upon the request of DLB, Premier shall fully disclose to DLB and its designees all of the Licensed Know-How. Not less than once each calendar year, Premier shall disclose to DLB and its designees all Premier Improvements not theretofore disclosed to DLB.

         2.5 Upon execution of this Agreement, and at any time thereafter, Premier shall execute and deliver to DLB such documents as may be deemed necessary or advisable by counsel for DLB for filing in the appropriate patent, copyright, trademark and other governmental offices to evidence the licenses granted herein.

         2.6 An express condition of this Agreement and the licenses granted hereunder is that Premier shall at all times retain ownership of the Software, the Premier Improvements, the Licensed Programs and the Licensed Know-How. This Agreement shall not constitute a sale of the Software, the Premier Improvements, the Licensed Programs, or the Licensed Know-How for any purpose whatsoever.

         2.7 The grant of any sublicense by DLB hereunder shall be subject to the execution and delivery by the end-user of a sublicense agreement and support and maintenance agreement, each in form and substance acceptable to Premier in its reasonable discretion.


                                 ARTICLE 3. TERM

         3.1 The term of the licenses granted by Premier to DLB hereunder shall commence on the Effective Date and shall continue until otherwise terminated in accordance with the provisions contained herein.


                       ARTICLE 4. ROYALTIES; SUPPORT COSTS

         4.1 For each sublicense of the Software or any Licensed Program granted by DLB hereunder, DLB shall pay Premier a royalty (the "Royalty Payment") in an amount equal to (a) fifteen percent (15%) of the sublicense fee payable to DLB by the sublicensee for such sublicense if the Software or Licensed Program, as applicable, is being bundled with DLB Proprietary Software and will be used by the sublicensee for the sole purpose of accessing and reviewing data generated by DLB Proprietary Software, and (b) thirty-five percent (35%) of the sublicense fee payable to DLB by the sublicensee for such sublicense if the Software or Licensed Program, as applicable, is not being bundled with DLB Proprietary Software and/or will be used by the sublicensee for any purpose other than accessing and reviewing data generated by DLB Proprietary Software. The amount of each such sublicense fee to be paid by a sublicensee of DLB hereunder shall be subject to the prior written approval of Premier. The Royalties Payments to be made pursuant to this Section 4.1 shall be payable in arrears with respect to each calendar quarter within thirty (30) days after the end of each such calendar quarter.

         4.2 Each Royalty Payment made by DLB to Premier shall be accompanied by the written report of DLB setting forth (a) the total fees received by DLB during the immediately preceding calendar quarter from the bundled sublicensing of the Software or any Licensed Program, (b) the total fees received by DLB during the immediately preceding calendar quarter from the unbundled sublicensing of the Software or any Licensed Program, and (c) the method of computing total royalty payments. DLB shall keep books and records in such form and detail as shall conform to normal business and accounting practices and as shall be necessary to enable the royalties payable under this Agreement to be determined readily. Premier or its designated agent may inspect such books and records from time to time to the extent necessary to confirm the accuracy of the royalty reports during regular business hours, and make copies of them to monitor or investigate DLB's compliance with the terms of this Agreement.

         4.3 In addition to the Royalty Payments, the amount of any present or future sales, use, excise or other taxes or duties that may be imposed and that are applicable to the licenses granted hereunder shall be paid by DLB.

         4.4 DLB also agrees to pay to Premier, on a time and materials basis, all costs incurred by Premier in supporting the licenses granted to DLB hereunder. DLB shall make payment for all support costs (including taxes or duties) within thirty (30) days of its receipt of an invoice therefor from Premier.


                                ARTICLE 5. COPIES

         5.1 DLB may make copies of the Software, the Licensed Programs, the Licensed Know-How, the Premier Improvements, provided that such copies shall include Premier's copyright and other proprietary notices. All copies of the Software, the Licensed Programs, the Licensed Know-How, the Premier Improvements made by DLB are the exclusive property of Premier.


                          ARTICLE 6. DLB MODIFICATIONS

         6.1 All ideas, inventions, improvements or the like made, conceived or acquired by DLB which relate to the Licensed Know-How or the Software (collectively the "DLB Improvements"), shall be and remain the property of DLB. Premier shall have an irrevocable, fully paid license to use each such DLB Improvements for any purpose whatsoever in the conduct of its own business operations, whether during the continuance of or after the termination of this Agreement, and no royalties or other payments shall be due to DLB with respect thereto. DLB shall immediately disclose in writing to Premier each DLB Improvement made, conceived or acquired by DLB.


                         ARTICLE 7. WARRANTIES; REMEDIES

         7.1 Premier hereby represents and warrants to DLB that Premier has all necessary right, power and authority to execute, deliver and perform this Agreement and to grant to DLB the licenses provided for herein. This Agreement, upon its execution by Premier and DLB, shall constitute a legal, valid and binding obligation of Premier, enforceable in accordance with its terms.

                  7.2 THE ABOVE IS A LIMITED WARRANTY AND IT IS THE ONLY WARRANTY MADE BY PREMIER. PREMIER MAKES AND DLB RECEIVES NO OTHER WARRANTY EXPRESS OR IMPLIED AND THERE ARE EXPRESSLY

EXCLUDED ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         7.3 Premier shall have no liability with respect to its obligations under this Agreement for consequential, exemplary, punitive, special, or incidental damages even if it has been advised of the possibility of such damages. Premier's sole liability, including liability arising out of contract, negligence, and strict liability in tort or warranty, shall not exceed any amounts payable by DLB hereunder for the license to use the Software.

         7.4 All sublicense agreements entered into by DLB pursuant to the terms and provisions of this Agreement shall expressly disclaim Premier's liability for breach of any warranty or other obligation of DLB contained in such sublicense agreement.

         7.5 Premier and DLB each acknowledges that the provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated by this Agreement. The warranty disclaimers and limitations in this Agreement are intended to limit the circumstances of liability. The remedy limitations, and the limitations of liability, are separately intended to limit the forms of relief available to DLB.


                             ARTICLE 8. TERMINATION

         8.1 Premier shall have the right to terminate this Agreement and the licenses granted hereunder by delivery of written notice of termination to DLB, during the continuance of any of the following events:

                  (a) DLB shall fail to make any payment required of it hereunder, and such failure shall continue for thirty (30) days after written notification thereof is given to DLB by Premier, unless the amount of such payment is disputed by DLB in which case Premier may terminate this Agreement and the license hereunder only if DLB shall fail to make such payment within sixty (60) days after final resolution of the dispute concerning such payment; or

                  (b) DLB shall fail to perform any of its other obligations under this Agreement and such failure shall continue for thirty (30) days after written notice thereof has been provided by Premier to DLB; or

                  (c) DLB shall either voluntarily file for protection under any federal or state bankruptcy law or be adjudicated by a court of competent jurisdiction to be insolvent or bankrupt.

         8.2 DLB shall have the right to terminate this Agreement and the licenses granted hereunder at any time upon thirty (30) days' prior written notice to Premier.

         8.3 Upon any termination of this Agreement, each sublicensee of DLB under the licenses granted under this Agreement, which licensee is not an Affiliate of DLB, shall be notified by Premier in writing of such termination and shall attorn to Premier as successor to DLB under the terms of its sublicense agreement with DLB. Premier agrees to accept any such sublicensee as their licensee pursuant to the terms and provisions of such sublicense agreement as is then in effect. For the purposes of this Section 8.3, any license or sublicense pertaining to the Software or the Licensed Programs shall be deemed to be a sublicense under the licenses granted under this Agreement.

         8.4 Upon any termination of this Agreement, DLB and its Affiliates, shall (i) cease all use of (A) the Software, the Licensed Programs, the Premier Improvements, and the Trademarks, and (B) to the extent not then public knowledge, the Licensed Know-How, and (ii) shall deliver to Premier all documents, prototypes and materials which it received pursuant to this Agreement from Premier relating to the Software, the Premier Improvements, the Licensed Know-How, the Trademarks or the Licensed Programs.


                             ARTICLE 9. ENFORCEMENT

         9.1 If DLB fails to pay, when due, any amount payable hereunder or fails to fully perform its obligations hereunder, DLB agrees to pay, in addition to any amount past due, interest thereon equal to the lesser of eighteen percent (18%) per annum or the highest rate allowed under applicable law, as well as all reasonable expenses incurred by Premier in enforcing this Agreement - including, but not limited to, all expenses of any legal proceeding related thereto and all reasonable attorney's fees incurred in connection therewith. No failure by Premier to request any such payment or to demand any such performance shall be deemed a waiver by Premier of its rights hereunder.


                           ARTICLE 10. INDEMNIFICATION

         10.1 DLB shall have the right to defend any claim alleged or proceeding commenced on the ground that the use of the Software, the Licensed Know-How or the Trademarks, by DLB, or those acting through it, infringes any patent, copyright, trademark or trade name of any third party or violates the rights of any third party under any trade secret, proprietary right, or similar statute or common law principle. Premier shall hold DLB, and its directors, officers, employees, agents, and Affiliates, and their respective successors and assigns, harmless from and pay the amount of any settlement, judgment, or award, and any and all other costs incurred by any such person or entity (including without limitation attorneys' fees and costs of suit), in connection with any such claims or proceedings.

         10.2 Each party hereto shall, at its own cost and expense, take any and all such measures as it deems advisable, by way of legal proceedings, settlement or otherwise, to prevent or permanently enjoin the infringement by a third party of the rights licensed hereunder, and the other parties shall cooperate in such actions. If any party hereto finds it necessary in any suit or proceeding which they may institute in fulfillment of the obligations of this Section 10.2, such party may join any other party hereto as a plaintiff. In performance of the foregoing, each party shall, at its own expense, execute all necessary papers and testify in any suit when requested to do so by any other party hereto. The parties shall be reimbursed for all costs actually incurred by them in connection with the action out of any amounts recovered from the action or its settlement. Any remaining amounts of any recovery shall be divided between the parties as their rights may then appear.

         10.3 Premier and DLB shall cooperate in the defense of any claim or proceeding for personal injury or property damage brought against Premier or DLB, or anyone acting through DLB, on the ground or based on the assertion that any Licensed Program used or distributed by, on behalf of or through DLB, or any design, procedure or standard with respect thereto is in any way defective or deficient, or which otherwise is in any other manner based upon a claim of product liability. DLB agrees to indemnify and hold harmless Premier from and against any loss, cost or expense arising out of any such claim or proceeding; provided that (i) DLB, at its sole cost and expense, has been given the opportunity to defend such claim or proceeding, (ii) any settlement or compromise of such claim or proceeding has been approved by DLB in advance, and
(iii) Premier has assisted in every reasonable way in such defense.

         10.4 DLB shall use its best efforts to obtain and maintain in force, to the extent available at reasonable rates, continuously during the term of this Agreement policies of insurance covering the risks and related expenses for which it has agreed to be responsible pursuant to Section 10.3 above. All such insurance shall be placed with insurance companies of good standing and repute and shall be in such amounts as DLB shall reasonably determine to be proper. Upon request, DLB shall deliver to Premier duplicate originals of such policies or certificates evidencing the same.


                  ARTICLE 11. ASSIGNABILITY AND TRANSFERABILITY

         11.1 DLB's rights under the terms of this Agreement shall not be transferrable or assignable by DLB (except for the right to grant sublicenses as expressly provided for herein) and any attempt to do so by DLB without the express written permission of Premier prior thereto shall constitute a breach of the terms and conditions of this Agreement.

                            ARTICLE 12. SEVERABILITY

         12.1 If any part or provision of this Agreement shall be held invalid, unenforceable or in conflict with any law of a federal, state or local government having jurisdiction over this Agreement, this Agreement shall be considered divisible and the validity of the remaining provisions shall not be affected thereby.


                            ARTICLE 13. GOVERNING LAW

         13.1 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of law rules thereof.


                               ARTICLE 14. NOTICES

         14.1 Any notice required or permitted to be sent under this Agreement shall be in writing and delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Premier:

         Premier Research Worldwide, Ltd.
         124 South 15th Street
         Philadelphia, Pennsylvania 19103-3010
         Attention:  Joel Morganroth, M.D.,
                        President and CEO

         with a copy to:

         James H. Carll, Esquire
         Archer & Greiner, A Professional Corporation
         One Centennial Square
         Haddonfield, New Jersey 08033

         If to DLB:

         DLB Systems, Inc.
         110 Allen Road
         Liberty Corner, New Jersey 07938
         Attention:  Joseph Esposito, CEO
         with a copy to:

         Stephen Shaiman, Esquire
         Stevens & Lee
         A Professional Corporation
         1275 Drummers Lane
         P.O. Box 236
         Wayne, Pennsylvania 19087-0236

or to such other address for a party as shall be specified by like notice. Any notice that is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail.


                         ARTICLE 15. COMPLETE AGREEMENT

         15.1 This Agreement constitutes the complete agreement between the parties hereto with respect to the subject matter hereof. No amendment, modification or alteration of the terms of this Agreement shall be binding unless the same is in writing and duly executed by DLB and Premier.


                               ARTICLE 16. WAIVERS

         16.1 No forbearance, delay or indulgence by either party in enforcing the provisions of this Agreement shall prejudice or restrict the rights of that party nor shall any waiver of its rights operate as a waiver of any subsequent breach and no right, power or remedy herein conferred upon or reserved for either party is exclusive of any other right, power or remedy available to that party and each such right, power or remedy shall be cumulative.


                           ARTICLE 17. ATTORNEYS' FEES

         17.1 In the event that any arbitration or other legal action is brought with respect to the subject matter of this Agreement, the prevailing party in such arbitration or legal action shall be entitled to receive reasonable attorneys' fees, as well as costs of the arbitration or legal action (including without limitation costs of investigation and costs of appeal), in addition to any other relief it may receive. The reasonability of any attorneys' fees shall be determined by the arbitrator or the court, as applicable.

                            ARTICLE 18. COUNTERPARTS

         18.1 This Agreement may be executed in one or counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


Attest:                                     PREMIER RESEARCH WORLDWIDE, LTD.


____________________________                By:  ____________________________

Name:_______________________                Name:____________________________
Title:______________________                Title:___________________________

Attest:                                     DLB SYSTEMS, INC.

____________________________                By:  ____________________________

Name: ______________________                Name:____________________________
Title:______________________                Title:___________________________

                                    EXHIBIT A

                               LICENSED TRADEMARKS


[To be completed]

                                    EXHIBIT B

                           EXISTING NAVIGATOR LICENSES




[To be completed]

                                  EXHIBIT 3.03

                                    CONSENTS



No governmental consents are required

To the extent that the consent of PNC Bank, the Company's primary financial institution lender, may be required in connection with the Company entering into the Value-Added Marketing Agreement with Purchaser, see attached consent from PNC Bank.

                                    PNC BANK

                               1600 Market Street
                             Philadelphia, PA 19103

                                  June 26, 1997



DLB Systems, Inc.
110 Allen Road
Liberty Corner, NJ 07038

Gentlemen:

       You have advised PNC Bank, N.A. ("PNC") of the intent of DLB Systems, Inc. ("DLB") to enter into a marketing arrangement with Premier Research Worldwide Ltd. ("PRWW") by which DLB will grant PRWW a non-exclusive license to market DLB's software products, with DLB's standard licensing fee payable by PRWW. We understand also that if DLB fails to provide support for its products which are sub-licensed by PRWW, or files for bankruptcy, PRWW will receive up to six 10-user licenses for DLB products without obligation to pay DLB's license fee to the extent required for PRWW to recover the value that PRWW has added to the project, although this will have no affect as to license fees theretofore paid or on accounts receivable owing to DLB by PRWW for DLB products theretofore sub-licensed by PRWW.

       To the extent that the foregoing arrangement might be prohibited by the terms of PNC's loan documents with DLB, please take this letter as PNC's consent to the subject transaction as outlined above.

                                              Sincerely,

                                              PNC BANK, NATIONAL ASSOCIATION




                                              By: /s/ Joseph G. Meterchick
                                                  ------------------------
                                                  Joseph G. Meterchick,
                                                  Vice President

                                  EXHIBIT 3.04

                                   LITIGATION

There are no pending litigation, claims or assessments against DLB Systems, Inc., a Delaware corporation (the "Company").

DLB Systems, NJ*, has an outstanding balance due to the State of California for sales tax for the period 4/1/92 - 8/1/95. The outstanding balance as of April 11, 1997, was $42,752.95. There is a verbal agreement with Nadine Carpenter, of the California Sales Tax Board of Equalization, to pay them $7,000 per month beginning June 10th and continuing to make payments on the 10th of every month until the amount is paid in full. The payments are first applied against the delinquent tax amount and not the penalty and interest. This reduces the amount of interest that accrues on the outstanding principal every month.

DLB Systems, NJ and DLB Systems, Delaware - NJ Unemployment tax had been reported under the wrong employer ID Number for the 4th qtr. 1995 and 1st qtr. 1996. Ceridian Employer Tax Services, the Company's payroll service, is currently in the process of having this corrected with the State of New Jersey.


* as used in these Exhibits, "DLB Systems, NJ" means DLB Systems, Inc., a New Jersey corporation, which is a shareholder of the Company. "The Company" or "DLB Systems, Delaware" means DLB Systems, Inc., a Delaware corporation, which is the Company as defined in the Preferred Stock Purchase Agreement.

                                  EXHIBIT 3.05

                 CERTAIN AGREEMENTS OF OFFICERS AND EMPLOYEES

  The Company has agreements or contracts with the following:

    Jennifer Jolley - Employment Agreement dated August 30, 1995; expires 8/1/97 Stephen Jolley - Employment Agreement dated August 30, 1995; expires 8/1/97 Joe Esposito - Severance Agreement, dated May 12, 1997
    All employees - non disclosure agreement substantially in the form attached hereto.

  3.05(b) Officers, consultants or Key Employees who have terminated since 1/1/97 or have a present intention to terminate their employment with DLB Systems, Inc.:
    Employees
    ---------
    Stephen Jolley - Chief Consultant     Resignation as of 8/1/97
    Chip Kalfaian -  V.P. of Product Mgmt.  (Monitor) Resigned 2/24/97
    Giovanna Russo - V.P. of Finance & Admin.        Resigned 3/7/97

                             EXHIBIT 3.05 cont'd.

                             DLB SYSTEMS CORPORATION

               EMPLOYEE NON-DISCLOSURE, ASSIGNMENT OF DEVELOPMENTS
                         AND NON-SOLICITATION AGREEMENT

     In consideration and as a condition of my employment by DLB Systems Corporation (the "Company"), I hereby agree with the Company as follows:

1. I will not at any time, whether during or after the termination of my employment, reveal to any person or entity any of the trade secrets or confidential information of the Company or of any third party which the Company is under an obligation to keep confidential (including but not limited to trade secrets or confidential information respecting inventions, products, designs, methods know-how, techniques, systems, processes, software programs, other technical information, works of authorship, customer lists, financial information, business plans, projects, plans and proposals), except as may be required in the ordinary course of performing my duties as an employee of the Company, and I shall keep secret all matters entrusted to me and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company.

     The above restrictions shall not apply to: (i) information that at the time of disclosure is in the public domain through no fault of mine; (ii) information received from a third party outside of the company that was disclosed without any confidentiality obligation or any breach by such third party of any confidentiality obligation; (iii) information approved for release by written authorization of the Company; or (iv) information that may be required by law or an order of any court, agency or proceeding to be disclosed; provided, I shall provide the Company notice of any such required disclosure once I have knowledge of it and will help the Company to the extent reasonable to obtain an appropriate protective order.

     Further, I agree that during my employment I shall not take, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data documentation or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. I further agree that I shall not, after the termination of my employment, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of my employment I shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

2. If at any time during my employment I shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that (a) relates to the business of the Company or any other company of person with which the Company is doing business or invested in or is considering doing business with or investing in, or any of the products or services being developed, manufactured or sold by the Company or any other such company or person, or which may be used in relation therewith, (b) results from tasks assigned me by the Company or (c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and I shall promptly disclose to the Company (or any persons designated by it) each such Development and hereby assign any rights I may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company.

     Upon disclosure of each Development to the Company, I will, during my employment and at any time thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonable require:

          (a) to apply for, obtain and vest in the name of the Company along (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

          (b) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

   In the event the Company is unable, after reasonable effort, to secure my signature on any letters patent, copyright or other analogous protection relating to a Development, whether because of my physical or mental incapacity or for any other reasons whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letter patents, copyrights and other analogous protection thereon with the same legal force and effect as if executed by me.

3. While I am employed at the Company and for a period of one (1) year after termination of my employment (for any reason, whether voluntarily or involuntarily), I will not directly or indirectly solicit, recruit or hire any employee of the Company to work for a third party other than the Company or engage in any activity that would cause any employee to violate any agreement with the Company.

4. I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder.

5. I understand that this Agreement does not create an obligation on the Company or any other person or entity to continue my employment or to exploit any Developments.

6. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

7. I hereby acknowledge that the type and periods of restriction imposed in the provisions of this Agreement are fair and reasonable and are reasonably required for the protection of the Company and the goodwill associated with the business of the Company. I further agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable a law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

8. My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

9. The term "Company" shall include DLB Systems Corporation and any of its subsidiaries, subdivisions or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

10. This Agreement shall be governed by and construed in accordance with the laws of New Jersey.

    IN WITNESS WHEREOF, the undersigned has executed this Agreement as a sealed document as of the ______ day of _________________ 199_,



                                               _________________________________
                                               Signature


                                               _________________________________
                                               Please Print Name


                                               _________________________________
                                               Address

                                  EXHIBIT 3.06

           COMPLIANCE with OTHER INSTRUMENTS; SCHEDULE OF INDEBTEDNESS

Lending Institution/Company: Loans

PNC Bank, NA - $2.0 million Credit Line, under committed Line of Credit Note, dated May 14, 1997 (only $1.0 million is currently available).
PNC Bank, NA - $325,312.28 Term Note dated May 14, 1997
First Union National Bank - $1.0 million Promissory Note dated November 25, 1996 Safeguard Scientifics (Delaware), Inc.: -
              $1,000,000 Amended and Restated Demand Note dated July 25, 1996
              $  250,000 Demand Note dated March 31, 1997
              $  150,000 Demand Note dated April 4, 1997
Integrated Systems Consulting Group - $100,000 Note dated 9/30/95, of which $50,000 has been paid per its terms.

Financing Institution/Company: Capital Leases

AT&T Capital - Computer Equipment dated July 26, 1994.
AT&T Capital - Computer Equipment dated October 21, 1994
Advanta Leasing - Computer Equipment May 15, 1995

Financing Institution/Company: Operating Leases

Copelco Capital - Copy Machines dated March 14, 1996
Copelco Capital - Fax Machine dated April 21, 1997
Toyota Credit - Automobile dated July 16, 1994

Property Owner: Office Leases

Bernards/78 Associates - Office lease, 110 Allen Road, Liberty Corner, New Jersey, dated May 15, 1992.
IXI Limited - Office lease, Ground Floor, SCO Suite, Vision Park, Cambridge
(UK), dated June 14, 1996.
Baker & Taylor - Office Sublease, 1200 US Highway Rte 22, Bridgewater, New Jersey, dated June 17, 1997.

The Company is in non-compliance with a financial covenant set forth in the Letter Agreement dated May 14, 1997 in connection with the PNC Bank, NA, loan agreement, net worth was not allowed to exceed ($4,700,000), as of May 31. PNC has advised The Company that it understands that upon consummation of this transaction with Purchaser, this noncompliance will cease and therefore no written waiver is necessary at this time.

                               EXHIBIT 3.06 Cont'd


Lending Institution/Company: Loans

On June 26, 1997, with Purchaser's knowledge, $200,000 was loaned by Safeguard Scientifics (Delaware), Inc. to the Company. This loan will be repaid to Safeguard Scientifics (Delaware), Inc. out of the proceeds from this transaction, as set forth in Section 1.04 of the Agreement.

                                  EXHIBIT 3.07

                             TITLE to ASSET, PATENTS

The Company has good and marketable title to its assets reflected in the most recent balance sheet with the exception of those listed in Exhibit 3.06 under "Capital Leases". PNC Bank, NA, has a first priority perfected lien on all assets per the Security Agreement between The Company and PNC dated May 14, 1997 and the UCC-1 filed in connection therewith, entered into in connection with the loan agreements with PNC listed on Exhibit 3.06. Safeguard Scientifics (Delaware), Inc., has a second priority lien per the $ 1.0 million Demand Note, dated July 25, 1996, subordinate to the PNC Bank, NA lien, pursuant to the subordinate agreement, dated May 14, 1997.

The Company has a right to use the Intellectual Property Rights of Oracle Corporation - Reseller Agreement
    SQRibe Technologies - Software Evaluation Agreement, dated January 17, 1997

See attached Asset Listing.

                              EXHIBIT 3.07 Cont'd

 DLB Systems, Delaware
 Fixed Asset Schedule
       As Of: 31-May-97
       Month: 5
        Type: Software

                                                                                Annual     Monthly      Expense      Expense
                                                                                Deprec      Deprec        FYE          FYE
  Date                 Description                   Life   Method     Cost     Expense    Expense     31-Dec-95    31-Dec-96
--------    -------------------------------------    ----   ------   --------   --------   ---------   ---------    ---------
1-Aug-95    Oracle software                           3       SL     1,387.66     462.55     38.55       192.73       462.55
1-Aug-95    Research Group S/W pack                   3       SL       346.32     115.44      9.62        48.10       115.44
1-Aug-95    VMS User Documentation package            3       SL       141.51      47.17      3.93        19.65        47.17
1-Aug-95    Microsoft Office/Access (UK)              3       SL       325.30     108.43      9.04        45.18       108.43
1-Aug-95    Microsoft                                 3       SL       449.33     149.78     12.48        62.41       149.78
1-Aug-95    Mail-it 10 pack                           3       SL       248.90      82.97      6.91        34.57        82.97
1-Aug-95    Upgrade                                   3       SL        40.89      13.63      1.14         5.68        11.63
1-Aug-95    SupportMagic - 8 Users                    3       SL     5,558.36   1,852.79    154.40       771.99     1,852.79
1-Aug-95    Reflection 4 4.1 WIN DUAL                 3       SL       169.53      56.51      4.71        23.55        56.51
1-Aug-95    Software-Harvard Graphics 2.0             3       SL       142.14      47.38      3.95        19.74        47.38
1-Aug-95    Microsoft Excel 5.0 Windows 3.5           3       SL       131.75      43.92      3.66        18.30        43.92
1-Aug-95    Software-Excel 5.                         3       SL       250.95      83.65      6.97        34.85        83.65
1-Aug-95    Microsoft Project for Windows 3.0&3.5     3       SL       204.47      68.16      5.68        28.40        68.16
1-Aug-95    Microsoft MS Office 4.0                   3       SL       215.81      71.94      5.99        29.97        71.94
1-Aug-95    Teach-OR Complete Library Pkg             3       SL       750.00     250.00     20.83       104.17       250.00
1-Aug-95    SABLIME for Sun Sparc                     3       SL     2,650.00     883.33     73.61       368.06       883.33
1-Aug-95    Softwr Col 93-Engineering Collection      3       SL        68.28      22.76      1.90         9.48        22.76
1-Aug-95    Framemaker V4.0 31/2                      3       SL       340.68     113.56      9.46        47.32       113.56
1-Aug-95    Reflection                                3       SL       156.75      52.25      4.35        21.77        52.25
1-Aug-95    Clear Software for C 1.0 DOS              3       SL        98.96      32.99      2.75        13.74        32.99
1-Aug-95    CALPI Accounting Software                 3       SL       118.07      39.36      3.28        16.40        39.36
1-Aug-95    RoboHELP 2.61 Upgrade                     3       SL       127.72      42.57      3.55        17.74        42.57
1-Aug-95    Microsoft ACCESS 2.0 Upgrade              3       SL        70.83      23.61      1.97         9.84        23.61
1-Aug-95    Microsoft Visual C+ + Pro Vl.5 CD         3       SL       217.31      72.44      6.04        30.18        72.44
1-Aug-95    Microsoft Visual Basic V3.0               3       SL       552.23     184.08     15.34        76.70       184.08
1-Aug-95    CC:Mail Platform Pack                     3       SL       213.25      71.08      5.92        29.62        71.08
1-Aug-95    CC:Mail 25 User Pack V4.0                 3       SL       355.17     118.39      9.87        49.33       118.39
1-Aug-95    CC:Mail 25 User Pack V4.0                 3       SL       355.17     118.39      9.87        49.33       118.39
1-Aug-95    Microsoft Win Interface APPS Design       3       SL       180.94      60.31      5.03        25.13        60.31
1-Aug-95    Lotus CC:Mail Router 4.0                  3       SL       592.58     194.19     16.18        80.91       194.19
1-Aug-95    Support Magic F/Windows                   3       SL     1,461.25     487.08     40.59       202.95       487.08
1-Aug-95    Crystal Report Module(Support Magic)      3       SL       583.33     194.44     16.20        81.02       194.44
1-Aug-95    Word Power Point Excel                    3       SL       281.72      93.91      7.83        39.13        93.91
1-Aug-95    CC:Mail Link SMTP V2.0                    3       SL     1,572.26     524.09     43.67       218.37       524.09
1-Aug-95    Microsoft Access 2.0 license Upgrade      3       SL        61.25      20.42      1.70         8.51        20.42
1-Aug-95    Crystal Reports for Windows               3       SL       308.61     102.87      9.57        42.86       102.87
1-Aug-95    Q&E Multilink/VB 2                        3       SL       264.58      88.19      7.35        36.75        88.19



                                                     Expense         Total
                                                       FYE           Accum.            Net
  Date                 Description                  31-Dec-97     Depreciation        Asset
--------    -------------------------------------   ---------     ------------       -------
1-Aug-95    Oracle software                           192.73          848.01          539.64
1-Aug-95    Research Group S/W pack                    48.10          211.64          134.68
1-Aug-95    VMS User Documentation package             19.65           86.48           55.03
1-Aug-95    Microsoft Office/Access (UK)               45.18          198.80          126.51
1-Aug-95    Microsoft                                  62.41          274.59          174.74
1-Aug-95    Mail-it 10 pack                            34.57          152.11           96.79
1-Aug-95    Upgrade                                     5.68           24.99           15.90
1-Aug-95    SupportMagic - 8 Users                    771.99        3,396.78        2,161.58
1-Aug-95    Reflection 4 4.1 WIN DUAL                  23.55          103.60           65.93
1-Aug-95    Software-Harvard Graphics 2.0              19.74           86.86           55.28
1-Aug-95    Microsoft 5.0 Windows 3.5                  18.30           80.51           51.24
1-Aug-95    Software-Excel 5.                          34.85          153.36           97.59
1-Aug-95    Microsoft Project for Windows 3.0&3.5      28.40          124.96           79.52
1-Aug-95    Microsoft MS Office 4.0                    29.97          131.88           83.92
1-Aug-95    Teach-OR Complete Library Pkg             104.17          458.33          291.67
1-Aug-95    SABLIME for Sun Sparc                     368.06        1,619.44        1,030.56
1-Aug-95    Softwr Col 93-Engineering Collection        9.48           41.73           26.55
1-Aug-95    Framemaker V4.0 31/2                       47.32          208.19          132.49
1-Aug-95    Reflection                                 21.77           95.79           60.96
1-Aug-95    Clear Software for C 1.0 DOS               13.74           60.47           38.48
1-Aug-95    CALPI Accounting Software                  16.40           72.16           45.92
1-Aug-95    RoboHELP 2.61 Upgrade                      17.74           78.05           49.67
1-Aug-95    Microsoft ACCESS 2.0 Upgrade                9.84           43.29           27.55
1-Aug-95    Microsoft Visual C+ + Pro Vl.5 CD          30.18          132.80           84.51
1-Aug-95    Microsoft Visual Basic V3.0                76.70          337.48          214.76
1-Aug-95    CC:Mail Platform Pack                      29.62          130.32           82.93
1-Aug-95    CC:Mail 25 User Pack V4.0                  49.33          217.05          138.12
1-Aug-95    CC:Mail 25 User Pack V4.0                  49.33          217.05          138.12
1-Aug-95    Microsoft Win Interface APPS Design        25.13          110.58           70.37
1-Aug-95    Lotus CC:Mail Router 4.0                   80.91          356.02          226.56
1-Aug-95    Support Magic F/Windows                   202.95          892.99          568.26
1-Aug-95    Crystal Report Module(Support Magic)       81.02          356.48          226.85
1-Aug-95    Word Power Point Excel                     39.13          172.16          109.56
1-Aug-95    CC:Mail Link SMTP V2.0                    218.37          960.82          611.43
1-Aug-95    Microsoft Access 2.0 license Upgrade        8.51           37.43           23.82
1-Aug-95    Crystal Reports for Windows                42.86          188.60          120.02
1-Aug-95    Q&E Multilink/VB 2                         36.75          161.69          102.89

                                     Page 1

                                                                                Annual     Monthly      Expense      Expense
                                                                                Deprec      Deprec        FYE          FYE
  Date                 Description                   Life   Method     Cost     Expense    Expense     31-Dec-95    31-Dec-96
--------    -------------------------------------    ----   ------   --------   --------   ---------   ---------    ---------
 1-Aug-95   Microsoft Access for Windows 2.0          3       SL        82.27      27.42      2.29       11.43        27.42
 1-Aug-95   Microsoft Project V4.0 for windows        3       SL       100.47      33.49      2.79       13.95        33.49
 1-Aug-95   Microsoft Office for Windows V4.2         3       SL       320.65     106.88      8.91       44.53       106.88
 1-Aug-95   Microsoft Visual C++                      3       SL        68.71      22.90      1.91        9.54        22.90
 1-Aug-95   Microsoft Excel 5.0                       3       SL        69.18      23.06      1.92        9.61        23.06
 1-Aug-95   Business Works - Network Version          3       SL       159.82      53.27      4.44       22.20        53.27
 1-Aug-95   MS Project Upgrade-CA                     3       SL       108.96      36.32      3.03       15.13        36.32
 1-Aug-95   Netblazer 40, Assy Upgrade kit            3       SL       510.47     170.16     14.18       70.90       170.16
 1-Aug-95   Cheyenne Arcserve NLM Windows 100         3       SL       748.14     249.38     20.78      103.91       249.38
 1-Aug-95   Oracle Version 7.0                        3       SL       999.48     333.16     27.76      138.82       333.16
 1-Aug-95   Spread/VBX 2.1 & Aware/VBX 1.0            3       SL       225.53      75.18      6.26       31.32        75.18
 1-Aug-95   Lotus CC:Mail l0 User pack                3       SL       181.61      60.54      5.04       25.22        60.54
 1-Aug-95   Access Development Kit                    3       SL       206.30      68.77      5.73       28.65        68.77
 1-Aug-95   Act for Windows Version 2.0               3       SL       138.33      46.11      3.84       19.21        46.11
 1-Aug-95   ACT! V2.0 f/Windows(2)                    3       SL       389.03     129.68     10.81       54.03       129.68
 1-Aug-95   Letterworks Software                      3       SL       147.15      49.05      4.09       20.44        49.05
 1-Aug-95   Oracle Software                           3       SL     1,671.97     557.32     46.44      232.22       557.32
 1-Aug-95   Business Works 9.0 Windows(Acctg)         3       SL       244.98      81.66      6.80       34.02        81.66
 1-Aug-95   Hijack Graphics for Windows               3       SL       335.25     111.75      9.31       46.56       111.75
 1-Aug-95   Version Manager for Windows               3       SL    10,191.45   3,397.15    283.10    1,415.48     3,397.15
 1-Aug-95   Speed Edit for Windows                    3       SL       254.17      84.72      7.06       35.30        84.72
27-Sep-95   Mercury-GUI Software                      3       SL    18,297.79   6,099.26    508.27    2,062.36     6,099.26
27-Sep-95   DEC-Alpha Software                        3       SL    21,925.72   7,308.57    609.05    2,468.82     7,308.57
 1-Oct-95   PC Windows 95                             3       SL     3,410.50   1,136.83     94.74      284.20     1,136.83
17-Mar-96   Oracle Designer 2000                      3       SL     4,234.70   1,411.57    117.63        0.00     1,176.31
 5-Apr-96   Oracle Designer 2000-1 user (TS)          3       SL     2,152.31     717.44     59.79        0.00       538.07
 7-May-96   Anti Virus Software                       3       SL     1,986.79     662.26     55.19        0.00       441.51
29-Aug-96   Oracle Designer 2000 license              3       SL     2,117.35     705.78     58.82        0.00       235.26
 1-Oct-96   Lotus CC:mail v6.0 upgrade                3       SL       952.99     317.66     26.47        0.00        79.42
 1-Dec-97   DEC-Object Broker Software (Alert)        3       SL    10,398.54   3,466.18    288.85        0.00       288.85

1997 Additions:
                                                                   ----------  ---------  --------   ---------    ---------
                                                                   103,614.49  34,538.16  2,878.18   10,112.30    30,016.69
                                                                   ==========  =========  ========   =========    =========

                                                     Expense         Total
                                                       FYE           Accum.            Net
  Date                 Description                  31-Dec-97     Depreciation        Asset
--------    -------------------------------------   ---------     ------------       -------
 1-Aug-95   Microsoft Access for Windows 2.0           11.43           50.27           31.99
 1-Aug-95   Microsoft Project V4.0 for windows         13.95           61.40           39.07
 1-Aug-95   Microsoft Office for Windows V.42          44.53          195.95          124.70
 1-Aug-95   Microsoft Visual C++                        9.54           41.99           26.72
 1-Aug-95   Microsoft Excel 5.0                         9.61           42.28           26.90
 1-Aug-95   Business Works - Network Version           22.20           97.67           62.15
 1-Aug-95   MS Project Upgrade-CA                      15.13           66.59           42.37
 1-Aug-95   Netblazer 40, Assy Upgrade kit             70.90          311.96          198.52
 1-Aug-95   Cheyenne Arcserve NLM Windows 100         103.91          457.20          290.94
 1-Aug-95   Oracle Version 7.0                        138.82          610.79          388.69
 1-Aug-95   Spread/VBX 2.1 & Aware/VBX 1.0             31.32          137.82           87.71
 1-Aug-95   Lotus CC:Mail l0 User pack                 25.22          110.98           70.62
 1-Aug-95   Access Development Kit                     28.65          126.07           80.23
 1-Aug-95   Act for Windows Version 2.0                19.21           84.54           53.80
 1-Aug-95   ACT! V2.0 f/Windows(2)                     54.03          237.74          151.29
 1-Aug-95   Letterworks Software                       20.44           89.93           57.23
 1-Aug-95   Oracle Software                           232.22        1,021.76          650.21
 1-Aug-95   Business Works 9.0 Windows(Acctg)          34.02          149.71           95.27
 1-Aug-95   Hijack Graphics for Windows                46.56          204.87          130.37
 1-Aug-95   Version Manager for Windows             1,415.48        6,228.11        3,963.34
 1-Aug-95   Speed Edit for Windows                     35.30          155.32           98.84
27-Sep-95   Mercury-GUI Software                    2,541.36       10,702.98        7,594.81
27-Sep-95   DEC-Alpha Software                      3,045.24       12,822.63        9,103.09
 1-Oct-95   PC Windows 95                             473.68        1,894.71        1,515.79
17-Mar-96   Oracle Designer 2000                      588.15        1,764.46        2,470.24
 5-Apr-96   Oracle Designer 2000-1 user (TS)          298.93          837.00        1,315.31
 7-May-96   Anti Virus Software                       275.94          717.46        1,269.33
29-Aug-96   Oracle Designer 2000 license              294.08          529.34        1,588.01
 1-Oct-96   Lotus CC:mail v6.0 upgrade                132.36          211.78          741.21
 1-Dec-97   DEC-Object Broker Software (Alert)      1,444.24        1,733.09        8,665.45

1997 Additions:
                                                   ---------       ---------       ---------
                                                   14,390.90       54,519.89       49,094.60
                                                   =========       =========       =========

                              EXHIBIT 3.07 Cont'd.

DLB Systems, Delaware
Fixed Asset Schedule
  As of: 31-May-97
  Month: 5
  Type: Computers

                                                                           Annual     Monthly      Expense      Expense    Expense
                                                                           Deprec      Deprec        FYE          FYE        FYE
  Date                 Description              Life   Method     Cost     Expense    Expense     31-Dec-95    31-Dec-96  31-Dec-97
--------    ----------------------------------- ----   ------   --------   --------   ---------   ---------    ---------  ---------
1-Aug-95    Laptop monitors, keyboards (2)       3       SL        73.30      24.43      2.04       10.18        24.43      10.18
1-Aug-95    Dell 325SX (Reception)               3       SL        89.20      29.73      2.48       12.39        29.73      12.39
1-Aug-95    SPARCbook 1                          3       SL       982.42     327.47     27.29      136.45       327.47     136.45
1-Aug-95    Desktop Storage Tape Drive           3       SL       410.46     136.82     11.40       57.01       136.82      57.01
1-Aug-95    DEC tape storage unit                3       SL       241.90      80.63      6.72       33.60        80.63      33.60
1-Aug-95    Dell Laptop                          3       SL       232.85      77.62      6.47       32.34        77.62      32.34
1-Aug-95    HP Laserjet 4M                       3       SL       301.60     100.53      8.38       41.89       100.53      41.89
1-Aug-95    Mac II Computer                      3       SL       583.88     194.63     16.22       81.09       194.63      81.09
1-Aug-95    SPARCbook 1                          3       SL       987.22     329.07     27.42      137.11       329.07     137.11
1-Aug-95    Dell 425S/L                          3       SL       296.32      98.77      8.23       41.16        98.77      41.16
1-Aug-95    Logitech Color Scanman               3       SL       112.89      37.63      3.14       15.68        37.63      15.68
1-Aug-95    Dell 425S/L                          3       SL       324.85     108.28      9.02       45.12       108.28      45.12
1-Aug-95    Toshiba T440 DXC                     3       SL       997.21     332.40     27.70      138.50       332.40     138.50
1-Aug-95    Dell 425S/L                          3       SL       384.35     128.12     10.68       53.38       128.12      53.38
1-Aug-95    SPARCBook II                         3       SL     2,948.92     982.97     81.91      409.57       982.97     409.57
1-Aug-95    SPARCBook I                          3       SL     2,250.73     750.24     62.52      312.60       750.24     312.60
1-Aug-95    Compaq Laptop                        3       SL       739.99     246.66     20.56      102.78       246.66     102.78
1-Aug-95    HP Laserjet 4L (UK)                  3       SL       310.15     103.38      8.62       43.08       103.38      43.08
1-Aug-95    SPARCBook tax I11650                 3       SL       129.75      43.25      3.60       18.02        43.25      18.02
1-Aug-95    535MB Storage                        3       SL       574.90     191.63     15.97       79.85       191.63      79.85
1-Aug-95    HP Laserjet 4M                       3       SL       649.40     216.47     18.04       90.19       216.47      90.19
1-Aug-95    Keyboard & 14C Monitor               3       SL       217.49      72.50      6.04       30.21        72.50      30.21
1-Aug-95    535MB Storage                        3       SL       457.57     152.52     12.71       63.55       152.52      63.55
1-Aug-95    Dell 425S/L                          3       SL       715.11     238.37     19.86       99.32       238.37      99.32
1-Aug-95    Dell 425S/L                          3       SL       715.11     238.37     19.86       99.32       238.37      99.32
1-Aug-95    Keyboard & 14C Monitor               3       SL       188.85      62.95      5.25       26.23        62.95      26.23
1-Aug-95    Keyboard & 14C Monitor               3       SL       188.85      62.95      5.25       26.23        62.95      26.23
1-Aug-95    9600-bps Internal Data & Fax Modem   3       SL       308.37     102.79      8.57       42.83       102.79      42.83
1-Aug-95    535 MB Desktop Disk Pack             3       SL       440.19     146.73     12.23       61.14       146.73      61.14
1-Aug-95    Compaq 4/25 Model 209 & Acces.       3       SL     1,142.34     380.78     31.73      158.66       380.78     158.66
1-Aug-95    HP Laserjet IV                       3       SL       585.84     195.28     16.27       81.37       195.28      81.37
1-Aug-95    HP9000 827S Business Server          3       SL     4,338.01   1,446.00    120.50      602.50     1,446.00     602.50
1-Aug-95    Dell 425S/L Base                     3       SL     2,437.68     812.56     67.71      338.57       812.56     338.57
1-Aug-95    16MB Expansion Board                 3       SL       353.93     117.98      9.83       49.16       117.98      49.16
1-Aug-95    Dell 466/L Base                      3       SL     1,596.70     532.23     44.35      221.76       532.23     221.76


                                                            Total            Net
                                                            Accum.           Book
  Date                 Description                       Depreciation        Value
--------    -------------------------------------        ------------       -------
1-Aug-95    Laptop monitors, keyboards (2)                   44.80           28.51
1-Aug-95    Dell 325SX (Reception)                           54.51           34.69
1-Aug-95    SPARCbook 1                                     600.37          382.05
1-Aug-95    Desktop Storage Tape Drive                      250.83          159.62
1-Aug-95    DEC tape storage unit                           147.83           94.07
1-Aug-95    Dell Laptop                                     142.30           90.55
1-Aug-95    HP Laserjet 4M                                  184.31          117.29
1-Aug-95    Mac II Computer                                 356.82          227.07
1-Aug-95    SPARCbook 1                                     603.30          383.92
1-Aug-95    Dell 425S/L                                     181.09          115.24
1-Aug-95    Logitech Color Scanman                           68.99           43.90
1-Aug-95    Dell 425S/L                                     198.52          126.33
1-Aug-95    Toshiba T440 DXC                                609.41          387.80
1-Aug-95    Dell 425S/L                                     234.88          149.47
1-Aug-95    SPARCBook II                                  1,802.12        1,146.80
1-Aug-95    SPARCBook I                                   1,375.45          875.29
1-Aug-95    Compaq Laptop                                   452.21          287.77
1-Aug-95    HP Laserjet 4L (UK)                             189.54          120.62
1-Aug-95    SPARCBook tax I11650                             79.29           50.46
1-Aug-95    535MB Storage                                   351.33          223.57
1-Aug-95    HP Laserjet 4M                                  396.85          252.54
1-Aug-95    Keyboard & 14C Monitor                          132.91           84.58
1-Aug-95    535MB Storage                                   279.62          177.94
1-Aug-95    Dell 425S/L                                     437.01          278.10
1-Aug-95    Dell 425S/L                                     437.01          278.10
1-Aug-95    Keyboard & 14C Monitor                          115.41           73.44
1-Aug-95    Keyboard & 14C Monitor                          115.41           73.44
1-Aug-95    9600-bps Internal Data & Fax Modem              188.45          119.92
1-Aug-95    535 MB Desktop Disk Pack                        269.01          171.19
1-Aug-95    Compaq 4/25 Model 209 & Acces.                  698.10          444.24
1-Aug-95    HP Laserjet IV                                  358.01          227.83
1-Aug-95    HP9000 827S Business Server                   2,651.00        1,687.00
1-Aug-95    Dell 425S/L Base                              1,489.69          947.98
1-Aug-95    16MB Expansion Board                            216.29          137.64
1-Aug-95    Dell 466/L Base                                 975.76          620.94

                                                                                Annual     Monthly      Expense      Expense
                                                                                Deprec      Deprec        FYE          FYE
  Date                 Description                   Life   Method     Cost     Expense    Expense     31-Dec-95    31-Dec-96
--------    -------------------------------------    ----   ------   --------   --------   ---------   ---------    ---------
1-Aug-95    HP-4L Printer                             3       SL       305.75     101.92        8.49       42.46       101.92
1-Aug-95    8MB Memory VS4000-VLC                     3       SL       401.47     133.82       11.15       55.76       133.82
1-Aug-95    VMS/V I/A 8 User                          3       SL     1,346.66     448.89       37.41      187.04       448.89
1-Aug-95    Pocket Lan Adpt                           3       SL       119.94      39.98        3.33       16.66        39.98
1-Aug-95    Volknet Hub Telco W/RJ4                   3       SL       235.64      78.55        6.55       32.73        78.55
1-Aug-95    LWG Workgroup 100User                     3       SL     2,029.61     676.54       56.38      281.89       676.54
1-Aug-95    VAX Base Doc + Bin TK5078SB               3       SL       500.56     166.85       13.90       69.52       166.85
1-Aug-95    535 MB 3.5 disk StorWrks                  3       SL       712.05     237.35       19.78       98.90       237.35
1-Aug-95    Compaq 4/25 Model 209 & Acces.            3       SL     1,710.18     570.06       47.50      237.52       570.06
1-Aug-95    NTW312 100 User 3.5                       3       SL     1,831.75     610.58       50.88      254.41       610.58
1-Aug-95    Pocket Lan Adpt                           3       SL       123.72      41.24        3.44       17.18        41.24
1-Aug-95    HPLaserjet Printer & Acces.               3       SL     1,007.13     335.71       27.98      139.88       335.71
1-Aug-95    Compaq 486/25 Model 209 & Acces.          3       SL     1,343.95     447.98       37.33      186.66       447.98
1-Aug-95    Dell 4MB-325                              3       SL       113.27      37.76        3.15       15.73        37.76
1-Aug-95    VGA 800 Color Monitor                     3       SL       270.01      90.00        7.50       37.50        90.00
1-Aug-95    Pocket Lan Adpt                           3       SL       131.04      43.68        3.64       18.20        43.68
1-Aug-95    X545A 1.05-GB 3.5 SCSI Dsktop             3       SL       689.00     229.67       19.14       95.69       229.67
1-Aug-95    CM CDT 3.5                                3       SL       425.00     141.67       11.81       59.03       141.67
1-Aug-95    Compaq 486/25 Model 209 & Acces.          3       SL     1,589.79     529.93       44.16      220.80       529.93
1-Aug-95    Compaq 486/25 Model 209 & Acces.          3       SL     1,765.57     588.52       49.04      245.22       588.52
1-Aug-95    HP Jetstore 5000I Int Dat Drive           3       SL       748.89     249.63       20.80      104.01       249.63
1-Aug-95    Dell Lease                                3       SL     2,376.22     792.07       66.01      330.03       792.07
1-Aug-95    HP Vectra Netserver 486 & Tape Drive      3       SL     5,833.33   1,944.44      162.04      810.18     1,944.44
1-Aug-95    NTWNFS Client LWP B3.0                    3       SL     2,754.47     918.16       76.51      382.57       918.16
1-Aug-95    HP Vectra 486 & acces                     3       SL     2,404.02     801.34       66.78      333.89       801.34
1-Aug-95    Novell Lan Workgroup V4.1 10U             3       SL     2,111.53     703.84       58.65      293.27       703.84
1-Aug-95    Fuji 1.05G 3.5 F/SCSI                     3       SL       656.53     218.84       18.24       91.18       218.84
1-Aug-95    Compaq co 486/25 w/fax modem              3       SL     1,495.74     498.58       41.55      207.74       498.58
1-Aug-95    HP Laserjet                               3       SL       570.12     190.04       15.84       79.18       190.04
1-Aug-95    XIRC Pocket Eth Coax                      3       SL       167.83      55.94        4.66       23.31        55.94
1-Aug-95    Pocket Lan Adpt                           3       SL       138.37      46.12        3.84       19.22        46.12
1-Aug-95    Dell Computer Lease                       3       SL     5,121.89   1,707.30      142.27      711.37     1,707.30
1-Aug-95    Compaq co 486/25 w/fax modem              3       SL     1,727.50     575.83       47.99      239.93       575.83
1-Aug-95    Megahertz 96/96 Fax Modem                 3       SL       237.45      79.15        6.60       32.98        79.15
1-Aug-95    Megahertz 96/96 Fax Modem                 3       SL       178.33      59.44        4.95       24.77        59.44
1-Aug-95    VS14 Color Monitor & Keyboard             3       SL       308.77     102.92        8.58       42.89       102.92
1-Aug-95    Compaq co 486/25 w/fax modem             3       SL     1,767.67     589.22       49.10      245.51       589.22
1-Aug-95    Pocket Lan Combo ADPII                    3       SL       146.82      48.94        4.08       20.39        48.94
1-Aug-95    Xircom Ethernet Adaptor                   3       SL       166.26      55.42        4.62       23.09        55.42
1-Aug-95    HP Laserjet printer 4 & cables            3       SL     1,209.18     403.06       33.59      167.94       403.06
1-Aug-95    Compaq 486/25 w/acces.                    3       SL     1,770.26     590.09       49.17      245.87       590.09

                                                        Expense         Total             Net
                                                          FYE           Accum.           Book
  Date                 Description                     31-Dec-97     Depreciation        Value
--------    -------------------------------------      ---------     ------------       -------
1-Aug-95    HP-4L Printer                                  42.46           186.85        118.90
1-Aug-95    8MB Memory VS4000-VLC                          55.76           245.34        156.13
1-Aug-95    VMS/V I/A 8 User                              187.04           822.96        523.70
1-Aug-95    Pocket Lan Adpt                                16.66            73.30         46.65
1-Aug-95    Volknet Hub Telco W/RJ4                        32.73           144.00         91.64
1-Aug-95    LWG Workgroup 100User                         281.89         1,240.32        789.29
1-Aug-95    VAX Base Doc + Bin TK5078SB                    69.52           305.90        194.66
1-Aug-95    535 MB 3.5 disk StorWrks                       98.90           435.14        276.91
1-Aug-95    Compaq 4/25 Model 209 & Acces.                237.52         1,045.11        665.07
1-Aug-95    NTW312 100 User 3.5                           254.41         1,119.40        712.35
1-Aug-95    Pocket Lan Adpt                                17.18            75.61         48.11
1-Aug-95    HPLaserjet Printer & Acces.                   139.88           615.47        391.66
1-Aug-95    Compaq 486/25 Model 209 & Acces.              186.66           821.30        522.65
1-Aug-95    Dell 4MB-325                                   15.73            69.22         44.05
1-Aug-95    VGA 800 Color Monitor                          37.50           165.01        105.00
1-Aug-95    Pocket Lan Adpt                                18.20            80.08         50.96
1-Aug-95    X545A 1.05-GB 3.5 SCSI Dsktop                  95.69           421.06        267.94
1-Aug-95    CM CDT 3.5                                     59.03           259.72        165.28
1-Aug-95    Compaq 486/25 Model 209 & Acces.              220.80           971.54        618.25
1-Aug-95    Compaq 486/25 Model 209 & Acces.              245.22         1,078.96        686.61
1-Aug-95    HP Jetstore 5000I Int Dat Drive               104.01           457.66        291.24
1-Aug-95    Dell Lease                                    330.03         1,452.13        924.09
1-Aug-95    HP Vectra Netserver 486 & Tape Drive          810.18         3,564.81      2,268.52
1-Aug-95    NTWNFS Client LWP B3.0                        382.57         1,683.29      1,071.18
1-Aug-95    HP Vectra 486 & acces                         333.89         1,469.12        934.90
1-Aug-95    Novell Lan Workgroup V4.1 10U                 293.27         1,290.38        821.15
1-Aug-95    Fuji 1.05G 3.5 F/SCSI                          91.18           401.21        255.32
1-Aug-95    Compaq co 486/25 w/fax modem                  207.74           914.07        581.68
1-Aug-95    HP Laserjet                                    79.18           348.40        221.71
1-Aug-95    XIRC Pocket Eth Coax                           23.31           102.56         65.27
1-Aug-95    Pocket Lan Adpt                                19.22            84.56         53.81
1-Aug-95    Dell Computer Lease                           711.37         3,130.04      1,991.85
1-Aug-95    Compaq co 486/25 w/fax modem                  239.93         1,055.69        671.81
1-Aug-95    Megahertz 96/96 Fax Modem                      32.98           145.11         92.34
1-Aug-95    Megahertz 96/96 Fax Modem                      24.77           108.98         69.35
1-Aug-95    VS14 Color Monitor & Keyboard                  42.89           188.69        120.08
1-Aug-95    Compaq co 486/25 w/fax modem                  245.51         1,080.24        687.43
1-Aug-95    Pocket Lan Combo ADPII                         20.39            89.72         57.10
1-Aug-95    Xircom Ethernet Adaptor                        23.09           101.60         64.66
1-Aug-95    HP Laserjet printer 4 & cables                167.94           738.95        470.24
1-Aug-95    Compaq 486/25 w/acces.                        245.87         1,081.82        688.43


                                                                                Annual     Monthly      Expense      Expense
                                                                                Deprec      Deprec        FYE          FYE
  Date                 Description                   Life   Method     Cost     Expense    Expense     31-Dec-95    31-Dec-96
--------    -------------------------------------    ----   ------   --------   --------   ---------   ---------    ---------
1-Aug-95    Xircom Ethernet Adaptor (2)                3      SL       282.22      94.07        7.84       39.20        94.07
1-Aug-95    Compaq 486/25 w/Acces.                     3      SL     1,762.48     587.49       48.96      244.79       587.49
1-Aug-95    Pocket Lan Combo ADPII                     3      SL       140.59      46.86        3.91       19.53        46.86
1-Aug-95    Compaq Contura & Accessories               3      SL     1,764.77     588.26       49.02      245.11       588.26
1-Aug-95    Sanwa Computer Lease                       3      SL     1,990.23     663.41       55.28      276.42       663.41
1-Aug-95    Sanwa Computer Lease                       3      SL     1,795.90     598.63       49.89      249.43       598.63
1-Aug-95    TFT 520/16                                 3      SL     5,456.00   1,818.67      151.56      757.78     1,818.67
1-Aug-95    Sun Microsystems X545A 3.5 dsktp           3      SL       757.46     252.49       21.04      105.20       252.49
1-Aug-95    Xircom PE3-10BC                            3      SL       194.91      64.97        5.41       27.07        64.97
1-Aug-95    Hitachi Accuve Multisyn Monitor            3      SL     1,074.49     358.16       29.85      149.23       358.16
1-Aug-95    Fax Machine - Ricoh                        3      SL       173.13      57.71        4.81       24.05        57.71
1-Aug-95    Compaq Contura & Accessories               3      SL     2,244.34     748.11       62.34      311.71       748.11
1-Aug-95    CMPD3 DT VL 4/420 W/D                      3      SL     1,709.68     569.89       47.49      237.46       569.89
1-Aug-95    TM 4000E 50M Color Laptop & Access         3      SL     3,057.04   1,019.01       84.92      424.59     1,019.01
1-Aug-95    Sun-16MB Memory Expansion                  3      SL       426.03     142.01       11.83       59.17       142.01
1-Aug-95    HP Vectra VL2 4/50 access,                 3      SL     1,400.18     466.73       38.89      194.47       466.73
1-Aug-95    Volksnet Hub Telco W/RJ4                   3      SL       305.56     101.85        8.49       42.44       101.85
1-Aug-95    Monitor-DEC C V/V CW:10                    3      SL       848.82     282.94       23.58      117.89       282.94
1-Aug-95    HP Laserjet 4L                             3      SL       413.15     137.72       11.48       57.38       137.72
1-Aug-95    Pacific Data, HP Laser                     3      SL       148.42      49.47        4.12       20.61        49.47
1-Aug-95    HP Vectra VL2 4/50 access,                 3      SL     1,390.52     463.51       38.63      193.13       463.51
1-Aug-95    HP Vectra Keyboard, Mouse                  3      SL       267.06      89.02        7.42       37.09        89.02
1-Aug-95    Pocket Lan Combo Adpt-II (2)               3      SL       375.63     125.21       10.43       52.17       125.21
1-Aug-95    Pocket Lan Combo Adpt-II                   3      SL       189.87      63.29        5.27       26.37        63.29
1-Aug-95    Volksnet HUB 10BT RJ 45 H                  3      SL       320.72     106.91        8.91       44.54       106.91
1-Aug-95    DE-812TP+ 12PT 10BT Ethe                   3      SL       235.49      78.50        6.54       32.71        78.50
1-Aug-95    Ethernet - RS6000                          3      SL     2,966.67     988.89       82.41      412.04       988.89
1-Aug-95    HP Vectra 256K                             3      SL       248.98      82.99        6.92       34.58        82.99
1-Aug-95    16/4 MBIT Token Ring Int                   3      SL       814.38     271.46       22.62      113.11       271.46
1-Aug-95    SPARCbook                                  3      SL       832.64     277.55       23.13      115.64       277.55
1-Aug-95    X567A 2.1 GB Disk Pack                     3      SL     1,343.40     447.80       37.32      186.58       447.80
1-Aug-95    Megahertz 14.4 Fax Modem                   3      SL       296.29      98.76        8.23       41.15        98.76
1-Aug-95    Samtron VGA 1024X768, Mouse                3      SL       356.76     118.92        9.91       49.55       118.92
1-Aug-95    Megahertz 14.4 Fax Modem                   3      SL       317.42     105.81        8.82       44.09       105.81
1-Aug-95    HP Laserjet                                3      SL       300.69     100.23        8.35       41.76       100.23
1-Aug-95    Brother Fax 620                            3      SL       235.83      78.61        6.55       32.75        78.61
1-Aug-95    Mac-Toolkit                                3      SL       534.58     178.19       14.85       74.25       178.19
1-Aug-95    Data Migration Equip Lease-Dana            3      SL    11,416.35   3,805.45      317.12    1,585.60     3,805.45
1-Aug-95    Westwood Computer Lease                    3      SL     3,604.24   1,201.41      100.12      500.59     1,201.41
1-Aug-95    Panelbook                                  3      SL     2,902.99     967.66       80.64      403.19       967.66
1-Aug-95    Samtron Super VGA & Acces.                 3      SL       380.91     126.97       10.58       52.90       126.97

                                                       Expense         Total            Net
                                                         FYE           Accum.           Book
  Date                 Description                    31-Dec-97     Depreciation        Value
--------    -------------------------------------     ---------     ------------       -------
1-Aug-95    Xircom Ethernet Adaptor (2)                   39.20           172.47        109.75
1-Aug-95    Compaq 486/25 w/Acces.                       244.79         1,077.07        685.41
1-Aug-95    Pocket Lan Combo ADPII                        19.53            85.92         54.68
1-Aug-95    Compaq Contura & Accessories                 245.11         1,078.47        686.30
1-Aug-95    Sanwa Computer Lease                         276.42         1,216.25        773.98
1-Aug-95    Sanwa Computer Lease                         249.43         1,097.49        698.40
1-Aug-95    TFT 520/16                                   757.78         3,334.22      2,121.78
1-Aug-95    Sun Microsystems X545A 3.5 dsktp             105.20           462.89        294.57
1-Aug-95    Xircom PE3-10BC                               27.07           119.11         75.80
1-Aug-95    Hitachi Accuve Multisyn Monitor              149.23           656.63        417.86
1-Aug-95    Fax Machine - Ricoh                           24.05           105.80         67.33
1-Aug-95    Compaq Contura & Accessories                 311.71         1,371.54        872.80
1-Aug-95    CMPD3 DT VL 4/420 W/D                        237.46         1,044.80        664.88
1-Aug-95    TM 4000E 50M Color Laptop & Access           424.59         1,868.19      1,188.85
1-Aug-95    Sun-16MB Memory Expansion                     59.17           260.35        165.68
1-Aug-95    HP Vectra VL2 4/50 access,                   194.47           855.66        544.51
1-Aug-95    Volksnet Hub Telco W/RJ4                      42.44           186.73        118.83
1-Aug-95    Monitor-DEC C V/V CW:10                      117.89           518.72        330.10
1-Aug-95    HP Laserjet 4L                                57.38           252.48        160.67
1-Aug-95    Pacific Data, HP Laser                        20.61            90.70         57.72
1-Aug-95    HP Vectra VL2 4/50 access,                   193.13           849.76        540.76
1-Aug-95    HP Vectra Keyboard, Mouse                     37.09           163.20        103.85
1-Aug-95    Pocket Lan Combo Adpt-II (2)                  52.17           229.55        146.08
1-Aug-95    Pocket Lan Combo Adpt-II                      26.37           116.03         73.84
1-Aug-95    Volksnet HUB 10BT RJ 45 H                     44.54           196.00        124.73
1-Aug-95    DE-812TP+ 12PT 10BT Ethe                      32.71           143.91         91.58
1-Aug-95    Ethernet - RS6000                            412.04         1,812.96      1,153.70
1-Aug-95    HP Vectra 256K                                34.58           152.15         96.83
1-Aug-95    16/4 MBIT Token Ring Int                     113.11           497.67        316.70
1-Aug-95    SPARCbook                                    115.64           508.83        323.80
1-Aug-95    X567A 2.1 GB Disk Pack                       186.58           820.97        522.43
1-Aug-95    Megahertz 14.4 Fax Modem                      41.15           181.07        115.22
1-Aug-95    Samtron VGA 1024X768, Mouse                   49.55           218.02        138.74
1-Aug-95    Megahertz 14.4 Fax Modem                      44.09           193.98        123.44
1-Aug-95    HP Laserjet                                   41.76           183.75        116.93
1-Aug-95    Brother Fax 620                               32.75           144.12         91.71
1-Aug-95    Mac-Toolkit                                   74.25           326.69        207.89
1-Aug-95    Data Migration Equip Lease-Dana            1,585.60         6,976.66      4,439.69
1-Aug-95    Westwood Computer Lease                      500.59         2,202.59      1,401.65
1-Aug-95    Panelbook                                    403.19         1,774.05      1,128.94
1-Aug-95    Samtron Super VGA & Acces.                    52.90           232.78        148.13

                                     Page 3


                                                                                Annual      Monthly     Expense      Expense
                                                                                 Deprec     Deprec        FYE          FYE
   Date                 Description                   Life   Method     Cost     Expense    Expense     31-Dec-95    31-Dec-96
---------    -------------------------------------    ----   ------   --------   --------   ---------   ---------    ---------
 1-Aug-95    Pocket Lan                                3       SL       433.36     144.49       12.04       60.20       144.49
 1-Aug-95    Dell Color Monitor                        3       SL       237.71      79.24        6.60       33.01        79.24
 1-Aug-95    Ron George-Compaq & Monitor               3       SL     3,296.14   1,098.71       91.56      457.80     1,098.71
 1-Aug-95    Compaq 8MB Mem Exp Board                  3       SL       432.06     144.02       12.00       60.01       144.02
 1-Aug-95    Large Monitors/Computer/Mem               3       SL     7,075.38   2,358.46      196.54      982.69     2,358.46
 1-Aug-95    Master Consol                             3       SL       856.26     285.42       23.78      118.92       285.42
 1-Aug-95    ALPA                                      3       SL    17,882.20   5,960.73      496.73    2,483.64     5,960.73
 1-Aug-95    Color Monitor                             3       SL       232.35      77.45        6.45       32.27        77.45
 1-Aug-95    Computer Back-up system                   3       SL       306.94     102.31        8.53       42.63       102.31
 1-Aug-95    4MB Module                                3       SL       337.04     112.35        9.36       46.81       112.35
 1-Aug-95    Toshiba Memory                            3       SL       684.67     228.22       19.02       95.09       228.22
 1-Aug-95    Ciber Networks                            3       SL     7,790.29   2,596.76      216.40    1,081.99     2,596.76
 1-Aug-95    Ciber Networks                            3       SL     1,195.33     398.44       33.20      166.02       398.44
 1-Aug-95    Toshiba Color Sparcbook                   3       SL     7,802.58   2,600.86      216.74    1,083.69     2,600.86
17-Nov-95    DEC Tape Drive                            3       SL     6,383.44   2,127.81      177.32      354.63     2,127.81
29-Nov-95    Micron-Pentium Computer (2)               3       SL     8,000.00   2,666.67      222.22      444.45     2,666.67
 8-Dec-95    Micron-Pentium Computer (2)               3       SL     8,331.64   2,777.21      231.43      231.45     2,777.21
15-Jan-96    Micron-Pentium Computer (2)               3       SL     8,663.28   2,887.76      240.65        0.00     2,887.76
17-Jan-96    Solsource-Sparcbook upgrade               3       SL     8,000.00   2,666.67      222.22        0.00     2,666.67
18-Jan-96    Micron-Pentium Computer (2)               3       SL     7,428.04   2,476.01      206.33        0.00     2,476.01
 1-Feb-96    14-gb 8mm Tape Drive                      3       SL     2,809.00     936.33       78.03        0.00       858.30
12-Feb-96    Sparcserver                               3       SL    16,046.29   5,348.76      445.73        0.00     4,903.03
14-Feb-96    Dell Pentium Notebook                     3       SL     5,012.53   1,670.84      139.24        0.00     1,531.60
14-Feb-96    Dell Pentium Notebook                     3       SL     3,604.96   1,201.65      100.14        0.00     1,101.51
20-Feb-96    Micron-Pentium Computer                   3       SL     4,020.02   1,340.01      111.67        0.00     1,116.67
 1-Mar-96    2GB Disk Module for HP Netserver          3       SL     1,742.34     580.78       48.40        0.00       483.98
 7-Mar-96    Micron-Pentium Computer (2)               3       SL     7,413.02   2,471.01      205.92        0.00     2,059.17
19-Mar-96    Dell Pentium Notebook                     3       SL     3,428.56   1,142.85       95.24        0.00       952.37
27-Mar-96    SMS-Disk drives                           3       SL     2,384.40     794.80       66.23        0.00       662.34
 1-Apr-96    Continental-Pentium Computer              3       SL     4,051.60   1,350.53      112.54        0.00     1,012.89
 8-Apr-96    Micron-Pentium Computer                   3       SL     3,907.00   1,302.33      108.53        0.00       976.75
 1-May-96    Ciber-Pentium Laptop                      3       SL     8,963.14   2,987.71      248.98        0.00     1,991.79
 5-May-96    Micron-Pentium Computer                   3       SL     2,688.00     896.00       74.67        0.00       597.32
 7-May-96    Ciber-5200 Pentium Laptop                 3       SL     8,268.83   2,756.28      229.69        0.00     1,837.52
14-May-96    Solsource-Texas Inst Pentium Laptop       3       SL     7,782.20   2,594.07      216.17        0.00     1,729.38
 1-Jun-96    Ciber-Pentium Laptop                      3       SL     8,268.83   2,756.28      229.69        0.00     1,607.83
13-Jun-96    Ciber-Megahertz                           3       SL       893.10     297.70       24.81        0.00       173.66
 9-Jul-96    Ciber-Axis Print server                   3       SL     1,492.95     497.65       41.47        0.00       248.82
22-Jul-96    Ciber-NT server & Backup solution         3       SL    14,931.56   4,977.19      414.77        0.00     2,488.60
 1-Aug-96    MMM-LCD panel                             3       SL     5,641.34   1,880.45      156.70        0.00       783.52
 2-Aug-96    Ciber-Cheyenne arcserver client agent     3       SL     1,066.83     355.61       29.63        0.00       148.17


                                                       Expense         Total            Net
                                                         FYE           Accum.           Book
   Date                 Description                   31-Dec-97     Depreciation        Value
---------    -------------------------------------    ---------     ------------       -------
 1-Aug-95    Pocket Lan                                   60.20           264.89        168.57
 1-Aug-95    Dell Color Monitor                           33.01           145.26         92.44
 1-Aug-95    Ron George-Compaq & Monitor                 457.80         2,014.31      1,281.83
 1-Aug-95    Compaq 8MB Mem Exp Board                     60.01           264.04        168.02
 1-Aug-95    Large Monitors/Computer/Mem                 982.69         4,323.84      2,751.54
 1-Aug-95    Master Consol                               118.92           523.27        332.99
 1-Aug-95    ALPA                                      2,483.64        10,928.01      6,954.19
 1-Aug-95    Color Monitor                                32.27           141.99         90.36
 1-Aug-95    Computer Back-up system                      42.63           187.58        119.37
 1-Aug-95    4MB Module                                   46.81           205.97        131.07
 1-Aug-95    Toshiba Memory                               95.09           418.41        266.26
 1-Aug-95    Ciber Networks                            1,081.99         4,760.73      3,029.56
 1-Aug-95    Ciber Networks                              166.02           730.48        464.85
 1-Aug-95    Toshiba Color Sparcbook                   1,083.69         4,768.24      3,034.33
17-Nov-95    DEC Tape Drive                              886.59         3,369.03      3,014.41
29-Nov-95    Micron-Pentium Computer (2)               1,111.11         4,222.23      3,777.77
 8-Dec-95    Micron-Pentium Computer (2)               1,157.17         4,165.84      4,165.80
15-Jan-96    Micron-Pentium Computer (2)               1,203.23         4,090.99      4,572.29
17-Jan-96    Solsource-Sparcbook upgrade               1,111.11         3,777.78      4,222.22
18-Jan-96    Micron-Pentium Computer (2)               1,031.67         3,507.69      3,920.35
 1-Feb-96    14-gb 8mm Tape Drive                        390.14         1,248.44      1,560.56
12-Feb-96    Sparcserver                               2,228.65         7,131.68      8,914.61
14-Feb-96    Dell Pentium Notebook                       696.18         2,227.79      2,784.74
14-Feb-96    Dell Pentium Notebook                       500.69         1,602.20      2,002.76
20-Feb-96    Micron-Pentium Computer                     558.34         1,675.00      2,345.02
 1-Mar-96    2GB Disk Module for HP Netserver            241.99           725.97      1,016.37
 7-Mar-96    Micron-Pentium Computer (2)               1,029.59         3,088.75      4,324.27
19-Mar-96    Dell Pentium Notebook                       476.19         1,428.56      2,000.00
27-Mar-96    SMS-Disk drives                             331.17           993.51      1,390.89
 1-Apr-96    Continental-Pentium Computer                562.72         1,575.62      2,475.98
 8-Apr-96    Micron-Pentium Computer                     542.64         1,519.39      2,387.61
 1-May-96    Ciber-Pentium Laptop                      1,244.88         3,236.67      5,726.47
 5-May-96    Micron-Pentium Computer                     373.33           970.65      1,717.35
 7-May-96    Ciber-5200 Pentium Laptop                 1,148.45         2,985.97      5,282,86
14-May-96    Solsource-Texas Inst Pentium Laptop       1,080.86         2,810.24      4,971.96
 1-Jun-96    Ciber-Pentium Laptop                      1,148.45         2,756.28      5,512.55
13-Jun-96    Ciber-Megahertz                             124.04           297.70        595.40
 9-Jul-96    Ciber-Axis Print server                     207.35           456.17      1,036.78
22-Jul-96    Ciber-NT server & Backup solution         2,073.83         4,562.42     10,369.14
 1-Aug-96    MMM-LCD panel                               783.52         1,567.04      4,074.30
 2-Aug-96    Ciber-Cheyenne arcserver client agent       148.17           296.34        770.49

                                     Page 4

                                                                                  Annual     Monthly      Expense      Expense
                                                                                  Deprec      Deprec        FYE          FYE
    Date                 Description                   Life   Method     Cost     Expense    Expense     31-Dec-95    31-Dec-96
 ---------    -------------------------------------    ----   ------   --------   --------   ---------   ---------    ---------
 12-Aug-96    Ciber-2 Compac laptops & accessories      3       SL    10,000.33    3,333.44     277.79        0.00     1,388.93
 22-Jul-96    Micron-Pentium Computer (2)               3       SL     7,173.00    2,391.00     199.25        0.00       996.25
 12-Oct-96    Micron-Pentium Computer (2)               3       SL     5,934.00    1,978.00     164.83        0.00       494.50
 16-Oct-96    Compaq 6x CD-Rom for lte 5000 (2)         3       SL       989.51      329.84      27.49        0.00        82.47
 21-Oct-96    Harddrive upgrade for Sparebook 3         3       SL     1,827.00      609.00      50.75        0.00       152.25
  1-Dec-96    Ciber-HP Surestore                        3       SL     3,071.74    1,023.91      85.33        0.00        85.33

1997 Additions:

 13-Jan-97    Ciber-                                    3       SL     1,131.86      377.29      31.44        0.00         0.00
 22-Jan-97    Micron-Pentium Computers (2)              3       SL     5,805.00    1,935.00     161.25        0.00         0.00
 23-Jan-97    PC Comp-Pentium Laptops (2)               3       SL     4,744.07    1,581.36     131.78        0.00         0.00
 23-Jan-97    Alpha-Network Server                      3       SL    20,539.65    6,846.55     570.55        0.00         0.00
  1-Feb-97    Alpha-Pentium Laptop (2)                  3       SL     6,648.15    2,216.05     184.67        0.00         0.00
 13-Feb-97    Alpha-Pentium Laptop                      3       SL     3,132.84    1,044.28      87.02        0.00         0.00
 13-Feb-97    Micron-Pentium Computers                  3       SL     5,034.00    1,678.00     139.83        0.00         0.00
 21-Feb-97    Alpha-Pentium Laptop                      3       SL     3,527.53    1,175.84      97.99        0.00         0.00
 11-Mar-97    Ciber-(2) Laptops                         3       SL     5,820.00    1,940.00     161.67        0.00         0.00
  2-Apr-97    Micron-Pentium Computers (2)              3       SL     5,372.00    1,790.67     149.22        0.00         0.00
  2-Apr-97    Micron-Pentium Computers (2)              3       SL     5,372.00    1,790.67     149.22        0.00         0.00

                                                                     __________  __________  _________   _________   __________
                                                                     437,036.39  145,678.80  12,139.90   27,509.63   109,008.10
                                                                     ==========  ==========  =========   =========   ==========

                                                       Expense         Total             Net
                                                         FYE           Accum.           Book
    Date                 Description                  31-Dec-97     Depreciation        Value
 ---------    -------------------------------------   ---------     ------------     ---------
 12-Aug-96    Ciber-2 Compac laptops & accessories     1,388.93         2,777.87       7,222.46
 22-Jul-96    Micron-Pentium Computer (2)                996.25         1,922.50       5,180.50
 12-Oct-96    Micron-Pentium Computer (2)                824.17         1,318.67       4,615.33
 16-Oct-96    Compaq 6x CD-Rom for lte 5000 (2)          137.43           219.90         769.61
 21-Oct-96    Harddrive upgrade for Sparebook 3          253.75           406.00       1,421.00
  1-Dec-96    Ciber-HP Surestore                         426.63           511.96       2,559.78

1997 Additions:

 13-Jan-97    Ciber-                                     157.20           157.20         974.66
 22-Jan-97    Micron-Pentium Computers (2)               806.25           806.25       4,998.75
 23-Jan-97    PC Comp-Pentium Laptops (2)                658.90           658.90       4,085.17
 23-Jan-97    Alpha-Network Server                     2,852.73         2,852.73      17,686.92
  1-Feb-97    Alpha-Pentium Laptop (2)                   738.68           738.68       5,909.47
 13-Feb-97    Alpha-Pentium Laptop                       348.10           348.10       2,784.74
 13-Feb-97    Micron-Pentium Computers                   559.34           559.34       4,474.66
 21-Feb-97    Alpha-Pentium Laptop                       391.94           391.94       3,135.59
 11-Mar-97    Ciber-(2) Laptops                          484.99           484.99       5,335.01
  2-Apr-97    Micron-Pentium Computers (2)               298.45           298.45       5,073.55
  2-Apr-97    Micron-Pentium Computers (2)               298.45           298.45       5,073.55

                                                      _________     ____________     __________
                                                      58,971.33       190,922.94     246,113.45
                                                      =========     ============     ==========

                              EXHIBIT 3.07 Cont'd.

DLB Systems, Delaware
Fixed Asset Schedule
As of: 31-May-97
Month: 5
Type:  Furniture


                                                                                  Annual     Monthly      Expense      Expense
     Acq                                              Useful                      Deprec      Deprec        FYE          FYE
    Date                 Description                   Life   Method     Cost     Expense    Expense     31-Dec-95    31-Dec-96
 ---------    -------------------------------------    ----   ------   --------   --------   ---------   ---------    ---------
  1-Aug-95    Office Furniture                          5       SL      2,421.57     484.31     40.36       201.80       484.31
  1-Aug-95    Desk, Chair, File (MA)                    5       SL        462.52      92.50      7.71        38.54        92.50
  1-Aug-95    Lateral files                             5       SL      1,080.61     216.12     18.01        90.05       216.12
  1-Aug-95    Artwork                                   5       SL      4,420.20       0.00      0.00         0.00         0.00
  1-Aug-95    Desk, chairs, Tables                      5       SL     57,040.78  11,408.16    950.68     4,753.40    11,408.16
  1-Aug-95    Bookcases                                 5       SL        434.81      86.96      7.25        36.23        86.96
  1-Aug-95    Desk, chairs, tables                      5       SL     23,561.22   4,712.24    392.69     1,963.43     4,712.24
  1-Aug-95    Exhibition display stand                  5       SL      4,065.71     813.14     67.76       338.81       813.14
  1-Aug-95    Portable conf room panels                 5       SL      1,479.91     295.98     24.67       123.33       295.98
  1-Aug-95    Desk, chair, bookcases (UK)               5       SL      1,930.58     386.12     32.18       160.88       386.12
  1-Aug-95    Tables, filing cabinets                   5       SL        976.43     195.29     16.27        81.37       195.29
  1-Aug-95    Office Furniture-B Gluck                  5       SL        470.76      94.15      7.85        39.23        94.15
  1-Aug-95    Bookcases                                 5       SL        478.57      95.71      7.98        39.88        95.71
  1-Aug-95    Office Furniture-T Smallshaw              5       SL        299.94      59.99      5.00        25.00        59.99
  1-Aug-95    2nd floor furniture                       5       SL      3,904.33     780.87     65.07       325.36       780.87
  1-Aug-95    1st floor workstations                    5       SL     14,509.89   2,901.98    241.83     1,209.16     2,901.98
  1-Aug-95    Office Furniture                          5       SL     23,277.70   4,655.54    387.96     1,939.81     4,655.54
  1-Aug-95    File cabinets                             5       SL        493.88      98.78      8.23        41.16        98.78
  1-Aug-95    Office furniture for new offices          5       SL      7,216.67   1,443.33    120.28       601.39     1,443.33
  1-Aug-95    Office furniture-Scott Hayes              5       SL        266.65      53.33      4.44        22.22        53.33
  1-Aug-95    File cabinets                             5       SL        492.19      98.44      8.20        41.02        98.44
  1-Aug-95    File cabinets                             5       SL        867.08     173.42     14.45        72.26       173.42
  1-Aug-95    Art work                                  5       SL      2,655.30       0.00      0.00         0.00         0.00
  1-Aug-95    Office furniture-C Kalfaian               5       SL        839.17     167.83     13.99        69.93       167.83
  1-Aug-95    File cabinets                             5       SL        492.20      98.44      8.20        41.02        98.44
  1-Aug-95    Work Stations                             5       SL      3,687.02     737.40     61.45       307.25       737.40
  1-Aug-95    File cabinet                              5       SL        204.80      40.96      3.41        17.07        40.96
  1-Aug-95    Conference Room Furniture                 5       SL      8,102.72   1,620.54    135.05       675.23     1,620.54
  1-Aug-95    File Cabinet                              5       SL        176.49      35.30      2.94        14.71        35.30
  1-Aug-95    Office Furniture-San Diego                5       SL      1,071.63     214.33     17.86        89.30       214.33
 20-Mar-96    Village (3) desk w/file cab               5       SL      2,624.55     524.91     43.74         0.00       437.43

1997 Additions:
                                                                      ----------  ---------  --------    ---------    ---------
              Total                                                   170,005.86  32,586.07  2,715.51    13,358.82    32,498.59
                                                                      ==========  =========  ========    =========    =========



                                                        Expense                          Net
     Acq                                                  FYE           Total            Book
    Date                 Description                   31-Dec-97       Expense           Value
 ---------    -------------------------------------    ---------     ------------     ---------
  1-Aug-95    Office Furniture                            201.80           887.91      1,533.66
  1-Aug-95    Desk, Chair, File (MA)                       38.54           169.59        292.93
  1-Aug-95    Lateral files                                90.05           396.22        684.39
  1-Aug-95    Artwork                                       0.00             0.00      4,420.20
  1-Aug-95    Desk, Chairs, Tables                      4,753.40        20,914.95     36,125.83
  1-Aug-95    Bookcases                                    36.23           159.43        275.38
  1-Aug-95    Desk, chairs, tables                      1,963.43         8,639.11     14,922.10
  1-Aug-95    Exhibition display stand                    338.81         1,490.76      2,574.95
  1-Aug-95    Portable conf room panels                   123.33           542.63        937.28
  1-Aug-95    Desk, chair, bookcases (UK)                 160.88           707.88      1,222.70
  1-Aug-95    Tables, filing cabinets                      81.37           358.03        618.41
  1-Aug-95    Office Furniture-B Gluck                     39.23           172.61        298.15
  1-Aug-95    Bookcases                                    39.88           175.48        303.10
  1-Aug-95    Office Furniture-T Smallshaw                 25.00           109.98        189.96
  1-Aug-95    2nd floor furniture                         325.36         1,431.59      2,472.74
  1-Aug-95    1st floor workstations                    1,209.16         5,320.29      9,189.59
  1-Aug-95    Office Furniture                          1,939.81         8,535.16     14,742.54
  1-Aug-95    File cabinets                                41.16           181.09        312.79
  1-Aug-95    Office furniture for new offices            601.39         2,646.11      4,570.56
  1-Aug-95    Office furniture-Scott Hayes                 22.22            97.77        168.88
  1-Aug-95    File cabinets                                41.02           180.47        311.72
  1-Aug-95    File cabinets                                72.26           317.93        549.15
  1-Aug-95    Art work                                      0.00             0.00      2,655.30
  1-Aug-95    Office furniture-C Kalfaian                  69.93           307.69        531.47
  1-Aug-95    File cabinets                                41.02           180.47        311.73
  1-Aug-95    Work Stations                               307.25         1,351.91      2,335.11
  1-Aug-95    File cabinet                                 17.07            75.09        129.70
  1-Aug-95    Conference Room Furniture                   675.23         2,971.00      5,131.72
  1-Aug-95    File Cabinet                                 14.71            64.71        111.78
  1-Aug-95    Office Furniture-San Diego                   89.30           392.93        678.70
 20-Mar-96    Village (3) desk w/file cab                 218.71           656.14      1,968.41

1997 Additions:
                                                       ---------        ---------    ----------
              Total                                    13,577.53        59,434.94    110,570.92
                                                       =========        =========    ==========

                              EXHIBIT 3.07 Cont'd.

DLB Systems, Delaware
Fixed Asset Schedule
As of: 31-May-97
Month: 5
Type:  Leasehold Improvements


                                                                                  Annual     Monthly      Expense      Expense
     Acq                                              Useful                      Deprec      Deprec        FYE          FYE
    Date                 Description                   Life   Method     Cost     Expense    Expense     31-Dec-95    31-Dec-96
 ---------    -------------------------------------    ----   ------   --------   --------   ---------   ---------    ---------
  1-Aug-95    Ampro-temporary cabling                   2       SL        572.99     286.49     23.87       119.37       286.49
  1-Aug-95    Cabling Bernards/78                       2       SL      3,668.90   1,834.45    152.87       764.35     1,834.45
  1-Aug-95    Reception Logo-Deposit                    2       SL        383.33     191.67     15.97        79.86       191.67
  1-Aug-95    Street Sign                               2       SL        143.56      71.78      5.98        29.91        71.78
  1-Aug-95    Uplift costs-Bernards/78                  2       SL     12,140.17   6,070.08    505.84     2,529.20     6,070.08
  1-Aug-95    Reception Logo                            2       SL      1,374.53     687.26     57.27       286.36       687.26
  1-Aug-95    Remodel STJ doors                         2       SL      1,196.41     598.21     49.85       249.25       598.21
  1-Aug-95    New office 2nd floor                      2       SL      1,495.00     747.50     62.29       311.46       747.50
  1-Aug-95    New office 2nd floor                      2       SL      3,450.00   1,725.00    143.75       718.75     1,725.00
  1-Aug-95    Security System for Doors                 2       SL      7,669.95   3,834.97    319.58     1,597.91     3,834.97
  1-Aug-95    New offices 1st floor                     2       SL      4,255.00   2,127.50    177.29       886.46     2,127.50
  1-Aug-95    New office 2nd floor                      2       SL        352.50     176.25     14.69        73.44       176.25
                                                                      ----------  ---------  --------    ---------    ---------
              Total                                                    36,702.33  18,351.17  1,529.26     7,646.32    18,351.17
                                                                      ==========  =========  ========    =========    =========


                                                       Expense                          Net
     Acq                                                 FYE           Total            Book
    Date                 Description                  31-Dec-97       Expense           Value
 ---------    -------------------------------------   ---------     ------------     ---------
  1-Aug-95    Ampro-temporary cabling                    119.37           525.24         47.75
  1-Aug-95    Cabling Bernards/78                        764.35         3,363.16        305.74
  1-Aug-95    Reception Logo-Deposit                      79.86           351.39         31.94
  1-Aug-95    Street Sign                                 29.91           131.60         11.96
  1-Aug-95    Uplift costs-Bernards/78                 2,529.20        11,128.49      1,011.68
  1-Aug-95    Reception Logo                             286.36         1,259.98        114.54
  1-Aug-95    Remodel STJ doors                          249.25         1,096.71         99.70
  1-Aug-95    New office 2nd floor                       311.46         1,370.42        124.58
  1-Aug-95    New office 2nd floor                       718.75         3,162.50        287.50
  1-Aug-95    Security System for Doors                1,597.91         7,030.79        639.16
  1-Aug-95    New offices 1st floor                      886.46         3,900.42        354.58
  1-Aug-95    New office 2nd floor                        73.44           323.13         29.38
                                                       --------        ---------      --------
              Total                                    7,646.32        33,643.81      3,058.53
                                                       ========        =========      ========



                              EXHIBIT 3.07 Cont'd.

DLB Systems, Delaware
Fixed Asset Schedule
As of: 31-May-97
Month: 5
Type:  Office Equipment

                                                                                  Annual     Monthly      Expense      Expense
     Acq                                              Useful                      Deprec      Deprec        FYE          FYE
    Date                 Description                   Life   Method     Cost     Expense    Expense     31-Dec-95    31-Dec-96
 ---------    -------------------------------------    ----   ------   --------   --------   ---------   ---------    ---------
  1-Aug-95    Fax Machine                               3       SL        305.67     101.89      8.49        42.45       101.89
  1-Aug-95    Fax Machine-MA                            3       SL        223.30      74.43      6.20        31.01        74.43
  1-Aug-95    Phone System                              3       SL      2,768.98     922.99     76.92       384.58       922.99
  1-Aug-95    Ricoh fax                                 3       SL      1,015.79     338.60     28.22       141.08       338.60
  1-Aug-95    Phone System-addition                     3       SL        822.01     274.00     22.83       114.17       274.00
  1-Aug-95    Slide Projector                           3       SL        236.35      78.78      6.57        32.83        78.78
  1-Aug-95    Phone System-addition                     3       SL        319.33     106.44      8.87        44.35       106.44
  1-Aug-95    Phone System-addition                     3       SL      1,240.20     413.40     34.45       172.25       413.40
  1-Aug-95    TV, VCR & Cart                            3       SL        363.07     121.02     10.09        50.43       121.02
  1-Aug-95    Typewriter                                3       SL        287.42      95.81      7.98        39.92        95.81
  1-Aug-95    Lighting                                  3       SL      2,772.80     924.27     77.02       385.11       924.27
  1-Aug-95    Fax/Answering Machine                     3       SL        545.38     181.79     15.15        75.75       181.79
  1-Aug-95    Office Eqp. San Fran Office               3       SL        319.28     106.43      8.87        44.34       106.43
  1-Aug-95    Fax Machine-SF Office                     3       SL        417.80     139.27     11.61        58.03       139.27
  1-Aug-95    Fax Machine-SF Office                     3       SL        289.73      96.58      8.05        40.24        96.58
  1-Aug-95    Executive phone                           3       SL        305.46     101.82      8.48        42.42       101.82
  1-Aug-95    Single line phone (4)                     3       SL        556.86     185.62     15.47        77.34       185.62
  1-Aug-95    Phone System                              3       SL        567.45     189.15     15.76        78.81       189.15
  1-Aug-95    Phone System                              3       SL      2,821.20     940.40     78.37       391.83       940.40
  1-Aug-95    Phone System                              3       SL        498.47     166.16     13.85        69.23       166.16
  1-Aug-95    Phone System                              3       SL        894.38     298.13     24.84       124.22       298.13
  1-Aug-95    Phone/Answering Machine                   3       SL        181.86      60.62      5.05        25.26        60.62
  1-Aug-95    Fax Machine-Hayes                         3       SL        390.95     130.32     10.86        54.30       130.32
  1-Aug-95    Ric 3000L Master Unit                     3       SL        243.80      81.27      6.77        33.86        81.27
  1-Aug-95    Phone System                              3       SL      2,161.57     720.52     60.04       300.22       720.52
  1-Aug-95    Phone System                              3       SL        660.49     220.16     18.35        91.73       220.16
  1-Aug-95    Phone System                              3       SL      1,402.38     467.46     38.96       194.78       467.46
  1-Aug-95    Overhead Projector                        3       SL        348.00     116.00      9.67        48.33       116.00
  1-Aug-95    Phones                                    3       SL      1,346.16     448.72     37.39       186.97       448.72
  1-Aug-95    Phones                                    3       SL        945.31     315.10     26.26       131.29       315.10
  1-Aug-95    Binding Machine                           3       SL        480.30     160.10     13.34        66.71       160.10
  1-Aug-95    Phone System Addition                     3       SL      1,485.93     495.31     41.28       206.38       495.31
  1-Aug-95    Phone System Lease                        3       SL     19,805.40       0.00      0.00         0.00    19,805.40
 13-Mar-96    Amanda-Voice Mail                         3       SL      7,308.70   2,436.23    203.02         0.00     2,030.19
                                                                      ----------  ---------  --------    ---------    ---------
              Total                                                    54,331.77  11,508.79    959.07     3,780.23    36,499.25
                                                                      ==========  =========  ========    =========    =========




                                                     Expense                          Net
    Acq                                                FYE           Total            Book
   Date                 Description                 31-Dec-97       Expense           Value
---------    -------------------------------------  ---------     ------------     ---------
 1-Aug-95    Fax Machine                                42.45           186.80       118.87
 1-Aug-95    Fax Machine-MA                             31.01           136.46        86.84
 1-Aug-95    Phone System                              384.58         1,692.16     1,076.83
 1-Aug-95    Ricoh fax                                 141.08           620.76       395.03
 1-Aug-95    Phone System-addition                     114.17           502.34       319.67
 1-Aug-95    Slide Projector                            32.83           144.44        91.91
 1-Aug-95    Phone System-addition                      44.35           195.14       124.18
 1-Aug-95    Phone System-addition                     172.25           757.90       482.30
 1-Aug-95    TV, VCR & Cart                             50.43           221.88       141.19
 1-Aug-95    Typewriter                                 39.92           175.64       111.77
 1-Aug-95    Lighting                                  385.11         1,694.49     1,078.31
 1-Aug-95    Fax/Answering Machine                      75.75           333.29       212.09
 1-Aug-95    Office Eqp. San Fran Office                44.34           195.11       124.16
 1-Aug-95    Fax Machine-SF Office                      58.03           255.32       162.48
 1-Aug-95    Fax Machine-SF Office                      40.24           177.06       112.67
 1-Aug-95    Executive phone                            42.42           186.67       118.79
 1-Aug-95    Single line phone (4)                      77.34           340.31       216.56
 1-Aug-95    Phone System                               78.81           346.78       220.68
 1-Aug-95    Phone System                              391.83         1,724.07     1,097.13
 1-Aug-95    Phone System                               69.23           304.62       193.85
 1-Aug-95    Phone System                              124.22           546.56       347.81
 1-Aug-95    Phone/Answering Machine                    25.26           111.14        70.72
 1-Aug-95    Fax Machine-Hayes                          54.30           238.92       152.04
 1-Aug-95    Ric 3000L Master Unit                      33.86           148.99        94.81
 1-Aug-95    Phone System                              300.22         1,320.96       840.61
 1-Aug-95    Phone System                               91.73           403.63       256.86
 1-Aug-95    Phone System                              194.78           857.01       545.37
 1-Aug-95    Overhead Projector                         48.33           212.67       135.33
 1-Aug-95    Phones                                    186.97           822.65       523.51
 1-Aug-95    Phones                                    131.29           577.69       367.62
 1-Aug-95    Binding Machine                            66.71           293.52       186.78
 1-Aug-95    Phone System Addition                     206.38           908.07       577.86
 1-Aug-95    Phone System Lease                          0.00        19,805.40         0.00
13-Mar-96    Amanda-Voice Mail                       1,015.10         3,045.29     4,263.41
                                                    ---------        ---------    ----------
             Total                                   4,795.33        39,483.71    14,848.06
                                                    =========        =========    ==========

                                  EXHIBIT 3.08

                             FINANCIAL INFORMATION

Attached are the December 31, 1996 audited financial statements and the Company's unaudited Statement of Income and Balance Sheet as of March 31, 1997.

In April 1997, Amgen Inc. canceled their license agreement with the Company for RECORDER. The agreement was dated December 23, 1996.

See also Exhibit 3.22.

                                DLB SYSTEMS, INC.

                              Financial Statements

                           December 31, 1996 and 1995


                   (With Independent Auditors' Report Thereon)

Peat Marwick LLP

Princeton Pike Corporate Center
P.O. Box 7348
Princeton, NJ 08543-7348


                          Independent Auditors' Report


The Board of Directors and Stockholders
DLB Systems, Inc.:


We have audited the accompanying balance sheets of DLB Systems, Inc. as of December 31, 1996 and 1995, and the related statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 1996 and for the period from July 31, 1995 (date of incorporation) to December 31, 1995. These financial statements are the responsibility Of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DLB Systems, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended December 31, 1996 and for the period from July 31, 1995 (date of incorporation) to December 31, 1995 in conformity with generally accepted accounting principles.

                                                     KPMG Peat Marwick LLP


March 21, 1997

                                DLB SYSTEMS, INC.

                                 Balance Sheets

                           December 31, 1996 and 1995


                               Assets                                           1996              1995
                                                                                ----              ----
Current assets:
     Cash                                                                $      29,002            10,013
     Accounts receivable - trade, net of allowance for
       doubtful accounts of $265,281 and $46,800,
       respectively                                                          2,259,059         1,203,983
     Receivables - related parties                                             340,627           342,835
     Prepaid expenses and other current assets                                  45,631            31,146
                                                                             ---------         ---------
              Total current assets                                           2,674,319         1,587,977

Furniture, fixtures, equipment and leasehold
     improvements, net                                                         455,940           498,413
Other assets                                                                    64,340            72,922
                                                                             ---------         ---------
              Total assets                                               $   3,194,599         2,159,312
                                                                             =========         =========

             Liabilities and Stockholders' Deficit
Current liabilities:
     Notes payable to banks                                                  2,318,667         1,016,932
     Note payable to related parties                                         1,050,000            50,000
     Accounts payable                                                          824,773           400,898
     Due to related parties                                                       -               93,121
     Accrued expenses                                                          409,165           220,412
     Deferred revenue                                                        2,445,450         1,864,363
     Accrued dividend on preferred stock                                       250,000              -
                                                                             ---------         ---------
              Total current liabilities                                      7,298,055         3,645,726

Long-term debt                                                                    -              429,490
                                                                             ---------         ---------
              Total liabilities                                              7,298,055         4,075,216
                                                                             ---------         ---------
Stockholders' deficit:
    Series A redeemable cumulative preferred stock, $.01
        par value. Authorized 1,000,000 shares; issued and
        outstanding 860,000 and 621,999 shares in 1996 and
        1995, liquidation value $2.89 per share                                  8,600             6,220
    Common stock, $.01 par value.  Authorized 1,000,000
        shares; issued and outstanding 200,000 shares                            2,000             2,000
    Paid-in capital                                                           (172,384)       (1,120,004)
    Accumulated deficit                                                     (3,941,672)         (804,120)
                                                                             ---------         ---------
              Total stockholders' deficit                                   (4,103,456)       (1,915,904)
                                                                             ---------         ---------
              Total liabilities and stockholders' deficit                $   3,194,599         2,159,312
                                                                             =========         =========

See accompanying notes to financial statements.

                                DLB SYSTEMS, INC.

                            Statements of Operations

           Year ended December 31, 1996 and Period from July 31, 1995
                  (Date of Incorporation) to December 31, 1995


                                                                  Period from
                                                                 July 31, 1995
                                                                   (Date of
                                                                 Incorporation)
                                                                 to December 31,
                                                      1996            1995
                                                      ----            ----

Software license fees                         $    2,880,983           782,500
Software maintenance and continuing
    support contracts                              2,611,237           925,457
Consulting/training services                         839,482           138,226
                                                   ---------         ---------
             Net revenue                           6,331,702         1,846,183

Cost of revenue                                    2,409,583           492,565
                                                   ---------         ---------
             Gross margin                          3,922,119         1,353,618
                                                   ---------         ---------
Operating expenses:
    Selling and marketing                            672,769           224,286
    Research and development                       1,281,388           912,998
    General and administrative                     4,910,911           959,799
                                                   ---------         ---------
             Total operating expenses              6,865,068         2,097,083
                                                   ---------         ---------
             Operating loss                       (2,942,949)         (743,465)

Other expenses:
    Interest expense, act                            182,853            65,555
    Loss (gain) on sale of assets                     11,750            (4,900)
                                                   ---------         ---------
             Total other expenses                    194,603            60,655
                                                   ---------         ---------
             Net loss                         $   (3,137,552)         (804,120)
                                                   =========         =========
 See accompanying notes to financial statements.

                                DLB SYSTEMS, INC.

                       Statements of Stockholders' Deficit

           Year ended December 31, 1996 and Period from July 31, 1995
                  (Date of Incorporation) to December 31, 1995



                                             Series A redeemable                                                           Total
                                              preferred stock              Common stock                        Accumu-     stock-
                                            ---------------------       ------------------       Paid-in        lated      holders'
                                            Shares         Amount       Shares      Amount       Capital       Deficit     Deficit
                                            ------         ------       ------      ------       -------       -------     -------
Balance at beginning of period               -             $  -            -       $  -           -               -           -
   Net book value of assets
    contributed and liabilities
    assumed in exchange for issuance
    of shares to DLB Systems, Inc.,
    a New Jersey Corporation (note 1)        -                -         200,000     2,000     (2,911,784)         -      (2,909,784)
   Issuance of shares to Safeguard
    Scientifics, Inc.                     621,999           6,220          -          -        1,791,780          -       1,798,000
   Net loss                                  -                -            -          -            -          (804,120)    (804,120)
                                          -------           -----       -------     -----      ---------      --------    ---------
Balance, December 31, 1995                621,999           6,220       200,000     2,000     (1,120,004)     (804,120)  (1,915,904)

   Issuance of shares to Safeguard
    Scientifics, Inc.                      28,001             280          -          -          199,720          -         200,000
   Preferred stock dividend                  -                -            -          -         (250,000)         -        (250,000)
   Conversion of debt to equity           210,000           2,100          -          -          997,900          -       1,000,000
   Net loss                                  -                -            -          -            -        (3,137,552)  (3,137,552)
                                          -------           -----       -------     -----      ---------      --------    ---------
Balance, December 31, 1996                860,000          $8,600       200,000    $2,000       (172,384)   (3,941,672)  (4,103,456)
                                          =======           =====       =======     =====      =========     =========    =========

 See accompanying notes to financial statements.

                                DLB SYSTEMS, INC.
                            Statements of Cash Flows
           Year ended December 31, 1996 and Period from July 31, 1995
                  (Date of Incorporation) to December 31, 1995

                                                                                             Period from
                                                                                            July 31, 1995
                                                                                               (Date of
                                                                                          Incorporation) to
                                                                                             December 31,
                                                                             1996                1995
                                                                             ----                ----
Cash flows from operating activities:
    Net loss                                                            $ (3,137,552)          (804,120)
    Adjustments to reconcile net loss to net cash used in
      operating activities:
         Depreciation and amortization                                       199,334             62,908
         (Gain) loss on sale of furniture, fixtures, equipment
            and leasehold improvements                                        11,750             (4,900)
         Changes in operating assets and liabilities:
            Increase in accounts receivable - trade, net of
                allowance                                                 (1,055,076)          (337,805)
            (Increase) decrease in receivables - related parties               2,208           (214,898)
            (Increase) decrease in prepaid expenses and other
                current assets                                               (14,485)           (12,786)
            (Increase) decrease in other assets                                8,582              3,075
            Increase (decrease) in accounts payable                          423,875           (327,099)
            Increase (decrease) in due to related parties                    (93,121)            93,121
            Increase (decrease) in accrued expenses                          188,753           (141,707)
            Increase in deferred revenue                                     581,087            220,906
                                                                          ----------         ----------
                Net cash used in operating activities                     (2,884,645)        (1,463,305)
                                                                          ----------         ----------
Cash flows from investing activities:
    Purchase of fixed assets                                                (172,511)           (66,348)
    Proceeds from sale of assets                                               3,900               -
                                                                          ----------         ----------
                Net cash used in investing activities                       (168,611)           (66,348)
                                                                          ----------         ----------
Cash flows from financing activities:
    Issuance of note payable for payment of services rendered                   -               100,000
    Proceeds from financing arrangements                                   3,051,037            659,638
    Payments of principal on financing arrangements                         (178,792)          (708,665)
    Proceeds from issuance of common stock                                      -                 2,000
    Proceeds from issuance of Series A redeemable
       cumulative preferred stock                                            200,000          1,378,000
                                                                          ----------         ----------
                Net cash provided by financing activities                  3,072,245          1,430,973
                                                                          ----------         ----------

Net increase (decrease) in cash                                               18,989            (98,680)
Cash at beginning of period                                                   10,013            108,693
                                                                          ----------         ----------
Cash at end of period                                                    $    29,002             10,013
                                                                          ==========         ==========
Supplemental information:
    Cash paid for interest                                               $   185,155             57,246
                                                                          ==========         ==========
Supplemental noncash financing activities:
    Conversion of notes payable into Series A redeemable
       preferred stock                                                   $ 1,000,000            420,000
    Accrual of preferred stock dividend                                      250,000               -
                                                                          ==========         ==========

 See accompanying notes to financial statements.

                                DLB SYSTEMS, INC.

                          Notes to Financial Statements

                           December 31, 1996 and 1995


(1) Summary of Significant Accounting Policies

           Organization and Operations

           DLB Systems, Inc. (DLB or the Company) was Organized under the laws of the State of Delaware on July 31, 1995 to continue to conduct certain business operations formerly conducted by DLB Systems, Inc., a New Jersey Corporation (DLB-NJ). The principal activities of the Company are the development and licensing of computer software products and associated services to the pharmaceutical industry to assist with clinical research and development and regulatory compliance.

           DLB-NJ was founded in 1992 as a wholly-owned subsidiary of DLB Systems, Ltd. (DLB-Ltd.), a U.K.-based company. Both DLB-NJ AND DLB-Ltd. performed the same principal activities of the Company.

           On August 1, 1995, substantially all of the assets and liabilities of DLB-NJ were transferred to the Company under an asset purchase agreement between DLB, DLB-NJ and DLB-Ltd. (the Agreement). The assets and liabilities transferred to the Company had a negative net book value of $(2,911,784). The transfer has been accounted for at historical book values without any purchase accounting adjustments due to the common shareholders of DLB and DLB-NJ.

           As part of the Agreement, Safeguard Scientific, Inc. (Safeguard) committed to contribute a minimum of $1 million to the Company in exchange for Series A redeemable cumulative preferred stock (Series A Preferred Stock) and an additional $1 million in exchange for additional shares of Series A Preferred Stock as necessary over the first 12 months from the date of the Agreement. During 1996 and 1995, Safeguard was issued 28,001 and 621,999 shares, respectively, of Series A Preferred Stock and warrants for the purchase of common stock of the Company in exchange for $1,998,000 in capital contributions (see note 4). Proceeds from the issuance of stock were used to reduce the outstanding liabilities and to provide working capital for operations and general corporate purposes of the Company.

           DLB-NJ was issued 200,000 shares of common stock of the Company as part of the Agreement. Upon execution of the Agreement, two officers of DLB-NJ entered into employment agreements with the Company (see note 9). DLB-NJ and its parent, DLB-Ltd., are paid monthly support service fees, in accordance with the Agreement (see note 9), to cover their operating expenses as they provide customer support and marketing and selling support to the Company. As part of the Agreement, Peapack-Gladstone Bank (PG Bank) agreed to the Company's assumption of DLB-NJ's

                                DLB SYSTEMS, INC.

(1) Summary of Significant Accounting Policies, cont.


            indebtedness to the Bank. As part of this assumption of indebtedness, the Bank extended the due date on its term note assumed by DLB from DLB-NJ, from June 30, 1996 to March 31, 1998 (see note 2). The Company also assumed certain other liabilities and commitments of DLB-NJ.

            The Company has incurred losses of $3,941,672 since inception and has relied on Safeguard for financing, when necessary, to sustain its business and finance its research and development activities. Safeguard has committed to provided sufficient financing to the Company and/or implement appropriate strategies or take other measures to assure that the Company will continue as a going concern through 1997.

            The Company plans to achieve sustained profitability over time and may require additional financing until it has the ability to generate cash flows to further develop its software products and continue operating activities in future periods. There can be no assurance that the Company will achieve profitability or be able to generate cash flows to sustain future operations. Nor can there be any assurance that if the Company requires additional financing after 1997 that the Company would be able to obtain such additional financing on favorable terms, if at all.

            Revenue Recognition

            Revenue is derived primarily from one-time software license fees, software maintenance and support contracts and consulting/training services. DLB recognizes revenue from software license transactions as of the date of installation or upon customer acceptance, as appropriate. Revenue from software maintenance and continuing support contracts is recognized on a straight-line basis over the period in which the software maintenance and continuing support is provided. Revenue from consulting/training services is recognized when services are performed.

            Deferred revenues arise primarily from advance billing under licensing agreements and software maintenance and continuing support contracts.

            Furniture, Fixtures, Equipment and Leasehold Improvements

            Furniture, fixtures, equipment and leasehold improvements are stated at cost to the Company. The cost of repairs and maintenance is charged to operating expenses as incurred; significant renewals and leasehold improvements are capitalized.

            Depreciation is provided using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

                                DLB SYSTEMS, INC.

(1) Summary of Significant Accounting Policies, cont.

            The useful lives, for purposes of computing depreciation and amortization, are as follows:

                Leasehold improvements                2 years
                Computer hardware and software        3 years
                Equipment and furniture           3 - 5 years
                                                  ===========

            Income Taxes

            The asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," requires recognition of deferred tax assets and liabilities for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using tax rates in effect for the year in which the differences are expected to reverse.

            Research and Development and Software Development Costs

            Research and development costs are charged to expense when incurred. Costs incurred in the research and development of new software products and enhancements to existing software products are also expensed as incurred until the technological feasibility of the product or enhancement has been established. After technological feasibility has been established and prior to product release, any additional development costs are capitalized in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed," and are included in the balance sheet. However, to date, software development costs on DLB products, after achieving technological feasibility, have been immaterial.

                                DLB SYSTEMS, INC.

(1) Summary of Significant Accounting Policies, cont.

           Stock-based Employee Compensation

           Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board
           (APB) Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation expense would be recorded on the date of the grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS No. 123) No. 123, "Accounting for Stock-Based Compensation", which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB No. 25 and provide pro forma net earnings disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

           Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires DLB to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           Impairment of Long-Lived Assets and Long-Lived Assets to Be
           Disposed Of

           The Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have any impact on the Company's financial position, results of operations, or liquidity.

                                DLB SYSTEMS, INC.

(2) Financing Arrangements

    The Company's outstanding financing arrangements as of December 31, 1996 and 1995 are as follows:

                                                         1996             1995
                                                         ----             ----

        Line of credit                             $      877,379        826,342
        Term loan note payable to bank                    441,288        561,639
        Note payable to bank                            1,000,000          -
        Notes payable to related parties                1,050,000        100,000
        Installment loan payable to bank                    -              8,441
                                                        ---------      ---------
                        Total debt                      3,368,667      1,496,422
        Less current portion of notes payable to:
            Banks                                       2,318,667      1,016,932
            Related parties                             1,050,000         50,000
                                                        ---------      ---------
                        Net long-term debt         $        -            429,490
                                                        =========      =========

           Line of credit

           At December 31, 1996, the Company's unused portion of its line of credit with Peapack-Gladstone Bank (PG Bank) is approximately $222,621. The line of credit in the aggregate amount of $1,100,000 is subject to renewal in May 1997. The Company was in default of its debt covenants at December 31, 1996, which were waived by PG Bank. This instrument (and the PG Bank term loan noted below) is secured by a lien on substantially all of the Company's assets. The line of credit is also secured by the assignment of life insurance policies of its two key employees of the Company. Interest is charged at 2.25% above PG Bank's prime rate, as defined (10.5% at December 31, 1996).

           Term loan note - payable to bank

           At December 31, 1996, the Company has a term loan with PG Bank with a maturity date of May 1, 1997. Interest is charged at 2.25% above PG Bank's prime rate, as defined (10.5% at December 31, 1996). As of December 31, 1996, there is no collateral held by the bank. Two key employees of the Company have guaranteed this note.

           Note payable to bank

           At December 31, 1996, the Company has a loan payable to another bank in the amount of $1,000,000, which is due October 5, 1997. Interest is charged at LIBOR plus 2%. As of December 31, 1996 there is no collateral held by the bank and Safeguard is the guarantor.

                                DLB SYSTEMS, INC.

(2) Financing Arrangements, cont.

           Notes payable to related parties

           At December 31, 1996, the Company has a loan payable to Safeguard in the amount of $1,000,000, which is due July 25, 1997. Interest is charged at 9.25%. As of December 31, 1996 there is no collateral held by Safeguard and no guarantors.

           In addition, the Company has outstanding a note payable to a software development consulting company which performed research and development services for DLB in prior years. Under the terms of the note, final payment of $50,000 is due on September 30, 1997. Interest is charged at a rate of 7%. As of December 31, 1996 there is no collateral held by the software developer and no guarantors.

           Installment loan - payable to bank

           The installment loan outstanding at December 31, 1995, matured in April 1996 and was secured by certain office furniture and computer equipment of the Company. Interest was charged at 8%.

(3) Furniture, Fixtures, Equipment and Leasehold Improvements, at Cost

    Furniture, fixtures, equipment and improvements at December 31, 1996 and 1995 consist of the following:

                                                          1996          1995
                                                          ----          ----
          Equipment and furniture                    $   224,338      229,483
          Computer hardware and software                 473,524      322,176
          Leasehold improvements                          36,702       36,702
                                                         -------      -------
                                                         734,564      588,361
          Less accumulated depreciation and
             amortization                                278,624       89,948
                                                         -------      -------
                                                     $   455,940      498,413
                                                         =======      =======


(4) Common Stock, Preferred Stock, Stock Options and Warrants

    Pursuant to the Agreement, the Company sold 621,999 shares of Series A Preferred Stock to Safeguard during the period August 1, 1995 to December 31, 1995 and 28,001 shares in 1996. In accordance with a Voting and Stock Restriction Agreement executed together with the Agreement, the Series A Preferred Stock is entitled to one vote per share; however, the aggregate number of votes Safeguard shall be entitled to exercise shall be reduced upon the exercise of certain common stock warrants.

                                DLB SYSTEMS, INC.

(4) Common Stock, Preferred Stock, Stock Options and Warrants, cont.

    Also in 1996, the Company's Board of Directors approved the conversion of $1,000,000 of then outstanding term notes owed to Safeguard into 210,000 shares of Series A Preferred Stock.

    For each share of Series A Preferred Stock issued, a warrant for the purchase of a share of common stock was issued in accordance with the Agreement. The Voting and Stock Restriction Agreement also addresses the preferred shareholders' rights regarding dispositions of their stock.

    The Series A Preferred Stock has a par value of $.01 per share and accrues cumulative dividends at an annual rate of 10% of the original issue price per share and is redeemable at the option of the Company any time on or after January 1, 1997 and at the option of the holders of a majority of the outstanding shares of Series A Preferred Stock, commencing at any time on or after December 31, 2000 at the original issue price per share plus all accrued and unpaid dividends thereon. In 1996, $250,000 of dividends have been accrued for the aforementioned preferred stock. Safeguard waived the Company's obligation to pay dividends of approximately $58,000 for the period August 1, 1995 through December 31, 1995 and, as a result, the Company has properly not accrued for dividends payable as of December 31, 1995.

    Pursuant to an incentive stock option purchase plan (the Plan) established in September 1995 as part of the Agreement, certain key employees have been granted options to purchase up to 200,000 shares of the Company's common stock at exercise prices equal to or greater than the estimated fair value of the Company's common stock; as determined by the Board of Directors at the date of grant. Generally such options vest over a five-year period, with the exception of 17,000 options which vested immediately when they were granted to an employee of DLB-Ltd. All options expire either on the close of business on September 24, 2005 or upon termination, subject to the terms of the Plan.

    Activity in the Plan is as follows:

                                                               Number
                                                             of shares
                                                             ---------
                    Granted in 1995 ($3.00 per share)         136,000
                                                              -------
                 Balance, December 31, 1995                   136,000

                    Granted ($3.00-$4.75 per share)            71,000
                    Forfeited ($3.00 per share)               (26,000)
                                                              -------
                 Balance, December 31, 1996                   181,000
                                                              =======
                 Exercisable at December 31, 1996              40,800
                                                              =======

                                DLB SYSTEMS, INC.

(4) Common Stock, Preferred Stock, Stock Options and Warrants, cont.

    At December 31, 1996, there were 19,000 additional shares available for grant under the Plan. The per share weighted-average fair value of stock options granted during 1996 and 1995 was determined to be zero on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions: 1996 - expected dividend yield 0%, risk-free interest rate of 6.5%, volatility of 0.0% and an expected life of 7.23 years; 1995 - expected dividend yield 0%, risk-free interest rate of 6.5%, volatility of 0.0%, and an expected life of 7.5 years.

    The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its options in the financial statements. Had the Company recorded compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the effect on the Company's net loss would have been immaterial.

    At December 31, 1996, the number of options exercisable was 40,800, the weighted-average exercise price of those options was $3.00, and the weighted-average remaining contractual life of outstanding options was 9.81 years.

    Subject to the Agreement, Safeguard was issued warrants to purchase 650,000 shares of common stock for $.1667 per share. If Safeguard exercises all of the warrants, based on the Company's capital structure as of December 31, 1996, it would own 65% of the Company. The Agreement also addresses certain limited rights of the holders of warrants and the warrant stock to include the warrant stock in a registration statement of the Company. The warrants expire on August 1, 2002, and are exercisable immediately. The purchase price of the stock may be paid at the warrantholder's option through the application of indebtedness of the Company to the warrantholder on a dollar-for-dollar basis. None of the warrants have been exercised as of December 31, 1996.

(5) Lease Commitments

    At December 31, 1996, the Company is obligated under operating leases which expire through 1998 for office space and equipment. The aggregate minimum rental commitments under noncancellable operating leases are as follows:

                  1997                              $ 110,080
                  1998                                  7,220
                                                      -------
                      Total minimum lease
                         payments                   $ 117,300
                                                      =======

    Rental expense for operating leases during 1996 and during the period July 31, 1995 to December 31, 1995 amounted to $218,361 and $53,800, respectively.

                                DLB SYSTEMS, INC.

(6) Income Taxes

    Differences between pre-tax book losses and taxable losses are generated mainly from certain nondeductible permanent differences and temporary differences such as accelerated methods of calculating tax depreciation.

    Deferred tax assets and liabilities at December 31, 1996 and 1995 are comprised of the following:

                                                         1996           1995
                                                         ----           ----
     Deferred tax assets:
         Loss carryforwards                         $ 2,266,127       1,093,232
         Research and experimentation credits            54,147          54,147
         Allowance accruals                             105,953          18,692
                                                      ---------       ---------
            Gross deferred tax assets                 2,426,227       1,166,071

     Deferred tax asset valuation allowance          (2,408,298)     (1,158,393)
                                                      ---------       ---------
                                                         17,929           7,678
     Deferred tax liabilities:
         Property and equipment                         (17,929)         (7,678)
                                                      ---------       ---------
            Gross deferred tax liabilities              (17,929)         (7,678)
                                                      ---------       ---------
            Net deferred tax assets (liability)     $      -              -
                                                      =========       =========


    The net changes in the total valuation allowance for the year ended December 31, 1996 and period from incorporation to December 31, 1995 were increases of $1,249,905 and $1,158,393, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable losses and projections for future tax losses over the periods which the deferred tax assets are deductible, management believes it is not more likely than not the Company will realize the benefits of these deductible differences. Accordingly, a valuation allowance at December 31, 1996 and 1995 has been established for the full amount of the net deferred assets.

                                DLB SYSTEMS, INC.

(6) Income Taxes, cont.

    At December 31, 1996, the Company had net Federal and state net operating losses available for carryforward of approximately $6,007,000 and $3,765,000, respectively expiring through the years 2011 and 2003, respectively. If certain substantial changes in the Company's ownership should occur, there could be an annual limitation on the amount of the Federal net operating loss carryforwards which could be utilized annually.

(7) Concentration of Credit Risk

    During 1996 and for the Period from July 31, 1995 to December 31, 1995, three customers and one customer, respectively, accounted for 41% and 26%, respectively, of net revenue. Accounts receivable from such customers were approximately $826,000 and $305,000 at December 31, 1996 and 1995, respectively. Substantially all sales are made to customers who are in the pharmaceutical industry. The Company performs periodic credit evaluations of its customers' financial condition and frequently does not require collateral. The Company does not believe that this concentration of sales and credit risk represents a material risk of loss with respect to its financial position as of December 31, 1996.

(8) Related-party Transactions

    For the period from July 31, 1995 to December 31, 1995, DLB utilized the services of a software development consulting company (the consultant) that was affiliated with both an executive officer of DLB and Safeguard. During 1996, the aforementioned executive officer was no longer affiliated with the consultant. DLB incurred approximately $1,303,000 and $485,000 in research and development expenditures for services provided by the consultant. As of December 31, 1996 and 1995, due to related parties includes none and $43,900, respectively, of consulting fees due to the consultant and none and $28,000, respectively, of consulting fees due to an executive officer of DLB and $18,961 and $11,990, respectively, to DLB-NJ. DLB also maintains a note payable to the consultant as of December 31, 1996 and 1995 (see note 2).

    DLB had the following accounts receivable from related parties:


                                                             1996         1995
                                                             ----         ----
        Receivable from DLB-Ltd.                          $ 244,167      244,167
        Loans receivable from employees                      96,460       98,668
                                                            -------      -------
            Receivables - other                           $ 340,627      342,835
                                                            =======      =======

                                DLB SYSTEMS, INC.

(8) Related-party Transactions, cont.

    DLB and DLB-NJ entered into a consulting agreement which in effect provides for the payment of support service fees to DLB-NJ. These fees cover the consulting and related costs of specified employees of DLB-NJ including the two directors identified in the employment agreements entered into with DLB (see note 9). The consulting agreement will continue until terminated by DLB. During 1996 and for the period July 31, 1995 to December 31, 1995, DLB paid $1,302,684 and $480,000, respectively and $561,722 and $190,886, respectively in support service fees to DLB-Ltd. and DLB-NJ, respectively.

    Upon execution of the Agreement, DLB and Safeguard entered into an Administrative Services Agreement whereby Safeguard will provide the Company with certain administrative support services, as defined in the Administrative Services Agreement, for which Safeguard shall be paid an annual fee equal to 1/2% of the Company's gross revenues each year. The Administrative Services Agreement was effective through April 1, 1996 and shall automatically continue on an annual basis, subject to termination on the final day of any succeeding calendar year by delivery of 90 days' notice by either party prior to the termination date. As of December 31, 1996 and 1995, DLB owed $44,436 and $9,231 to Safeguard in accordance with the Administrative Services Agreement for 1996 and for the period July 31, 1995 through December 31, 1995, respectively.

(9) Employment Agreements

    In August 1995, DLB entered into two-year employment agreements with two employees of DLB-NJ. These agreements include nondisclosure and noncompetition clauses and are subject to renewal for consecutive one-year periods.

(10) Retirement Savings Plan

    The Company maintains a 401(k) retirement savings plan (the 401(k) Plan). The Company administers the 401(k) Plan at its own expense and provides no match to employee contributions.

                                DLB Systems, Inc.
                                 Balance Sheets
                   As of March 31, 1997 and December 31, 1996

                                                                    3/31/97                        12/31/96
                                                                --------------                  --------------
ASSETS
Current assets:
Cash                                                            $      130,346                  $       29,002
Accounts receivable, net                                             2,366,783                       2,251,073
Contracts in progress                                                    7,986                           7,986
Intercompany receivables                                               244,167                         244,167
Other current assets                                                    66,373                          45,631
                                                                --------------                  --------------
   Total current assets                                              2,815,655                       2,577,859
Fixed Assets, Cost                                                     790,947                         734,564
Accumulated deprec.                                                   (337,561)                       (278,624)
Fixed assets, net                                                      453,386                         455,940
Receivable from related party                                           96,460                          96,460
Other assets, principally deposits                                      63,515                          64,340
                                                                --------------                  --------------
Total Assets                                                    $    3,429,016                  $    3,194,599
                                                                ==============                  ==============
LIABILITIES
Current liabilities:
Accounts payable                                                $    1,083,588                  $      824,773
Notes payable to bank                                                1,160,469                       1,037,848
Notes payable, other                                                 2,300,000                       2,050,000
Accrued expenses and other liabilities                                 317,842                         381,967
Equipment lease obligations                                             21,728                          27,198
Advanced billings                                                       14,395                          14,395
Deferred support revenue                                             2,169,237                       2,431,055
Accrued preferred stock dividend                                       325,000                         250,000
                                                                --------------                  --------------
 Total current liabilities                                           7,392,259                       7,017,236

Long-term portion of loans                                             189,446                         280,819
                                                                --------------                  --------------
 Total liabilities                                                   7,581,705                       7,298,055
                                                                --------------                  --------------
STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock; 1m authorized; 860,000 outstanding                      8,600                           8,600
Common stock; 1m authorized; 200,000 outstanding                         2,000                           2,000
Paid-in capital                                                       (247,382)                       (172,382)
Accumulated deficit                                                 (3,915,907)                     (3,941,674)
                                                                --------------                  --------------
 Total stockholders' equity (deficit)                               (4,152,689)                     (4,103,456)
                                                                --------------                  --------------
Total Liabilities & Stockholders' Equity (Deficit)              $    3,429,016                  $    3,194,599
                                                                ==============                  ==============

                                DLB Systems, Inc.
                             Statement of Operations
                      For the Period ending March 31, 1997

                                                                   Month                YTD
                                                               ------------         -----------
Sales Revenue:
Software license revenue                                       $    287,500          $ 1,451,750
Oracle/SQR license                                                      -                 41,470
Support revenue                                                     219,728              638,079
Consulting/training fees                                             40,000              152,863
                                                               ------------          -----------
  Total Sales Revenue                                               547,228            2,284,162

Cost of Sales:
US customer services                                                 56,894              194,510
US development                                                       32,459              101,458
UK customer services                                                 47,470              145,283
                                                               ------------          -----------
  Total Cost of Sales                                               136,823              441,251

Gross Profit                                                        410,405            1,842,911
                                                               ------------          -----------
Gross Margin %                                                        75.00%               80.68%

Selling, General & Administrative Expenses:
Compensation & related expenses                                     166,882              501,228
Support services - DLB NJ                                            21,771               84,368
Support services - DLB Ltd.                                          52,530              184,717
Premises                                                             20,495               90,018
Professional advisors                                               159,866              467,517
Marketing & selling                                                  84,828              125,288
Oracle/SQR license fees                                               3,879               21,385
Client support                                                        6,369               26,179
User group meetings                                                       -                    -
Software license costs/non-capital software                           7,775               23,220
Equipment maint & rental                                              1,262                6,711
Provision for doubtful accounts                                           -                    -
General & administrative                                             57,891              137,760
Bank charges/late fees                                                  550                1,341
Depreciation and amortization                                        19,885               58,937
                                                               ------------          -----------
Total Selling, General & Administrative Expenses                    603,983            1,728,669

Income (Loss) from Operations                                      (193,578)             114,242
                                                               ------------          -----------
Other income (Expense):
Interest Expense - Other                                            (20,221)             (65,607)
Interest Expense - Safeguard                                         (7,708)             (22,868)
Loss on sale of assets                                                    -                    -
                                                               ------------          -----------
  Total Other Income (Expense), net                                 (27,929)             (88,475)

Income (Loss) before Taxes                                         (221,507)              25,767
                                                               ------------          -----------
Income Taxes                                                              -                    -
                                                               ------------          -----------
Net Income (Loss)                                              $   (221,507)         $    25,767
                                                               ============          ===========

                                  EXHIBIT 3.09

                                     TAXES

DLB Systems, Inc. (Delaware) - Federal income tax returns have been filed for 1995, and extensions have been made for 1996 New Jersey State and Federal tax returns. (See attachment).

In 1992, 1993 and 1994 Federal tax returns of The Company's shareholder, DLB Systems (NJ) were audited, and the settlement, including penalties and interest, was paid-in-full.

See Exhibit 3.04, Litigation, regarding California Sales Tax and New Jersey Unemployment Tax.

Form 7004
(Rev June 1995)                                    Application for Automatic Extension of Time               OMB No. 1545-0233
Department of the Treasury                            To File Corporation Income Tax Return
Internal Revenue Service
------------------------------------------------------------------------------------------------------------------------------------
Name of Corporation                                                             Employer identification number
DLB SYSTEMS INC.                                                                22-3394032
------------------------------------------------------------------------------------------------------------------------------------
Number, street, and room or suite no. (If a P.O. box or outside the United States, see instructions)
110 ALLEN ROAD, BERNARDS/78
------------------------------------------------------------------------------------------------------------------------------------
City or town, state and ZIP code
LIBERTY CORNER                       NJ                  07938
------------------------------------------------------------------------------------------------------------------------------------
Check type of return to be filed:
[x] Form 1120     [ ] Form 1120-FSC    [ ] Form 1120-ND    [ ] Form 1120-REIT    [ ] Form 1120-SF
[ ] Form 1120-A   [ ] Form 1120-H      [ ] Form 1120-PC    [ ] Form 1120-RIC     [ ] Form 990-C
[ ] Form 1120-F   [ ] Form 1120-L      [ ] Form 1120-POL   [ ] Form 1120S        [ ] Form 990-T
------------------------------------------------------------------------------------------------------------------------------------
Form 1120-F filers: Check here if you do not have an office or place of business in the United States............................[ ]
------------------------------------------------------------------------------------------------------------------------------------
1a I request an automatic 6-month (or, for certain foreign corporations, 3-month) extension of time until SEPTEMBER 15, 1997, to file the income tax return of the corporation named above for [x] calendar year 1996 or [ ] tax year beginning _______________, 19__ and ending _______________, 19__
 b If this tax year is for less than 12 months, check reason:
 [ ] Initial return      [ ] Final return      [ ] Change in accounting period      [ ] Consolidated return to be filed
------------------------------------------------------------------------------------------------------------------------------------
2  If this application also covers subsidiaries to be included in a consolidated return, complete the following:
------------------------------------------------------------------------------------------------------------------------------------
            Name and address of each member of the affiliated group        |      Employer identification group    |    Tax period
---------------------------------------------------------------------------|---------------------------------------|----------------
                                                                           |                                       |
---------------------------------------------------------------------------|---------------------------------------|----------------
                                                                           |                                       |
---------------------------------------------------------------------------|---------------------------------------|----------------
                                                                           |                                       |
---------------------------------------------------------------------------|---------------------------------------|----------------
                                                                           |                                       |
---------------------------------------------------------------------------|---------------------------------------|----------------
                                                                           |                                       |
---------------------------------------------------------------------------|---------------------------------------|----------------
                                                                           |                                       |
---------------------------------------------------------------------------|---------------------------------------|----------------
                                                                           |                                       |
---------------------------------------------------------------------------|---------------------------------------|----------------
                                                                           |                                       |
------------------------------------------------------------------------------------------------------------------------------------
3 Tentative tax (see instructions).......................................................................| 3 |          NONE
                                                                                                         |--------------------------
4  Credits:                                                                                              |
 a Overpayment credited from prior year......| 4a |            |                                         |
                                             |----|------------|                                         |
 b Estimated tax payments for the tax year...| 4b |            |                                         |
                                             |----|------------|                                         |
 c Less refund for the tax year applied for  |    |            |                                         |
   on Form 4466..............................| 4c |(          )|  Bal | 4d |                             |
                                             -------------------      |----|-----------------------------|
 e Credit from regulated investment companies........................ | 4e |                             |
                                                                      |----|-----------------------------|
 f Credit for Federal tax on fuels................................... | 4f |                             |
                                                                      -----------------------------------|
5  Total. Add lines 4d through 4f........................................................................| 5 |          NONE
                                                                                                         |---|----------------------
6  Balance Due. Subtract line 5 from line 3. Deposit this amount electronically or with a Federal        |   |
   Tax Deposit (FTD) Coupon (see instructions)...........................................................| 6 |          NONE
------------------------------------------------------------------------------------------------------------------------------------
Signature - Under penalties of perjury, I declare that I have been authorized by the above-named corporation to make this application, and to the best of my knowledge and belief, the statements made are true, correct and complete.

--------------------------------------------------      ---------------------------------------------------      -------------------
         (Signature of officer or agent)                                       (Title)                                   (Date)
------------------------------------------------------------------------------------------------------------------------------------
For Paperwork Reduction Act Notice, see instructions.                                                          Form 7004 (Rev. 6-95)

                                                         STATE OF NEW JERSEY
                                                        DIVISION OF TAXATION

                                   TENTATIVE RETURN AND APPLICATION FOR EXTENSION OF TIME TO FILE

                                  The New Jersey Corporation Business Tax Return (Form CBT-100) or
                                  The New Jersey S Corporation Business Tax Return (Form CBT-100S)
                                         For Taxable Years Ending on and After July 31, 1993

                            (See instructions on reverse side. Type or print the requested information.)
====================================================================================================================================
                                  For accounting period beginning 01/01 1996, and ending 12/31 1996
------------------------------------------------------------------------------------------------------------------------------------
Corporation Name                                                                  | Federal Employer Identification Number
                                                                                  |
DLB SYSTEMS INC.                                                                  |               22-3394032
----------------------------------------------------------------------------------|-------------------------------------------------
Mailing Address                                                                   | NJ Corporation Number
                                                                                  |
110 ALLEN ROAD, BERNARDS/78                                                       |
----------------------------------------------------------------------------------|-------------------------------------------------
City               State                Zip Code                                  | State and Date of Incorporation
                                                                                  |
LIBERTY CORNER, NJ                             07938                              | 07/31/95    DELAWARE
------------------------------------------------------------------------------------------------------------------------------------
                  APPLICATION IS HEREBY MADE FOR AN AUTOMATIC EXTENSION OF SIX (6) MONTHS FOR FILING THE COMPLETED
                 RETURN OF THE ABOVE CORPORATION UNDER THE CORPORATION BUSINESS TAX ACT (N.J.S.A. 54:10A-1 et seq.)
------------------------------------------------------------------------------------------------------------------------------------
       Remittance to cover the full amount of the net balance due, as per computation below, must accompany this application.
                                   No extension will be granted in the absence of such remittance.

                                                    COMPUTATION OF TENTATIVE TAX


1. Total Tentative Tax for Current Period                                                     --------------------------------------
   IMPORTANT: See Instruction 5 regarding minimum tax requirements........................    | 1 |                          200.  |
                                                                                              ----|--------------------------------|
2. Installment Payment (See instruction 6)................................................    | 2 |                          100.  |
                                                                                              ----|--------------------------------|
3. Combined Total (Line 1 plus Line 2)....................................................    | 3 |                          300.  |
                                                                                              |------------------------------------|
4. Credits:                                                         --------------------------|                                    |
   (a) Installments Paid                                            |      |                  |                                    |
       (Including payment on prior year's return, if any)........   | 4(a) |                  |                                    |
                                                                    |------|------------------|                                    |
   (b) Overpayment Claimed as a Credit                              |      |                  |                                    |
       (From prior period).......................................   | 4(b) |                  |                                    |
                                                                    ---------------------------------------------------------------|
   Total Credits (Add Lines (a) and (b)...................................................    | 4 |                                |
                                                                                              ----|--------------------------------|
5. Net Balance Remitted Herewith (Line 3 minus Line 4)....................................    | 5 |                          300.  |
                                                                                              --------------------------------------
WARNING: Penalties may be assessed for underestimation of tax. See Instruction 7 on reverse side.
------------------------------------------------------------------------------------------------------------------------------------
                   Remittance should be made payable to "State of New Jersey" and forwarded with this return to:
                               Division of Taxation - Corporation Tax, CN 666, Trenton, NJ 08646-0666
------------------------------------------------------------------------------------------------------------------------------------
                                                     SIGNATURE AND VERIFICATION

I declare under the penalties of perjury that I have been authorized by the above-named corporation to make this application and that to the best of my knowledge and belief the statements made herein are true and correct.


------------------------------------------------------------------------------------------------------------------------------------
   (Date)         (Signature of Duly Authorized Officer of Taxpayer)                               (Title)

                                                                                                         ###-##-####
------------------------------------------------------------------------------------------------------------------------------------
   (Date)                         (Tax Preparer's Signature)                   (Address)            (Preparer's I.D. Number)

  KPMG PEAT MARWICK LLP                   150 JOHN F. KENNEDY PARKWAY    SHORT HILLS NJ 07078            13-5565207
------------------------------------------------------------------------------------------------------------------------------------
   (Name of Tax Preparer's Employer)                        (Address)                               (Employer's I.D. Number)

                                  EXHIBIT 3.11

                          TRANSACTIONS WITH AFFILIATES

DLB Systems (NJ), a shareholder of The Company, is a subsidiary of DLB Systems, Ltd., a United Kingdom corporation - referred to hereafter as DLB (UK).

The Company has a consulting agreement with DLB systems, NJ, where The company pays a consulting fee for the five employees in DLB Systems, NJ. DLB Systems, NJ provides consulting services in connection with the design, development, use and operation of computer software for use in the pharmaceutical industry. This fee covers payroll, benefits and operating expenses that are billed to DLB Systems, NJ. The Company also pays a consulting fee to DLB UK, whereby approximately $130,000 per month is transferred to the UK to cover DLB UK's expenses. DLB UK provides sales and support services for the Company in the European market for the Company's computer software products that are used in the pharmaceutical industry.

DLB Systems, Inc., Delaware, also has an Administrative Services Agreement with Safeguard Scientifics, Inc. dated 8/30/95. DLB Systems, Inc., Delaware, pays to Safeguard Scientifics, Inc., 1/2% of DLB's gross revenues each year.

See Exhibit 3.06 regarding loans from Safeguard Scientifics (Delaware), Inc.

DLB Systems, Inc., Delaware, has employment contracts with Stephen Jolley and Jennifer Jolley, that expire on August 1, 1997, see Exhibit 3.05. There is also an outstanding loan from Stephen and Jennifer Jolley to The Company in the amount of $96,460.

DLB Systems, Inc., Delaware, has a severance agreement with Joe Esposito, see
Exhibit 3.05.

                                  EXHIBIT 3.12

           ASSUMPTIONS or GUARANTEES of INDEBTEDNESS of OTHER PERSONS


         None

                                  EXHIBIT 3.13

                          INVESTMENTS in OTHER PERSONS

The Company has an outstanding loan receivable with Stephen and Jennifer Jolley, in the amount of $96,460.

The Company has a wholly owned UK subsidiary, Knightview Computing Limited, which UK counsel has advised is a dormant company. This company was formed with the intention of transferring the employees of DLB (UK) into it, which has not been done. However, the lease for the UK offices of DLB (UK), described in
Exhibit 3.06, designates Knightview Computing Limited as "the Prospective Tenant" and DLB (UK) as "the Surety".

                                  EXHIBIT 3.17

                     CAPITALIZATION: STATUS OF CAPITAL STOCK

       See attached Capitalization Table and Employee Stock Option Table.


Safeguard Scientifics, Inc.
Capitalization Table - DLB Systems, Inc.
As of 6/16/97


                                         --------------------------------------
                                        |           |            |  Unrelated |
                                        |  Total    |  Safeguard | 3rd Parties|
                                        |---------- |------------|------------|
COMMON STOCK OUTSTANDING                |  200,000  |            |   200,000  |
                                        |           |            |            |
OPTIONS/WARRANTS TO ACQUIRE             |           |            |            |
  COMMON STOCK                          |           |            |            |
                                        |           |            |            |
Non-qualified options                   |           |            |            |
     Number Outstanding                 |           |            |            |
     Average strike price               |           |            |            |
                                        |           |            |            |
Incentive stock options                 |           |            |            |
     Number Outstanding                 |  209,000  |            |   209,000  |
     Average strike price               | $   3.93  |            |  $   3.93  |
                                        |           |            |            |
Warrants                                |           |            |            |
     Number Outstanding                 |  650,000  |    650,000 |            |
     Average strike price               | $ 0.1667  | $   0.1667 |            |
     Number Outstanding                 |   80,000  |     80,000 |            |
     Average strike price               | $ 0.2580  | $   0.2580 |            |
     Number Outstanding                 |  210,000  |    210,000 |            |
     Average strike price               | $ 0.2580  | $   0.2580 |            |
                                        |           |            |            |
PREFERRED STOCK OUTSTANDING             |           |            |            |
                                        |           |            |            |
SERIES A                                |  Shares   |    Amount  |            |
                                        |-----------|------------|------------|
      Outstanding shares                |  860,000* |            |            |
      Stated value                      |           |            |            |
------------------                      |           |            |            |
         Par value              $  0.01 |  860,000  | $    8,600 |            |
                                        |-----------|------------|------------|
         Price per share        $1.9608 |  510,000  |  1,000,008 |            |
         Price per share        $7.1429 |  140,000  |  1,000,006 |            |
         Price per share        $4.7619 |  210,000  |    999,999 |            |
                                        |-----------|------------|------------|
                                  TOTAL |  860,000  | $3,000,013 |            |
                                         --------------------------------------

Liquidation value              N/A
Dividend rate                  10%
Common conversion rate         N/A
Preconversion voting rights    N/A

*73,198 shares of Series A Preferred Stock are held by Safeguard Scientifics Inc. for the benefit of certain executives pursuant to its Long Term Incentive Plan.

                              EXHIBIT 3.17 Cont'd


DLB Systems Inc.
Stock Options Awards
As of 6/16/97


                                  Granted      Granted    Granted     Granted     Granted                   Total
A. Employee Pool, 10% of total    Oct. '95    Apr. '96    Oct. '96    Apr. '97    June '97    Forfeited    Granted
                                  ---------------------------------------------------------------------------------
     P. Greenwood                  17,000                                                                   17,000
     A. Smith                      15,000                                                                   15,000
     R. George                      3,000       7,000                                                       10,000
     G. Anderson                                1,000                                                        1,000
     L. Hoey                                    1,000                                                        1,000
     T. Smallshaw                               1,000                              4,000                     5,000
     A. Stillo                                  1,000                                                        1,000
     A. Cooke                                   1,000                                                        1,000
     J. Jacoberger                              1,000                                          (1,000)          --
     R. Dolphin                                            3,000                                             3,000
     J. Fazio                                                         10,000                                10,000
     N. Vivian                     10,000       5,000                                                       15,000
                                  ----------------------------------------------------------------------------------
     TOTAL                         45,000      18,000      3,000      10,000                   (1,000)      79,000
                                  ----------------------------------------------------------------------------------

B. CEO Pool - J. Ryan              50,000                                                     (50,000)          --
              J. Esposito                                                        100,000                   100,000
                                  -----------------------------------------------------------------------------------
     TOTAL                         50,000          --         --          --     100,000      (50,000)     100,000
                                  -----------------------------------------------------------------------------------
C. Steve & Jennifer Jolley
   Pool 5% of total
     S. Jolley                     10,000      15,000                                         (20,000)       5,000
     J. Jolley                     10,000      15,000                                                       25,000
                                  -----------------------------------------------------------------------------------
     TOTAL                         20,000      30,000         --          --          --      (20,000)      30,000
                                  -----------------------------------------------------------------------------------
                                  -----------------------------------------------------------------------------------
     GRAND TOTAL                  115,000      48,000      3,000      10,000                  (71,000)     209,000
                                  ===================================================================================

     Total Option Pool                                                                                     250,000
     Option Price                                                                                          $  3.00
                                  -----------------------------------------------------------------------------------

Note:
Steve Jolley will forfeit 20,000 shares upon his departure on August 1, 1997

                              EXHIBIT 3.17 Cont'd

                                  COMMON STOCK


                  RECORD OF CERTIFICATES ISSUED AND TRANSFERRED


CERTIFICATES                                                         SHARES TRANSFERRED FROM
  ISSUED                                                         (IF ORIGINAL ISSUE ENTER AS SUCH)
------------                                                 -----------------------------------------
CERTIF    NO              ISSUED TO            DATE                                           CERTIF
 NOS    SHARES        (NAME AND ADDRESS)      ISSUED             NAME                           NOS
---------------------------------------------------------------------------------------------------------
1     200,000   DLB Systems, Inc.
                (a New Jersey Corporation)    8/30/95         Original Issue
---------------------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------
CERTIFICATES                                               CERTIFICATES
  ISSUED                  RECEIVED CEERTIFICATE            TRANSFERRED         ENTER
------------  AMOUNT  -----------------------------------------------------   ORIGINAL
CERTIF         PAID                                                   NO       ISSUES
 NOS         THEREON      DATE          SIGNATURE        DATE       SHARES      ONLY
--------------------------------------------------------------------------------------
1

---------------------------------------------------------------------------------------


                               EXHIBIT 3.17 Cont'd

                            SERIES A PREFERRED STOCK


                  RECORD OF CERTIFICATES ISSUED AND TRANSFERRED


CERTIFICATES                                                         SHARES TRANSFERRED FROM
  ISSUED                                                         (IF ORIGINAL ISSUE ENTER AS SUCH)
------------                                                 -----------------------------------------
CERTIF    NO              ISSUED TO            DATE                                             CERTIF
NOS     SHARES        (NAME AND ADDRESS)      ISSUED          NAME                               NOS
----------------------------------------------------------------------------------------------------------

1     510,000   Safeguard Scientifics
                (Delaware), Inc.              8/30/96         Original Issue
                CANCELLED
----------------------------------------------------------------------------------------------------------
2     140,000   Safeguard Scientifics
                (Delaware), Inc.              1/30/96         Original Issue
----------------------------------------------------------------------------------------------------------
P3*    13,943   Donald R. Coldwell           12/12/95         Safeguard Scientifics
                                                              (Delaware), Inc.                      P1
----------------------------------------------------------------------------------------------------------
P4*    13,943   Charles A. Root              12/12/95         Safeguard Scientifics
                                                              (Delaware), Inc.                      P1
----------------------------------------------------------------------------------------------------------
P5*     5,070   Delbert W. Johnson           12/12/95         Safeguard Scientifics
                                                              (Delaware), Inc.                      P1
----------------------------------------------------------------------------------------------------------
P6*    10,140   James A. Ounsworth           12/12/95         Safeguard Scientifics
                                                              (Delaware), Inc.                      P1
----------------------------------------------------------------------------------------------------------
P7*    10,140   Gerald M. Wilk               12/12/95         Safeguard Scientifics
                                                              (Delaware), Inc.                      P1
----------------------------------------------------------------------------------------------------------
P8*     6,654   Walter W. Buckley            12/12/95         Safeguard Scientifics
                                                              (Delaware), Inc.                      P1
----------------------------------------------------------------------------------------------------------
P9*     6,654   Glenn T. Rieger              12/12/95         Safeguard Scientifics
                                                              (Delaware), Inc.                      P1
----------------------------------------------------------------------------------------------------------
P10*    6,654   Michael W. Miles             12/12/95         Safeguard Scientifics
                                                              (Delaware), Inc.                      P1
----------------------------------------------------------------------------------------------------------
P11   436,802   Safeguard Scientifics        12/12/95         Safeguard Scientifics
                (Delaware), Inc.                              (Delaware), Inc.                      P1
----------------------------------------------------------------------------------------------------------
P12   210,000   Safeguard Scientifics         8/19/96         Original Issue
                (Delaware), Inc.
----------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------
CERTIFICATES                                               CERTIFICATES
  ISSUED                  RECEIVED CEERTIFICATE            TRANSFERRED         ENTER
------------  AMOUNT  -----------------------------------------------------   ORIGINAL
CERTIF         PAID                                                   NO       ISSUES
 NOS         THEREON      DATE          SIGNATURE        DATE       SHARES      ONLY
--------------------------------------------------------------------------------------
1
                                                         12/12/95   510,000
--------------------------------------------------------------------------------------
2

--------------------------------------------------------------------------------------
P3*

--------------------------------------------------------------------------------------
P4*

--------------------------------------------------------------------------------------
P5*

--------------------------------------------------------------------------------------
P6*

--------------------------------------------------------------------------------------
P7*

--------------------------------------------------------------------------------------
P8*

--------------------------------------------------------------------------------------
P9*

--------------------------------------------------------------------------------------
P10*

--------------------------------------------------------------------------------------
P11

--------------------------------------------------------------------------------------
P12

--------------------------------------------------------------------------------------

*Voting rights retained by Safeguard Scientifics (Delaware), Inc.
(See irrevocable proxy agreements dated 12/12/95)

                              Exhibit 3.17 Cont'd

                                DLB SYSTEMS, INC.
                          1995 EQUITY COMPENSATION PLAN
                             INCENTIVE STOCK OPTION
                                  GRANT LETTER
                                  ------------

       DLB Systems, Inc. (the "Company") has adopted the DLB Systems, Inc. 1995 Equity Compensation Plan (the "Plan"). This Incentive Stock Option is granted
to (the "Grantee") on                (the "Date of Grant") in accordance with
the terms of the Plan. Capitalized terms used and not otherwise defined in this Grant Letter are used herein as defined in the Plan.

1. Option Grant and Acceptance

   (a) The Company hereby grants to the Grantee effective as of the Date of Grant, the right and option (the "Option") to purchase, ____________ shares of Common Stock (the "Shares"). The Option is intended to constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

   (b) The Grantee shall signify his acceptance of the Option by executing this Grant Letter.

2. Option Price

   The price of each Share covered by the Option shall be _________________ (the "Option Price"), which is 100% of the fair market value of a Share on the Date of Grant (as determined in accordance with the terms of the Plan).

3. Option Expiration

   The Option, to the extent that it has not theretofore been exercised, shall automatically expire on the earliest to occur of the following events:

   (a) the close of business on

   (b) if the Grantee's employment with the Company terminates voluntarily or involuntarily for any reason other than death or Disability (as defined in Section 1 of the Plan), the Option may thereafter be exercised by the Grantee, to the extent it was exercisable at the time of such termination, for a period of three months from the date of such termination of employment or until the occurrence of the date specified in Section 3(a), whichever period is shorter; provided, however, that if the Grantee dies within such three-month period, the unexercised portion of the Option shall thereafter be exercisable to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the occurrence of the date specified in
Section 3(a), whichever period is shorter.

   (c) if the Grantee's employment with the Company terminates by reason of death, the Option may be thereafter exercised, to the extent then exercisable, by the legal representative of the estate or by the legatee of the Grantee under the will of the Grantee, for a period of one year from the date of such death or until the occurrence of the date specified in Section 3(a), whichever period is shorter.

   (d) if the Grantee's employment with the Company terminates by reason of "Disability" (as defined in Section 1 of the Plan), the Option may thereafter be exercised by the Grantee, to the extent it was exercisable at the time of such termination, for a period of one year from the date of such termination of employment or until the occurrence of the date specified in Section 3(a), whichever period is shorter; provided, however, that if the Grantee dies within such one-year period, any unexercised portion of the Option held by the Grantee shall thereafter be exercisable to the extent it was exercisable at the time of death for a period of twelve months from the date of such death or until the occurrence of the date specified in Section 3(a), whichever period is shorter.

4. Vesting

   (a) Subject to the terms, conditions and limitations expressed herein and, except as provided below, the Option shall become exercisable in accordance with the following vesting schedule:


             Period                          Percentage Vested
             ------                          -----------------

        On or before                                  0%

                     to                              20%

                     to                              40%

                     to                              60%

                     to                              80%

        On or after                                 100%


   (b) The right to purchase Shares under the Option as provided in Section 4(a) above may be exercised in a cumulative fashion, such that any right to purchase Shares which becomes exercisable on a given date shall remain exercisable until the date stated in any applicable provision of Section 3 (with respect to the expiration of the Option).


5. Time and Method of Exercise


   Subject to the terms of Section 4 above, the Option may be exercised at any time, or from time to time, prior to expiration (as defined in Section 3 above), by written notice to the Chief Financial Officer of the Company. Such written notice shall be effective upon receipt by the Chief Financial Officer of the Company and shall be accompanied by:


   (a) a check, or the equivalent thereof acceptable to the Company in its discretion, for the full Option Price of the number of Shares being purchased;


   (b) if and only if permitted by the Committee administering the Plan, one or more certificates representing a number of Shares which are, in the aggregate, equal in fair market value to the full Option Price for the Shares being purchased, such certificates being duly endorsed (or accompanied by stock powers signed in blank) so as to transfer to the Company all right, title and interest in and to the Shares represented by such certificates;


   (c) if and only if permitted by the Committee administering the Plan, a combination of the forms of payment specified in Section 5(a) and 5(b) above which, in the aggregate, is equal to the full Option Price of the number of Shares being purchased; or


   (d) where there is a public market for the Shares, in the discretion of the Company, by delivering a properly executed notice of exercise of the Option to the

Company and a broker, with irrevocable instructions to the broker to deliver to the Company on the settlement date the amount of sale proceeds necessary to pay the exercise price of the Option.

The fair market value of each Share of Company Stock delivered by the Grantee pursuant to Section 5(b) or 5(c) above shall be determined in accordance with the provisions of the Plan.

6. Replacement Option

   Upon an exercise of the Option, in whole or in part, at any time, the Grantee shall be entitled to receive a replacement Option covering such number of shares of Common Stock, at such exercise price per share and upon such terms and conditions as the Committee may, in its sole discretion, establish in any policy or program adopted from time to time by the Committee. The Committee may, in its sole discretion, amend, modify or terminate at any time any such policy or program. Unless otherwise provided by the Committee, if any such policy or program is amended or modified, such policy or program shall be deemed to become part of this Grant Letter as so amended or modified without further action by the Company or the Grantee. The Committee may specify in any such policy or program that the grant of any such replacement Option may be automatic upon an exercise of the Option complying with the terms and conditions of the policy or program.

7. Restrictions on Transfer.

   (a) The Company shall have the right of first refusal to repurchase any shares offered for sale by the Grantee, his executor, administrator, or beneficiaries, which shares were issued to the Grantee pursuant to one or more Options granted to the Grantee under this Plan. Such offer shall be communicated to the Company by written notice, stipulating the terms and conditions of such offer therein, forwarded by registered or certified mail. The Company shall exercise its right to repurchase (or to designate a third party to repurchase) by giving written notice thereof by registered or certified mail to the Grantee, his executor, administrator or beneficiaries no later than 30 days after the date of the receipt of the offer. Within 30 days after receipt of such notice, the Grantee, his executor, administrator or beneficiaries shall deliver a certificate or certificates for the shares being sold, together with appropriate duly signed stock powers transferring such shares to the Company, and the Company shall deliver to the Grantee, his executor, administrator or beneficiaries the Company's check in the amount of the purchase price for the shares being sold.

   In the event that such offer shall not be accepted by written notice forwarded by registered or certified mail no later than 30 days after the date of the receipt of the offer, the Grantee, his executor, administrator or beneficiaries, may dispose of the shares offered to any person, firm or corporation, without restriction, except that the subsequent transfer of such shares shall not be on terms more favorable to the transferee than the terms upon which the shares were originally offered to the Company. If, within 60 days after the expiration of the 30 day period of any offer made hereunder, the Grantee, his executor, administrator, or beneficiaries offering to sell any shares issued hereunder, shall fail to consummate a sale thereof to any other purchaser, then no sale of such shares may be made thereafter without again reoffering the same to the Company in accordance with the provisions of this subparagraph.

   (b) In the event of the Grantee's termination of employment for any reason, whether voluntary or involuntary, the Company shall have the right to repurchase all shares issued or to be issued to the Grantee under this Plan at the greater of fair market value (as may be determined by the Board of Directors of the Company, from time to time) or Grantee's cost.


   The Company's right to repurchase shall be exercisable at any time within one year after the date of Grantee's termination of employment or service on the Board of Directors of the Company by the delivery of written notice by the Company to such effect to the Grantee, his executor, administrator or beneficiaries. Within 30 days after receipt of such notice, the Grantee, his executor, administrator or beneficiaries shall deliver a certificate or certificates for the shares being sold, together with appropriate duly signed stock powers transferring such shares to the Company, and the Company shall deliver to the Grantee, his executor, administrator or beneficiaries the Company's check in the amount of the purchase price for the shares being sold.

   (c) The right of first refusal and buy-back rights shall terminate when the Company has consummated a public offering of its Common Stock pursuant to the Securities Act of 1933, as amended.

   (d) The right of first refusal and buy-back rights granted to the Company pursuant to subparagraphs 7(a) and 7(b) above are separate and independent obligations of the Grantee and shall survive any termination of employment or termination of service on the Board. Furthermore, such rights shall not be construed as an absolute obligation on the part of the Company to repurchase any shares tendered.

   (e) Each certificate for shares issued by the Company to the Grantee shall bear an appropriate legend that the transfer of such shares is restricted by the provisions of this Plan.

8. Nonassignability of Option Rights

   The Option shall not be assigned or transferred by the Grantee except in the event of the death of the Grantee, by will or by laws of descent or distribution, or pursuant to a qualified domestic relations order. Upon a transfer by will or by the laws of descent or distribution, the person to whom the Option is transferred shall have the right to exercise the Option in accordance with the Plan and this Grant Letter. Any attempt to assign, transfer, pledge or dispose of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.


9. Adjustments

   If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding Grants under the Plan, the Committee (as defined in Section 1 of the Plan) shall preserve the value of the Option by making appropriate adjustments to the number and class of shares, the Option Price or otherwise, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number.

10. Withholding

   The Grantee or other person receiving Shares upon an exercise of the Option, in whole or in part, shall be required to pay to the Company the amount of any taxes or other charges that the Company is required to withhold with respect to such exercise. The Company shall have the right to take whatever action it deems necessary to protect the interests of the Company in respect of such liabilities, including, without limitation, withholding a portion of the Shares otherwise deliverable upon exercise of the Option. The Company's obligation to issue or transfer Shares upon exercise of the Option shall be conditioned upon the Grantee's compliance with the requirements of this section to the satisfaction of the Committee.

11. Notice to Company of Disqualifying Disposition

   By accepting an incentive stock option under the Plan, each optionee agrees to notify the Company in writing immediately after he or she makes a disqualifying disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of incentive stock options granted under the Plan. A disqualifying disposition is generally any disposition occurring within two years of the date the incentive stock option was granted or within one year of the date the incentive stock option was exercised, whichever period ends later.

12. No Contract for Employment

   (a) Nothing contained in this Grant Letter shall be deemed to require the Company to continue the Grantee's employment by the Company. Except as may be provided in a written employment contract executed by a duly authorized officer of the Company and approved by the board of directors of the Company, the Grantee shall at all times be an employee-at-will of the Company and the Company may discharge the Grantee at any time for any reason, with or without cause, and with or without severance compensation.

   (b) From time to time, the Company may distribute employee manuals or handbooks, and officers or other representatives of the Company may make written or oral statements relating to the Company's policies and procedures. Such manuals, handbooks and statements are intended only for the general guidance of employees. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any formal employee manual or handbook) shall be construed to modify this Grant Letter or to create express or implied obligations to the Grantee of any nature.

13. Administration

   The Option has been granted pursuant to the terms, conditions and other provisions of the Plan, as in effect on the Date of Grant, and as the Plan may be amended from time to time in accordance with Section 8 of the Plan. All questions of interpretation and application of the Plan and of any grant under the Plan (including this Grant) shall be determined by the Committee in its discretion, and such determination shall be final and binding upon all persons. The validity, construction and effect of this Option shall be determined in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

14. No Stockholder Rights

   Neither the Grantee, nor any person entitled to exercise the Grantee's rights in the event of the Grantee's death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, except to the extent that certificates for such Shares shall have been issued upon the exercise of the Option as provided herein.

15. Cancellation or Amendment

   This Option may be canceled or amended by the Committee, in whole or in part, at any time that the Committee determines, in its sole discretion, that the cancellation or amendment is necessary or advisable in light of any change after the Date of Grant in (a) the Code or the regulations issued thereunder or (b) any federal or state securities law or other law or regulation, which change by its terms is effective retroactively to a date on or before the Date of Grant; provided, however, that no such cancellation or amendment shall, without the Grantee's consent, apply to or affect installments that matured on or before the date on which the Committee makes such determination.

16. Notice

   Any notice to the Company provided for in this Grant Letter shall be addressed to it in care of the Chief Financial Officer of the Company, at 110 Allen Road, Liberty Corner, NJ 07938 and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice provided for hereunder shall be delivered by hand, sent by telecopy or telex or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage and registry being prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

17. Grantee's Securities Law Representations

   If the Committee shall deem it appropriate by reason of any securities law, it may require that the Grantee upon exercise in whole or in part of the Option, represent to the Company and agree in writing that the purchase of the Shares is for investment only and not with a view to distribution. The Committee may require that the Share certificates be inscribed with a legend restricting transfer in accordance with applicable securities law requirements.



                                       DLB SYSTEMS, INC.



 Attest:_________________________      By:_____________________________


                                       Accepted By:


                                       ________________________________

                                  EXHIBIT 3.21

                               MATERIAL AGREEMENTS

The following is a list of material agreements that the Company is a party to:

All agreements and contracts listed in Exhibit 3.05

All loans and leases listed in Exhibit 3.06

All agreements related to Intellectual Property Rights and Assets listed in
Exhibit 3.07

All agreements with Affiliates listed in Exhibit 3.11

The Jolley loan receivable listed in Exhibit 3.13

DLB Systems, Inc.'s 1995 Equity Compensation plan.

Memoranda dated June 27, 1996 and October 17, 1996 between The Company and Nippon Steel Corporation regarding software development Agreement

Consulting Agreement between DLB (UK) and GC Consulting Sources Ltd. dated June 27, 1994.

Letter Agreement between The Company and Alan Rawling dated August, 30, 1996.

Partnership Agreement dated December 26, 1995 between The Company and Integrated Systems Consulting Group, Inc.

Office leases listed on Exhibit 3.06: Baker & Taylor (new office lease), Bernards/78 Associates (current landlord, US), IXI Limited (UK office lease)

See Exhibit 3.06 regarding temporary non-compliance with financial covenant in PNC Bank loan Letter Agreement.

License Agreement and Support Agreement between The Company and Merck KGAA, dated December 12, 1996.

                                  EXHIBIT 3.22

                         ABSENCE OF CERTAIN DEVELOPMENTS


3.22(a) See Stock Option Table in Exhibit 3.17; Warrant for 80,000 Shares of Common Stock to Safeguard Scientifics (Delaware), Inc. (listed on The Capitalization Table) was issued April 4, 1997

3.22(b) See Exhibit 3.06 regarding loan agreements with PNC Bank dated May 14, 1997

3.22(c) None

3.22(d) None

3.22 (e) See Exhibit 3.06 and Exhibit 3.07 regarding loan agreements with PNC Bank dated May 14, 1997 including Security Agreement and UCC-1

3.22(f) In connection with the loan transactions with PNC Bank dated May 14, 1997, The Company's prior loans with Peapack-Gladstone Bank were paid off in full on that date.

3.22(g) None

3.22(h) Amgen terminated its License Agreement dated December 24, 1996 with the Company in April 1997. McNeil Consumer Products Company license agreement is likely not to happen; offset by likely gains in license agreements with Pharmaceutical Research Associates International Inc., N.V. ("PRA"), Organon, Hybridon Inc. ("Hybridon"), Berlex Laboratories Inc. ("Berlex"), and SCIMED Life Systems Inc ("SCIMED"). See also attached conservative 1997 financial forecasts of the Company, which were presented to at the Company's Board of Directors meeting on June 12, 1997, and which do not reflect anticipated revenues from Hybridon, Berlex and SCIMED nor larger dollar projections for transactions with PRA and Organon which are now expected.

3.22(i) None

3.22(j) See Exhibit 3.07 Asset listings

                               EXHIBIT 3.22 Cont'd

3.22(k) See Joe Esposito Severance Agreement, dated May 12, 1997 - Exhibit 3.05
     See Stephen and Jennifer Jolley's Employment Agreements, dated August 30, 1995; which expire 8/l/97 - Exhibit 3.05
     See PNC Bank Loan Agreement, dated May 14, 1997 - Exhibit 3.06
     See Safeguard Scientifics (Delaware), Inc. Demand Notes dated March 31, 1997 and April 4, 1997, as well as the June 26, 1997 loan - Exhibit 3.06 See Baker & Taylor Office Sublease Agreement, dated June 17, 1997 -
     Exhibit 3.06

3.22(l) None

3.22(m) None

3.22(n) None

3.22(o) See 3.22(h) above

                                  EXHIBIT 3.26

                       MATERIAL AGREEMENTS WITH SAFEGUARD


In addition to the material written agreements between the Company and Safeguard or its affiliates, copies of which have been supplied to Purchaser, the following material agreements, arrangements and understandings exist with Safeguard or its affiliates in connection with the Company:

    Under a Limited Guaranty and Suretyship Agreement dated May 14, 1997 with
      PNC Bank (a copy of which has been provided to Purchaser), Safeguard currently guarantees $800,000 of the loans from PNC to the Company. When the Company's line of credit with PNC Bank is increased to $2 million (expected to occur soon after the closing of this transaction), the amount of Safeguard's guarantee will be increased to $1.5 million, pursuant to a replacement guaranty agreement.

    Under an Amended and Restated Unconditional Guaranty dated November 25, 1996 with First Union National Bank, Safeguard currently guarantees $1 million of the loans from First Union to the Company. When the Company's loan from First Union is paid off in full at the time its line of credit with PNC Bank is increased to $2 million (see above), this guaranty will terminate.

    Under a Sublease Guaranty dated June 17, 1997 from Safeguard to Baker &
      Taylor, Inc., lessor under the Sublease of same date entered into by the Company and Baker & Taylor for the Company's new corporate headquarters, Safeguard guarantees the Company's payment of rent and additional rent on a rolling 12 month basis.

    Subject to the approval of Safeguard's Investment Committee (to which this matter has not yet been submitted) and the closing of this transaction, Safeguard has verbally committed to loan up to $500,000 to the Company in fiscal 1997.

    With respect to the $1 Million Amended and Restated Demand Note from the
      Company to Safeguard Scientifics (Delaware), Inc., dated July 25, 1996, which currently contains repayment terms of the earlier of upon demand or one year from its date, it is agreed between the parties that this note will be amended prior to July 25, 1997 so that its repayment terms will be the earlier of (i) upon the consummation of a sale of substantially all of the assets or stock of the Company or (ii) July 25, 1998. This amendment will be documented prior to July 25, 1997.